      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             EV INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            3679                           52-2011193
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)                   NO.)

                                602 CECIL STREET
                            BUCHANAN, MICHIGAN 49107
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                                PAUL A. MCGUIRE
                             EV INTERNATIONAL, INC.
                                602 CECIL STREET
                            BUCHANAN, MICHIGAN 49107
                                 (616) 695-2207
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                    Copy to:
                              STEVEN OSTNER, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                        PROPOSED
                                                    MAXIMUM OFFERING         PROPOSED            AMOUNT OF
     TITLE OF EACH CLASS           AMOUNT TO BE        PRICE PER         MAXIMUM AGGREGATE     REGISTRATION
OF SECURITIES TO BE REGISTERED      REGISTERED          SHARE(1)         OFFERING PRICE(1)          FEE
------------------------------------------------------------------------------------------------------------
11% Senior Subordinated Notes
  due 2007, Series A..........     $100,000,000           100%             $100,000,000         $30,304.00
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 16, 1997
PROSPECTUS
                             EV INTERNATIONAL, INC.
           OFFER TO EXCHANGE 11% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A FOR ANY AND ALL EXISTING NOTES (AS DEFINED BELOW)
                            ------------------------

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          ,
1997, UNLESS EXTENDED.

EV International, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") to exchange up to $100,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2007, Series A (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its issued and outstanding 11% Senior Subordinated Notes due 2007 (the "Existing Notes"). The New Notes and the Existing Notes, as the case may be, are referred to herein as the "Notes". The Existing Notes were originally issued and sold in a transaction that was exempt from registration under the Securities Act (the "Offering") and resold to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"). The terms of the New Notes are identical in all material respects to the terms of the Existing Notes for which they may be exchanged pursuant to the Exchange Offer except that the New Notes will have been registered under the Securities Act, and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act.

Interest on each New Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid, from the original date of issuance of the Existing Notes.

Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 1997. The Notes will mature on March 15, 2007. Except as described below, the Company may not redeem the Notes prior to March 15, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to March 15, 2000, the Company may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) at a redemption price equal to 111% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option at any time prior to March 15, 2002, to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not redeem the Notes, or if such Change of Control occurs on or after March 15, 2002, each holder will have the right to require the Company to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes."

The Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by any future Domestic Subsidiary that is a Significant Subsidiary (as defined) of the Company. The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of Notes." As of February 28, 1997, on a pro forma basis after giving effect to the Transactions (as defined), to the issuance of the Notes (the "Offering") and the application of the proceeds therefrom, the Company would have had outstanding $18.0 million (exclusive of unused commitments) in aggregate amount of Senior Indebtedness (all of which is secured) and no Senior Subordinated Indebtedness other than the Notes. See "Description of Notes -- Ranking."

The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered. The Exchange Offer will expire at 5:00 p.m., New York City time,
on          , 1997, unless extended by the Company (such date as it may be so extended, the "Expiration Date"). The date of acceptance for exchange of the Existing Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Existing Notes. Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable. New Notes to be issued in exchange for properly tendered Existing Notes will be delivered through the facilities of The Depository Trust Company by the Exchange Agent (as defined) promptly after the acceptance thereof.

SEE "RISK FACTORS" BEGINNING ON PAGE    FOR A DISCUSSION OF CERTAIN FACTORS THAT
SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is           , 1997.

                                   [ADD ART.]

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Existing Notes directly from the Company or (iii) a broker-dealer who acquired Existing Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (a) such New Notes are acquired in the ordinary course of such holder's business, (b) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of the New Notes and (c) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and therefore there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Existing Notes that desires to participate in the Exchange Offer will be required to make certain representations described in "The Exchange Offer -- Terms of the Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer" and "Plan of Distribution."

     The New Notes will be represented by one or more Global Securities registered in the name of a nominee of The Depository Trust Company, as Depositary. Beneficial interest in the Global Securities will be shown on, and transfers will be effected only through, records maintained by the Depositary and its participants. See "Description of New Notes -- Book-Entry, Delivery and Form."

     There has not previously been any public market for the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. Moreover, to the extent that Existing Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Existing Notes could be adversely affected. See "Risk Factors -- Lack of Established Market for the Existing Notes."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No dealer manager is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE, NOR WILL THE COMPANY ACCEPT SURRENDER FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.
                            ------------------------

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term includes any amendments thereto, the "Registration Statement") on Form S-4 under the Securities Act, with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein and filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the New Notes, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

     The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Indenture, the Company has agreed to file with the Commission and provide to the holders of the Notes annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and such material is contained on the worldwide web site maintained by the Commission at http://www.sec.gov.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, risk factors and financial statements, including the related notes, appearing elsewhere in this Prospectus. Unless otherwise indicated herein or the context otherwise requires, references to the "Company" or "EVI" shall mean EV International, Inc., a Delaware corporation and its subsidiaries, including its predecessor companies. Unless otherwise indicated, all references to fiscal years in this Prospectus are to the fiscal years ending on the final day of February of each year. Altec Lansing(R), Dynacord(R), Electro-Voice(R), Gauss(R), Klark-Teknik(R), Manifold Technology(R), University Sound(R) and Vega(R) are registered trademarks of the Company and DDA(TM), Midas(TM), Electro Sound(TM) and Merlin(TM) are trademarks of the Company.

                                  THE COMPANY

COMPANY OVERVIEW

     EVI, founded in 1928, is one of the largest manufacturers and marketers of high-quality, high-performance sound system products for the professional audio market. The Company manufactures and markets a comprehensive range of products worldwide for professional audio systems, including microphones, mixing consoles, signal processors, amplifiers and loudspeaker systems. The Company's brands, which include Electro-Voice, Altec Lansing, Midas and Vega, are widely recognized and respected in the professional audio market. Since its founding, the Company has developed a number of technological innovations which are now commonly used throughout the industry and has received numerous industry awards, including a 1996 Emmy for advances in wireless microphone technology. The Company's net sales and EBITDA for the twelve months ended February 28, 1997 were $192.0 million and $22.3 million (before post-acquisition management fees), respectively.

     The Company's products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified. EVI products have been installed in a wide variety of large public venues, including the Metropolitan Opera House at Lincoln Center, the Hong Kong Convention Center, Camden Yards, Fenway Park and Disney theme parks, and are used by professional musicians, including major concert and touring artists such as Alanis Morissette, KISS, Elton John, Sting, Metallica and Hootie and the Blowfish. In addition, the Company's microphones are widely used in the television and radio broadcast industry, including by the major U.S. television networks and many radio performers.

     Products sold to the professional audio market are designed for all types of commercial venues and all levels of professional musicians. These products are distinguished from consumer audio products, which are generally not suited for professional use, by the unique performance requirements and generally higher price points of professional audio products. In addition, professional audio products are typically sold through distribution channels targeted at professional musicians and contractors who design sound systems for commercial use. The professional audio market is highly fragmented, with only a few major manufacturers and a larger number of smaller manufacturers, many of which have limited product lines. The worldwide market for professional audio products includes countries in the Americas, Europe and Asia, as well as many emerging markets.

     The Company targets three principal lines of business within the overall professional audio market: (i) Fixed Installation, or permanently installed sound systems in public venues; (ii) Professional Music Retail, or sound products used by professional musicians and sold principally through retail channels; and (iii) Concert/Recording/Broadcast, or sound products used in professional concerts, recording projects and radio and television broadcast. EVI targets the upper tier of these business lines in terms of performance, quality and price.

COMPETITIVE STRENGTHS

     Management believes that the following competitive strengths have contributed significantly to the Company's historical growth and serve as a foundation for the Company's continued growth:

     Leading Brand Names. The Company's brand names include Electro-Voice, Dynacord, Altec Lansing, Klark-Teknik, Midas, University Sound, Vega, DDA, Gauss and Electro Sound. Management believes that these brand names, which have earned numerous technological and industry awards, are among the most recognized and respected names in the high-end professional audio market. EVI products are used by a wide variety of professional musicians, ranging from local and regional bands to major touring artists and performers such as Gloria Estefan, Rod Stewart and Aerosmith. In addition, the Company's products are critical to the amplification of voice and sound in such major venues as Atlanta's Hartsfield International Airport, Macy's Thanksgiving Day Parade, Chicago's Soldier Field and numerous cinemas and houses of worship across the United States.

     Technological Innovation. EVI has pioneered the development of a number of new professional audio technologies now widely used in the industry and continues its commitment to technological innovation through new product research and development. In order to build on its position as a leader in technological innovation, the Company has increased its spending on research and development from $4.9 million in fiscal year 1992 (or approximately 2.9% of total revenues) to $8.2 million for the twelve months ended February 28, 1997 (or approximately 4.3% of total revenues). Management estimates that new products or product upgrades introduced during fiscal years 1995 or 1996 accounted for approximately 13% of the Company's sales in the twelve months ended February 28, 1997. A focus of the Company's current research and development is the application of digital technology, which is intended to exploit the industry-wide transition from analog to digital processing. EVI is currently bringing to market its first integrated digital signal processing system, which broadens the Company's portfolio of approximately 20 other digital products.

     International Marketing and Distribution. The Company's products are marketed in over 50 countries worldwide, which reduces the Company's dependence on any single geographic market. In recent years, over 50% of the Company's sales have been made internationally. Unlike many of its competitors, which use independent foreign distributors that generally sell a variety of competing products, the majority of the Company's foreign sales efforts are conducted through its foreign distribution subsidiaries. This network allows the Company to control its international sales, marketing and operations and provides the Company with an excellent platform from which to pursue its strategy of penetrating new markets and expanding its worldwide presence.

     Focus on Relationship Marketing. Since 1983, the Company has formally pursued a strategy of developing market presence by building and maintaining long-term relationships with its customers (which typically exceed ten years in duration) through a number of customer-oriented initiatives. For example, a number of the largest customers serve on Company advisory councils and meet with the Company annually to exchange ideas regarding product development, design and marketing. In addition, the Company regularly conducts training seminars worldwide that provide technical training and marketing support to its customers and end users. These councils, seminars and other customer-oriented initiatives are a key to its recognition as one of "the manufacturers with the best customer relationships" (Sound and Communications 1996 Contractors Survey). This approach to relationship marketing enables the Company to be more responsive to customers' needs and to anticipate more accurately current trends in the market.

     Comprehensive Product Offerings. The Company is one of only a few manufacturers that produce and globally market a comprehensive line of products for the professional audio market. Management believes that its broad range of offerings enables it to compete more effectively against many of its competitors who carry a more limited line of products because the Company's customers are able to meet end users' requirements across a broader range of applications with EVI products. In addition, the Company's volume discount incentives encourage customers to concentrate their purchases on EVI products.

     Integrated Manufacturing. EVI manufactures substantially all of the products it sells and most of the active acoustic components that its products contain, which distinguishes the Company from many of its competitors. This substantial level of manufacturing integration enables the Company to reduce the time to market of new product introductions, provide consistent, premium quality to customers and respond more effectively to customer delivery and product feature requirements. Management believes these factors result in a significant advantage over competitors, who outsource a portion of their production.

BUSINESS STRATEGY

     The Company's current strategy is to further increase revenues and improve operating margins, thereby strengthening its position as a leading manufacturer and distributor of products to the professional audio market. To achieve these goals, the Company intends to: (i) enhance marketing efforts; (ii) expand worldwide presence; (iii) increase operating efficiencies; and (iv) pursue strategic acquisitions.

     Enhance Marketing Efforts. The Company plans to stimulate demand for its products and increase its brand equity by marketing directly to end users. Currently, the Company's primary print advertising effort is directed to leading trade magazines aimed at contractors, music retailers and distributors. A strategic decision to influence end users as well as the Company's customers is planned to begin in fiscal year 1998 with the objective of enhancing brand awareness and brand equity of the Company's products among end users. Plans to implement this strategy include advertising in consumer magazines, increased public relations, direct mail, point-of-purchase campaigns, a Company web site and increasing the frequency of product training programs.

     Expand Worldwide Presence. The Company intends to increase its market position by expanding its extensive distribution network and broadening its product offerings in existing distribution channels. The Company is currently focusing its expansion efforts on increasing sales in emerging markets, including Argentina, Brazil, Chile, China, India and the former Soviet Union. Management believes that its extensive experience in operating overseas (including in emerging markets) and its network of foreign subsidiary distributors provide a strong foundation for its future international expansion and a significant competitive advantage.

     Increase Operating Efficiencies. Management believes opportunities exist to continue to reduce manufacturing costs and increase manufacturing efficiencies and is planning to implement re-engineering programs at certain of the Company's manufacturing facilities. Management estimates that planned capital expenditures of approximately $2.9 million in fiscal years 1998 and 1999 will result in annual cost savings of approximately $1.8 million. For example, the Company plans to establish a higher quality and more efficient electronics production capability, which management expects will generate significant operating savings and increase the Company's competitiveness in electronics production. The Company continuously assesses its manufacturing operations to control or reduce costs, and re-engineers production as necessary. The Company also intends to continue its CARE process ("Customers Are the Real Employers"), which utilizes total quality management principles to maximize operating efficiencies.

     Pursue Strategic Acquisitions. The professional audio industry is highly fragmented, which management believes presents significant consolidation opportunities. Subject to market conditions and the availability of financing, the Company plans to pursue acquisition opportunities that complement and expand its core businesses or that enable the Company to enter new markets. Management believes that it can leverage the Company's production, distribution and administrative capabilities to generate significant incremental revenue and cash flow through strategic acquisitions. Since 1984, the Company has successfully integrated six business acquisitions and eight brand names into its existing operations.

                                THE TRANSACTIONS

     On February 10, 1997 (the "Acquisition Closing Date"), an acquisition subsidiary wholly owned by Greenwich Street Capital Partners, L.P. ("GSCP") and certain affiliated investors acquired from Mark IV Industries, Inc. ("Mark IV") and one of its subsidiaries all of the issued and outstanding capital stock of the Company (the "Acquisition") for an initial cash purchase price of $151.5 million, plus $4.9 million in estimated adjustments paid on the Closing Date (subject to further post-closing adjustment). See "The Acquisition." Additionally, on the same date the Company entered into a Transition Services Agreement with Mark IV under which Mark IV provides certain financial and tax accounting assistance and other services to the Company for a period of up to twelve months from the Acquisition Closing Date. See "Relationships with Mark IV--Transition Services Agreement."

     Financing for the Acquisition, and the related fees and expenses, consisted of (i) $57.6 million of equity capital (the "GSCP Equity Investment") provided by GSCP and certain affiliated investors, (ii) a $60.0 million senior secured credit facility (the "Senior Credit Facility"), consisting of (a) a $35.0 million term loan facility (the "Term Loan Facility"), all of which was drawn down on the Acquisition Closing Date, and (b) a $25.0 million revolving credit facility (the "Revolving Credit Facility"), none of which has been drawn, and
(iii) a $75.0 million senior subordinated credit facility issued as interim financing (the "Senior Subordinated Facility"). The Acquisition, the financing thereof (not including the Offering) and the payment of the related fees and expenses are herein referred to as the "Transactions." See "The Acquisition" and "Description of Credit Facilities--Senior Credit Facility."

     The sources and uses of funds for the Transactions were as follows:

                                                                             (DOLLARS IN MILLIONS)
                                                                             ---------------------
Sources:
Senior Credit Facility:
  Revolving Credit Facility(a)...........................................           $    --
  Term Loan Facility.....................................................              35.0
Senior Subordinated Facility.............................................              75.0
GSCP Equity Investment...................................................              57.6
                                                                                     ------
     Total Sources.......................................................           $ 167.6
                                                                                     ======
Uses:
Purchase price of the acquisition:
  Initial purchase price.................................................           $ 151.5
  Additional purchase price paid on the Closing Date(b)..................               4.9
Transaction fees and expenses............................................              10.4
Working capital..........................................................               0.8
                                                                                     ------
     Total Uses..........................................................           $ 167.6
                                                                                     ======

---------------
(a) On the Acquisition Closing Date, borrowings of up to $13.8 million under the Revolving Credit Facility were available for working capital and general corporate purposes, after giving effect to borrowing base restrictions and to the issuance of letters of credit totalling $3.8 million. See "Description of Credit Facilities--Senior Credit Facility."
(b) Subject to further post-closing adjustment. See "The Acquisition."

USE OF PROCEEDS OF THE OFFERING

     The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the Offering (approximately $96 million) were used to repay (i) all amounts outstanding under the Senior Subordinated Facility ($75.0 million, plus accrued but unpaid interest) and (ii) $17.0 million of indebtedness outstanding under the Term Loan Facility. The Company will use the balance of such proceeds for working capital and general corporate purposes. See "Use of Proceeds."

                                   OWNERSHIP

     GSCP is a private direct equity investment fund organized in 1994 to provide long-term capital for and make acquisitions in companies in a variety of industries. GSCP invests in management buyouts, leveraged acquisitions, international investment opportunities and minority investments. Upon completion of the Acquisition, GSCP and its co-investors became the owners, indirectly, of 100% of the voting securities of the Company. See "Description of Capital Stock." GSCP's significant portfolio investments include Marcus Cable Company, L.P., Rifkin Acquisition Partners, L.L.L.P., Mercury Radio Communications, L.P., Seguros Comercial America, S.A. de C.V. and Telegroup, Inc. GSCP has recently acquired control of Telex Communications Group, Inc.

                             THE EXCHANGE OFFERING

Registration Agreement.....  The Existing Notes were issued on March 19, 1997 to the initial purchasers (the "Initial Purchasers") of the Existing Notes. The Initial Purchasers resold the Existing Notes to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A of the Securities Act. In connection therewith, the Company and the Initial Purchasers entered into the Exchange and Registration Rights Agreement, dated as of March 24, 1997 (the "Exchange and Registration Rights Agreement"), providing, among other things, for the Exchange Offer. See "The Exchange Offer."

The Exchange Offer.........  New Notes are being offered in exchange for an equal principal amount of Existing Notes. As of the date hereof, $100,000,000 aggregate principal amount of Existing Notes is outstanding. Existing Notes may be tendered only in integral multiples of $1,000.

Resale of New Notes........  Based on interpretations by the Staff of the
                             Commission as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of the New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. By tendering Existing Notes in exchange for New Notes, each holder will represent to the Company that: (i) it is not such an affiliate of the Company, (ii) any New Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the New Notes and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

                             Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                             To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any material restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Existing
  Notes....................  Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Terms of the Exchange Offer" and "-- Consequences of Failure to Exchange."

Expiration Date............  5:00 p.m., New York City time, on , 1997 (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New
  Notes....................  The New Notes will accrue interest at a rate of 11%
                             per annum from March 19, 1997, the issue date of the Existing Notes. Interest on the New Notes is payable on March 15 and September 15 of each year, commencing on September 15, 1997.

Conditions to the
  Exchange Offer...........  The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering
  Existing Notes...........  Each holder of Existing Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein and effect a tender of Existing Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

Guaranteed Delivery
  Procedures...............  Holders of Existing Notes who wish to tender their
                             Existing Notes and who cannot deliver their Existing Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Existing Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Existing
  Notes and Delivery of New
  Notes....................  Subject to certain conditions, any and all Existing
                             Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain U.S. Tax
  Consequences.............  The exchange of Existing Notes for New Notes should not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations."

Exchange Agent.............  The Bank of New York is serving as exchange agent
                             (the "Exchange Agent") in connection with the Exchange Offer.

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Company. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Existing Notes were used to repay amounts outstanding under the Senior Subordinated Facility and the Term Loan Facility. The Company will use the balance of such proceeds for working capital and general corporate purposes. See "Use of Proceeds".

                         SUMMARY OF TERMS OF NEW NOTES

     The Exchange Offer relates to the exchange of up to $100,000,000 aggregate principal amount of Existing Notes for an equal aggregate principal amount of New Notes. New Notes will be entitled to the benefits of the same Indenture (as defined therein) that governs the Existing Notes and will govern the New Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Existing Notes, except that the New Notes will have been registered under the Securities Act, and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act. See "Description of Notes."

Maturity...................  March 15, 2007.

Interest Payment Dates.....  March 15 and September 15 of each year, commencing on September 15, 1997.

Sinking Fund...............  None.

Optional Redemption........  Except as described below, the Company may not redeem the Notes prior to March 15, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to March 15, 2000 the Company, at its option, may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company following which there is a Public Market (as defined), at a redemption price equal to 111% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. See "Description of Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option at any time prior to March 15, 2002, to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not redeem the Notes, or if such Change of Control occurs on or after March 15, 2002, each holder will have the right to require the Company to repurchase the Notes held by such holder at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes -- Change of Control."

Subsidiary Guarantees......  The Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each Subsidiary of the Company (other than Foreign Subsidiaries and Unrestricted Subsidiaries) that is a Significant Subsidiary (as defined) created or acquired after the Issue Date (collectively, the "Note Guarantors"). See "Description of Credit Facilities" and "Description of Notes -- Additional Note Guarantors."

Ranking....................  The Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other subordinated indebtedness of the

                             Company. The Note Guarantees will be general, unsecured obligations of the Note Guarantors, subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) of the Note Guarantors. As of February 28, 1997, on a pro forma basis after giving effect to the Transactions, the Offering and the application of proceeds therefrom, the Company would have had outstanding $18.0 million (exclusive of unused commitments) of Senior Indebtedness (all of which is secured) and no Senior Subordinated Indebtedness other than the Notes. See "Description of Notes -- Ranking."

Restrictive Covenants......  The indenture under which the Notes will be issued
                             (the "Indenture") will limit: (i) the incurrence of additional Indebtedness (as defined) by the Company and its Restricted Subsidiaries (as defined); (ii) the layering of Indebtedness; (iii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iv) investments; (v) sales of assets and Restricted Subsidiary stock; (vi) certain transactions with affiliates; (vii) the sale or issuance of preferred stock of Restricted Subsidiaries; (viii) the creation and existence of liens; and (ix) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions.

                             See "Description of Notes -- Certain Covenants" and "-- Merger and Consolidation."

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the Notes.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table sets forth summary financial data of the Company for each of the five fiscal years during the period ended February 28, 1997. The statement of operations and balance sheet data set forth below are derived from and should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus. The statement of operations data set forth below with respect to fiscal years ended February 28, 1994 and 1995, and February 29, 1996 are derived from and should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus which have been audited by Coopers & Lybrand L.L.P., independent public accountants. The statement of operations data for the period from March 1, 1996 through February 10, 1997 and for the period from February 11, 1997 through February 28, 1997 and the balance sheet data as of February 28, 1997 have been audited by Arthur Andersen LLP. The data presented for fiscal year ended February 28, 1993 are derived from the unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such period. The pro forma financial data have been derived from the Unaudited Pro Forma Financial Information and the related notes thereto included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's results would have actually been if the Transactions, the Offering and the application of the proceeds therefrom had occurred on the dates indicated nor does such information purport to project the results of the Company for any future period. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information," "Selected Historical and Pro Forma Financial Information" and the audited financial statements and notes thereto included elsewhere in this Prospectus.

                                              PREDECESSOR BASIS OF ACCOUNTING              NEW BASIS OF ACCOUNTING
                                     --------------------------------------------------   -------------------------
                                                                          PERIOD FROM      PERIOD FROM
                                     FISCAL YEAR ENDED THE LAST DAY OF   MARCH 1, 1996,   FEBRUARY 11,
                                                 FEBRUARY,                  THROUGH       1997, THROUGH   PRO FORMA
                                     ---------------------------------    FEBRUARY 10,    FEBRUARY 28,     FISCAL
                                      1993     1994     1995     1996         1997            1997        1997 (a)
                                     ------   ------   ------   ------   --------------   -------------   ---------
INCOME STATEMENT DATA:
Net sales........................... $176.7   $173.6   $185.3   $195.5       $177.1           $14.9        $ 192.0
Cost of products sold...............  117.9    115.6    125.3    134.5        121.4            10.1          131.5
                                     ------   ------   ------   ------       ------           -----         ------
Gross profit........................   58.8     58.0     60.0     61.0         55.7             4.8           60.6
Selling and administration..........   29.4     28.5     29.4     30.0         28.4             1.7           31.3
Research and development............    5.5      5.5      6.3      8.2          7.7             0.5            8.2
Depreciation and amortization.......    4.5      4.4      4.8      5.1          5.1             0.3            5.9
                                     ------   ------   ------   ------       ------           -----         ------
Operating income(b).................   19.4     19.6     19.5     17.7         14.5             2.3           15.2
Interest expense....................     --       --       --       --           --             0.8           13.3
Other income........................     --       --       --      0.4(c)         --             --             --
                                     ------   ------   ------   ------       ------           -----         ------
Income before income taxes..........   19.4     19.6     19.5     18.1         14.5             1.5            1.9
Income tax provision................    7.4      7.3      7.5      7.1          6.2             0.7            1.4
                                     ------   ------   ------   ------       ------           -----         ------
Net income.......................... $ 12.0   $ 12.3   $ 12.0   $ 11.0       $  8.3           $ 0.8        $   0.5
                                     ======   ======   ======   ======       ======           =====         ======
OTHER FINANCIAL DATA:
EBITDA(d)........................... $ 23.9   $ 24.0   $ 24.3   $ 22.8       $ 19.6           $ 2.7        $  21.1
EBITDA margin(e)....................   13.5%    13.8%    13.1%    11.7%        11.1%           17.9%          11.0%
Capital expenditures................ $  1.6   $  2.6   $  4.6   $  3.7       $  3.3           $ 0.1        $   3.4
Cash interest expense(f)............     --       --       --       --           --             0.6        $  12.5
Ratio of EBITDA to cash interest
  expense...........................     --       --       --       --           --              --            1.7
Ratio of EBITDA minus capital
  expenditures to cash interest
  expense...........................     --       --       --       --           --              --            1.4

                                                                                 AS OF FEBRUARY 28, 1997
                                                                               ----------------------------
                                                                                  HISTORICAL      PRO FORMA
                                                                               -----------------  ---------
BALANCE SHEET DATA:
Working Capital...............................................................       $77.5         $  81.4
Total assets..................................................................       208.1           210.9
Total debt....................................................................       110.1           118.0
Stockholder's equity..........................................................        58.4            55.3

      See Notes to Summary Historical and Pro Forma Financial Information.

        NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

(a) The pro forma statement of income data for the fiscal year ended February 28, 1997 give effect to (i) the Acquisition and (ii) the Offering (and application of proceeds therefrom) as though each had occurred as of the first day of the fiscal year. The pro forma balance sheet data as of February 28, 1997 give effect to the Offering (and application of proceeds therefrom) as though it had occurred as of February 28, 1997.

(b) Represents income from operations before other income and provision for interest and taxes.

(c) Represents a one-time gain on the sale of land in Germany.

(d) EBITDA represents earnings before interest expense, other income, income taxes, depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are interest, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

(e) Represents EBITDA as a percentage of net sales.

(f) Represents the interest expense exclusive of bank agency fees and amortization of deferred financing costs.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Existing Notes for New Notes, holders of Existing Notes should consider carefully the following factors, which are generally applicable to the Existing Notes and the New Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

     As a result of the Transactions, the Company is highly leveraged, with indebtedness that is substantial in relation to its stockholder's equity. After giving pro forma effect to the Offering and the application of proceeds therefrom, the Company's aggregate outstanding indebtedness would have been $118.0 million as of February 28, 1997 and the Company's shareholder's equity would have been $55.3 million as of the same date. The Senior Credit Facility will permit the Company to incur or guarantee certain additional indebtedness, subject to certain limitations. See "Selected Historical and Pro Forma Financial Information" and "Description of Credit Facilities -- Senior Credit Facility."

     The Company's high degree of leverage could have important consequences, including but not limited to the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; and (iii) the Company's flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, and the Company may be more vulnerable to a downturn in general economic conditions or its business or may be unable to carry out capital spending that is important to its growth strategy.

     The Company's ability to repay or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond the Company's control. These factors could include operating difficulties, increased operating costs, product prices, the response of competitors, regulatory developments, and delays in implementing strategic projects. The Company's ability to meet its debt service and other obligations may depend in significant part on the extent to which the Company can implement successfully its business strategy. There can be no assurance that the Company will be able to implement fully its strategy or that the anticipated results of its strategy will be realized. See "Business -- Strategy."

     If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of interest on and principal of its indebtedness in the future, or that any such alternative measures would be successful or would permit the Company to meet its scheduled debt service obligations. In addition, because the Company's obligations under the Senior Credit Facility will bear interest at floating rates, an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service obligations. In the absence of sufficient cash flow or capital resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to whether the Company's lenders would consent thereto, or as to the timing of such sales or the proceeds which the Company could realize therefrom.

SUBORDINATION OF NOTES

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing or guaranteed under the Senior Credit Facility. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations on the Notes only after all Senior

Indebtedness of the Company has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on any or all of the Notes.

     EVI Audio Holding, Inc. ("Holding"), the Company's direct parent company, has guaranteed the Company's obligations under the Senior Credit Facility. The Indenture will permit the Company and Holding to incur or have outstanding certain secured indebtedness, including indebtedness under the Senior Credit Facility. See "Description of Senior Credit Facilities -- Senior Credit
Facility -- Security, Guarantees." Accordingly, if an event of default occurs under the Senior Credit Facility the lenders thereunder will have a prior right to the assets of the Company and the assets of Holding, and may foreclose upon such collateral to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the Senior Credit Facility, resulting in all or a portion of the Company's assets and the assets of Holding being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness.

RESTRICTIVE FINANCING COVENANTS

     The Senior Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to:
(i) dispose of assets; (ii) incur additional indebtedness; (iii) incur guarantee obligations; (iv) prepay other indebtedness or amend certain other debt instruments; (v) pay dividends; (vi) create liens on assets; (vii) enter into sale and leaseback transactions; (viii) make investments, loans or advances;
(ix) make acquisitions; (x) engage in mergers or consolidations; (xi) change the business conducted by the Company; (xii) make capital expenditures; or (xiii) engage in certain transactions with affiliates, and otherwise restrict certain corporate activities. In addition, under the Senior Credit Facility the Company is required to comply with specified financial ratios and tests, including minimum fixed charge coverage ratios, maximum leverage ratios and minimum EBITDA requirements. See "Description of Credit Facilities -- Senior Credit Facility."

     The Senior Credit Facility also has certain cross-default provisions, which are triggered if, among other factors, Holding or any of its subsidiaries defaults in the payment of any principal of or interest on any indebtedness in excess of $1.0 million. There can be no assurance that these requirements will be met in the future. The Company's ability to comply with these covenant requirements may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the Senior Credit Facility that would permit the lenders thereunder to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and the commitments of the lenders under the Revolving Credit Facility to make further extensions of credit thereunder could be terminated.

CHANGE OF CONTROL

     The occurrence of certain of the events that would constitute a Change of Control may result in a default, or otherwise require repayment of indebtedness under both the Notes and the Senior Credit Facility. In addition, the Senior Credit Facility prohibits the repayment of indebtedness of the Notes by the Company in such an event, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Company's failure to make such repayments in such instances would result in a default under both the Notes and the Senior Credit Facility. The inability to repay the indebtedness under the Senior Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have materially adverse consequences to the Company and to the holders of the Notes. Future indebtedness of the Company may also contain restrictions or repayment requirements with respect to certain events or transactions that could constitute a Change of Control. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Notes or the Senior Credit Facility. See "Description of Notes -- Change of Control."

FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence by the Company of indebtedness, such as the Notes, to finance or refinance the Acquisition may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of the Company, a court were to find that, at the time the Company incurred indebtedness, (i) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) the Company received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) the Company (1) was insolvent or was rendered insolvent by reason of any of the Transactions, including the incurrence of the indebtedness to fund the Acquisition, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the Notes to presently existing and future indebtedness of the Company and take other actions detrimental to the holders of the Notes.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether the Company was solvent at the relevant time, or whether, whatever standard was used, the Notes would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the initial borrowings and the issuance of the Notes, counsel for the Company and counsel for the lenders will not express any opinion as to the applicability of Federal or State fraudulent transfer and conveyance laws.

     The Company believes that at the time the indebtedness constituting the Notes will initially be incurred by the Company, the Company (i) was (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) had sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

CHANGING TECHNOLOGY

     Technological innovation and leadership are among the important factors in competing successfully in the professional audio market. The Company's future results will depend in part upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in the professional audio industry. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of the Company's competitors and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. There can be no assurance that the Company will successfully identify and develop new products in a timely manner, that products or technologies developed by others will not render the Company's products obsolete or noncompetitive or that constraints on the Company's financial resources will not adversely affect its ability to develop and implement technological advances. See
"Business -- Product Development."

RISKS RELATING TO GROWTH

     The Company's business strategy includes plans for pursuing growth in certain foreign markets. See "Business -- Strategy." The Company's international prospects could be adversely affected by factors such as reversals or delays in the opening of foreign markets, exchange controls and other trade regulation, currency and political risks, taxation and economic and market conditions in targeted foreign markets. There can be no assurance as to the extent, if at all, that the Company's plans to pursue growth in international markets will be successful. The Company's business strategy also includes plans to pursue growth through strategic acquisitions. See "Business -- Strategy." The Senior Credit Facility prohibits making certain acquisitions in an aggregate amount over $7.5 million and incurring additional indebtedness greater than 65% of the purchase price of any such acquisition. In addition, acquisitions that the Company may make or enter into will involve risks, including the successful integration and management of acquired technology, operations and personnel. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management attention from ongoing business concerns. There can be no assurance that any acquisition will be made, that the Company will be able to obtain additional financing needed to finance such transactions and, if any acquisitions are so made, that they will be successful.

INTELLECTUAL PROPERTY RIGHTS

     Among the Company's significant assets are its intellectual property rights. The Company relies on a combination of copyright, trademark and patent laws to protect these assets, and to a significant degree, on trade secrets, confidentiality procedures and contractual provisions which may afford more limited legal protections. In addition, the laws of some foreign jurisdictions may provide less protection than the laws of the United States for the Company's proprietary rights.

     The Company has not registered its significant trademarks in all foreign jurisdictions in which it does business and there can be no assurance that attempts at registration in every foreign jurisdiction would be successful. The Company is aware that, in certain foreign jurisdictions, unaffiliated third parties have applied for and/or obtained registrations for marks identical with or similar to the Company's marks. Use or registration of the Company's trademarks by the Company in such jurisdictions may be prohibited, and the Company's business may be materially adversely affected thereby. In addition, unauthorized use of the Company's intellectual property could have a material adverse effect on the Company, and there can be no assurance that the Company's legal remedies would adequately compensate it for the damages to its business caused by such use.

     The Company does not believe that any of its products currently infringe upon the proprietary rights of third parties in any material respect. There can be no assurance, however, that third parties will not claim infringement by the Company with respect to current or future products. Any such claim, with or without merit, could result in substantial costs and diversion of management resources, and a successful claim could restrict or block the Company's ability to manufacture, distribute or license its products or otherwise have a material adverse effect on the financial condition and results of operations of the Company.

ENVIRONMENTAL MATTERS

     The Company and its operations are subject to extensive and changing U.S. federal, state and local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, current or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. The Company believes that it currently conducts its operations, and in the past has operated its business, in substantial compliance with applicable environmental laws and regulations. From time to time, however, operations of the Company have resulted, and may result in the future, in non-compliance or liability with respect to such laws and regulations.

     The Company (or, for certain sites, Mark IV, on behalf of the Company) has undertaken or currently is undertaking remediation of contamination at certain of its currently or formerly owned sites (some of which are unrelated to the audio business) and the Company has agreed it is a de minimis responsible party at a number of other such sites which have been designated as Superfund sites under U.S. environmental laws. The Company recently had Phase I Environmental Site Assessment and Compliance Reviews conducted by a third-party environmental consultant at all of its manufacturing sites and is aware of environmental conditions at certain of such sites that require or may require remediation or continued monitoring. Mark IV has agreed to indemnify the Company for the costs of remediation or monitoring at all the Superfund sites and certain other sites. See "Business -- Environmental" and "Relationships with Mark IV -- Purchase Agreement."

     There can be no assurance that the Company's estimated environmental expenditures, which the Company believes to be reasonable, will cover in full the actual amounts of environmental obligations the Company does incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect the Company in currently unforeseen ways or that present or future activities undertaken by the Company will not result in additional environmentally related expenditures. However, the Company does not believe that the costs to the Company of environmental compliance under current laws and regulations will have a material adverse effect on the financial condition or results of operations of the Company. See "Business -- Environmental."

DEPENDENCE ON KEY PERSONNEL

     On May 6, 1997, the employment of Messrs. Pabst, Bolstetter and Graham, who had been, respectively, the Chief Executive Officer and President, Vice President-Finance and Vice President-Administration of the Company, was terminated. The success of the Company depends in large part on the Company's ability to find suitable replacements and retain such replacements and other highly qualified management personnel. There can be no assurance that the Company will be successful in hiring or retaining key personnel. The Company has entered into employment agreements with certain of its senior managers in connection with the Transactions. See "Management -- Employment Agreements."

COMPETITION

     The professional audio market is highly competitive and fragmented. Certain of the Company's competitors are substantially larger than the Company and have financial and other resources greater than those of the Company. There can be no assurance that the Company will continue to compete effectively against existing competitors or new competitors that may enter its market in the future. See "Business -- Competition."

CURRENCY AND OTHER RISKS ATTENDANT TO INTERNATIONAL OPERATIONS

     The Company has substantial assets located outside of the United States and a substantial portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales. In the year ended February 28, 1997, over 50% of the Company's gross revenues consisted of sales made outside the United States, predominantly in Western Europe and Asia. The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. The Company plans to hedge a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located and plans to develop systems to manage and control its currency risk exposure. The Company's international operations also subject it to certain other risks, including adverse political or economic developments in the foreign countries in which it conducts business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than does the United States. Although the Company's international operations have generally been profitable in the past, there can be no assurance that one or more of these factors will not have a material adverse effect on the Company's financial position or results of operations in the future.

CONTROL OF THE COMPANY

     All of the outstanding shares of the Company's Common Stock are currently owned by Holding and all of the outstanding shares of Holding are owned by EVI Audio, LLC, which is controlled by GSCP. Accordingly,

GSCP controls the Company and has the power to elect all of the Company's directors, appoint new management and approve any action requiring the approval of the holders of the Company's Common Stock, including adopting amendments to the Company's Certificate of Incorporation and approving mergers or sales of substantially all of the Company's assets. From time to time GSCP considers possible combinations or dispositions of its portfolio companies as a means of optimizing investment value. GSCP is an affiliate of Travelers Group Inc., which wholly owns the general partner of GSCP's general partner. See "Management" and "Ownership of Capital Stock."

     GST Acquisition Corp., a controlled affiliate of GSCP, recently acquired control of Telex Communications Group, Inc. ("Telex") for total consideration of approximately $375 million, including the refinancing of $100 million of Telex's outstanding debt, subject to post-closing adjustment. Telex designs, manufactures and markets sophisticated audio, wireless and multimedia communications devices to commercial, professional and individual markets. The Company and Telex do not currently have a business relationship, and although it is possible that they, together with GSCP, may explore building such a relationship or combining their businesses, there are no current plans or other arrangements to do so.

RISKS ARISING FROM THE ACQUISITION

     The Company has had no prior operating history as a stand-alone entity and prior to the consummation of the Acquisition, the business of the Company was conducted as a part of the business of Mark IV. The Company is not able to rely on Mark IV for financial support or for other services, except as provided in agreements entered into as part of the Acquisition. See "Relationships with Mark IV." The loss of certain of the rights and benefits provided under these agreements prior to their scheduled termination dates could have a material adverse effect on the Company's business.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The New Notes are new securities for which there presently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, the Initial Purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through the National Association of Securities Dealers Automated Quotation System. See "Plan of Distribution."

     The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. Net proceeds from the Offering (approximately $96 million) were used to repay (i) all amounts outstanding under the Senior Subordinated Facility ($75.0 million, plus accrued but unpaid interest) and (ii) $17.0 million of indebtedness outstanding under the Term Loan Facility. The Company will use the balance of such proceeds for working capital and general corporate purposes.

     The Term Loan Facility has a maturity date of August 10, 2002. At February 28, 1997, the interest rate on the Term Loan Facility was 8.17%. The borrowings under the Senior Subordinated Facility have an initial maturity date of February 10, 1998. In the event that the amount owing thereunder is not paid in full on or after such date, the lenders under such facility are required to extend the maturity of such borrowings until February 10, 2007. At February 28, 1997, the interest rate on such borrowings was 12.25%.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of February 28, 1997 and on a pro forma basis to give effect to the Offering and the application of the proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with "Unaudited Pro Forma Financial Information," "Selected Historical and Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                           FEBRUARY 28, 1997
                                                                     ------------------------------
                                                                                    AS ADJUSTED FOR
                                                                     HISTORICAL      THE OFFERING
                                                                     ----------     ---------------
                                                                         (DOLLARS IN THOUSANDS)
Debt:
  Revolving Credit Facility(a)...................................     $      --        $      --
  Term Loan Facility(b)..........................................        35,000           18,000
  Senior Subordinated Facility...................................        75,000               --
  11% Senior Subordinated Notes due 2007.........................            --          100,000
                                                                       --------         --------
          Total Debt.............................................       110,000          118,000
                                                                       --------         --------
Common stockholder's equity:
Common Stock, $.01 par value, 1,000 shares authorized; 110 shares
  outstanding....................................................            --               --
Capital in excess of par value...................................        57,600           57,600
Retained earnings (deficit)(c)...................................           841           (2,259)
Cumulative translation adjustment................................           (49)             (49)
                                                                       --------         --------
Total common stockholder's equity................................        58,392           55,292
                                                                       --------         --------
Total capitalization.............................................     $ 168,392        $ 173,292
                                                                       ========         ========

---------------
(a) Borrowings of up to $25.0 million under the Revolving Credit Facility are available for working capital and general corporate purposes, including up to $10.0 million for letters of credit ($3.8 million of which were issued on the Acquisition Closing Date). On a pro forma basis, after giving effect to the Transactions, the Offering, the application of proceeds therefrom, the issuance of letters of credit and borrowing base limitations, the Company's unused availability under the Revolving Credit Facility would have totaled approximately $13.8 million. See "Description of Credit Facilities--Senior Credit Facility."

(b) The Term Loan Facility will mature in the year 2002 and requires quarterly principal payments through that year. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of
    Operations--Liquidity" and "Description of Credit Facilities--Senior Credit Facility."

(c) Reflects the write off of $4.2 million of deferred financing costs directly related to the Senior Subordinated Facility and $1.0 million of the Term Loan Facility that was refinanced with the proceeds of the Offering and the related income tax benefit of $2.1 million.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following pro forma consolidated financial statements (the "Pro Forma Financial Statements") include the unaudited pro forma consolidated statement of income for the fiscal year ended February 28, 1997 (the "Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of February 28, 1997 (the "Pro Forma Consolidated Balance Sheet").

     The Pro Forma Consolidated Statement of Income is based on the audited consolidated statements of income of the Company for the period March 1, 1996 to February 10, 1997 and February 11, 1997 to February 28, 1997 and are adjusted to give effect to the Transactions as though they had occurred as of the first day of the period presented. The Pro Forma Consolidated Statement of Income reflects pro forma adjustments to give effect to (i) the Acquisition and (ii) the Offering and the application of the proceeds therefrom.

     The Pro Forma Consolidated Balance Sheet is based upon the audited consolidated balance sheet of the Company at February 28, 1997 and is adjusted to give effect to the Offering as though it had occurred as of February 28, 1997. The Acquisition was accounted for by the purchase method of accounting.

     The purchase price paid for the Acquisition is subject to adjustment in the event that the Company's working capital, cash flow and net intercompany transfers of cash between Mark IV and its affiliates (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, as calculated based on the audited financial statements as of and for the ten-month period ended December 31, 1996, differ from amounts estimated by Mark IV as of the Acquisition Closing Date, which amounts were based upon available unaudited financial information at that date. The Sellers provided a draft of the audited financial information on May 9, 1997 and have requested a further purchase price payment of $405, which may be disputed.

     The Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

     The Pro Forma Financial Statements do not purport to be indicative of the Company's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operation or financial condition for any future period or date.

                             EV INTERNATIONAL, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF FEBRUARY 28, 1997
                                 (IN THOUSANDS)

                                                                           OFFERING        ADJUSTED
                                                           HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                           ----------     -----------      ---------
Current Assets
  Cash.................................................     $   7,044      $   3,900(a)    $  10,944
  Accounts receivable..................................        42,856             --          42,856
  Inventory............................................        51,141             --          51,141
  Deferred tax asset...................................         2,907             --           2,907
  Other current assets.................................         5,019             --           5,019
                                                             --------       --------        --------
          Total Current Assets.........................       108,967          3,900         112,867
Property and Equipment, net............................        31,411             --          31,411
Deferred Financing Costs...............................         6,216         (5,200)(b)       5,116
                                                                               4,100(b)
Cost in Excess of Net Assets Acquired..................        60,513             --          60,513
Other Assets...........................................         1,008             --           1,008
                                                             --------       --------        --------
          Total Assets.................................     $ 208,115      $   2,800       $ 210,915
                                                             --------       --------        --------
Current Liabilities
  Accounts payable.....................................     $  15,250      $      --       $  15,250
  Current maturities of long-term debt.................         1,000             --           1,000
  Compensation related liabilities.....................         6,726             --           6,726
  Income taxes payable.................................           997             --             997
  Other accrued liabilities............................         7,456             --           7,456
                                                             --------       --------        --------
          Total Current Liabilities....................        31,429             --          31,429
Senior Subordinated Credit Facility....................        75,000        (75,000)(a)
Term Loan..............................................        34,000        (17,000)(a)      17,000
Senior Subordinated Notes..............................            --        100,000(a)      100,000
Deferred Taxes and Other Liabilities...................         9,294         (2,100)(c)       7,194
                                                             --------       --------        --------
          Total Liabilities............................       149,723          5,900         155,623
Stockholder's Equity
  Common stock.........................................            --             --              --
  Capital in excess of par value.......................        57,600             --          57,600
  Retained earnings (deficit)..........................           841         (3,100)(b)      (2,259)
  Cumulative translation adjustment....................           (49)            --             (49)
                                                             --------       --------        --------
          Total Stockholder's Equity...................        58,392         (3,100)         55,292
                                                             --------       --------        --------
          Total Liabilities & Stockholder's Equity.....     $ 208,115      $   2,800       $ 210,915
                                                             ========       ========        ========

        See Notes to the Unaudited Pro Forma Consolidated Balance Sheet.

                             EV INTERNATIONAL, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

     (a) To reflect (i) the net proceeds of the Offering of $95.9 million after deducting discounts and estimated fees and expenses related thereto of $4.1 million and (ii) the application of such net proceeds to the repayment of the Senior Subordinated Facility and a portion of the Term Loan Facility. The balance of the proceeds will be used for working capital and general corporate purposes.

     (b) To reflect (i) deferred financing costs of $4.1 million associated with the Offering and (ii) the writeoff of deferred financing costs of $5.2 associated with the Senior Subordinated Facility and the Term Loan Facility. Of the unamortized deferred financing costs of $6.2 million, $4.2 million was related to the Senior Subordinated Facility, all of which was written-off, and $2.0 million was related to the Term Loan Facility, $1.0 million of which was written-off.

     (c) To reflect the income tax benefit of $2.1 million related to the write-off of the deferred financing costs described in note (b).

                             EV INTERNATIONAL, INC.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED FEBRUARY 28, 1997
                                 (IN THOUSANDS)

                                                      FEBRUARY 11,
                                                          1997
                                    MARCH 1, 1996          TO                      PRO FORMA ADJUSTMENTS
                                         TO           FEBRUARY 28,               -------------------------      FULL YEAR
                                  FEBRUARY 10, 1997       1997       FULL YEAR   ACQUISITION      OFFERING      PRO FORMA
                                  -----------------   ------------   ---------   -----------      --------      ---------
Net Sales.......................      $ 177,130         $ 14,916     $ 192,046     $    --        $     --      $ 192,046
Operating costs:
  Costs of products sold........        121,380           10,081       131,461          --              --        131,461
  Selling and administration....         28,408            1,705        30,113       1,213(a)           --         31,326
  Research and development......          7,712              454         8,166          --              --          8,166
  Depreciation and
     amortization...............          5,083              331         5,414         490(b)           --          5,904
                                       --------          -------      --------     -------         -------       --------
          Total operating
            costs...............        162,583           12,571       175,154       1,703              --        176,857
                                       --------          -------      --------     -------         -------       --------
  Operating income..............         14,547            2,345        16,892      (1,703)             --         15,189

Interest Expense................             --              843           843       1,471(c)         (843)(d)     13,256
                                                                                       200(c)       11,000(d)
                                                                                       175(c)          410(d)
Foreign Exchange Losses.........             --               10            10          --              --             10
                                       --------          -------      --------     -------         -------       --------
  Income before taxes...........         14,547            1,492        16,039      (3,548)        (10,567)         1,924
Provision for income taxes......          6,200              651         6,851      (1,223)(c)      (4,227)(e)      1,401
                                       --------          -------      --------     -------         -------       --------
          Net income............      $   8,347         $    841     $   9,188     $(2,325)       $ (6,340)     $     523
                                       ========          =======      ========     =======         =======       ========
Other data:
EBITDA(f).......................                                     $  23,306                                  $  21,093
EBITDA margin(g)................                                          12.1%                                      11.0%

       See Notes to Unaudited Pro Forma Consolidated Statement of Income.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

     (a) Reflects management fees to be charged to the Company by Greenwich Street Capital Partners, Inc. plus incremental future corporate costs to be incurred by the Company as follows (in thousands):

                                                                       FISCAL YEAR ENDED
                                                                       FEBRUARY 28, 1997
                                                                       -----------------
        Management fee to be charged to the Company..................       $   750
        Less portion included in historical financial statements.....           (37)
        Estimate of incremental future corporate costs...............           500
                                                                             ------
        Additional selling, general, and administrative expenses.....       $ 1,213
                                                                             ======

     Estimated future corporate costs principally reflect senior management personnel, corporate staff positions, costs associated with public reporting requirements and other costs for services previously provided by Mark IV which the Company will incur on a stand alone basis. For a period not to exceed twelve months following the Acquisition, Mark IV is providing certain services to the Company and its affiliates that it provided to the Company prior to the Acquisition Closing Date. These services include accounting assistance and tax planning and consultation. In addition, until a transfer of certain pension plan assets is completed, Mark IV will continue to hold such assets and to cause its record keeper and administrator to continue to service in such roles with respect to such assets. Actual costs incurred on a stand-alone basis may differ from costs reflected in the Pro Forma Financial Statements.

     (b) Reflects additional amortization of goodwill incurred by the Company as a result of the allocation of the excess of the purchase price over identified tangible and intangible net assets acquired (the excess purchase price of $27.7 million together with the existing net goodwill balance of $29.9 million is being amortized over 40 years).

     (c) Reflects interest expense associated with the financing for the Acquisition, net of amounts to be repaid or written off in connection with the Offering (in thousands):

                                                                       FISCAL YEAR ENDED
                                                                       FEBRUARY 28, 1997
                                                                       -----------------
        Interest on the Term Loan Facility of $18.0 million at an
          assumed weighted average interest rate of 8.17% per
          annum......................................................       $ 1,471
        Amortization of deferred financing costs related to the
          above......................................................           200
        Bank agency and commitment fees..............................           175
                                                                             ------
                  Total..............................................       $ 1,846
                                                                             ======

     (d) To reflect the incremental interest expense resulting from the Offering (in thousands):

        Elimination of interest on the Senior Subordinated Facility........  $  (453)
        Elimination of interest on the Term Loan Facility..................     (148)
        Elimination of amortization of deferred financing cost related to
          the above........................................................     (234)
        Elimination of bank agency and commitment fees.....................       (8)
        Interest on the Notes at a rate of 11.00% per annum................   11,000
        Amortization of deferred financing costs related to the Offering...      410
                                                                             -------
                  Total....................................................  $10,567
                                                                             =======

     (e) Reflects the pro forma provision for income taxes associated with pro forma adjustments. The nondeductibility of the goodwill arising on the Acquisition has a significant impact on the Company's effective tax rate.

     (f) EBITDA represents earnings before interest expense, other income, income taxes, depreciation and amortization. EBITDA data is included because management understands that such information is considered by certain investors an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are interest, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

     (g) EBITDA margin represents EBITDA as a percentage of net sales.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table sets forth summary financial data of the Company for each of the five fiscal years during the period ended February 28, 1997. The statement of operations and balance sheet data set forth below are derived from and should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus. The statement of operations data set forth below with respect to fiscal years ended February 28, 1994 and 1995, and February 29, 1996 have been audited by Coopers & Lybrand L.L.P., independent public accountants. The statement of operations data for the period from March 1, 1996 through February 10, 1997 and for the period from February 11, 1997 through February 28, 1997 and the balance sheet data as of February 28, 1997 have been audited by Arthur Andersen LLP. The data presented for fiscal year ended February 28, 1993 are derived from the unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such period. The pro forma financial data have been derived from the Unaudited Pro Forma Financial Information and the related notes thereto included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's results would have actually been if the Transactions, the Offering and the application of the proceeds therefrom had occurred on the dates indicated nor does such information purport to project the results of the Company for any future period. The summary financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Information," "Selected Historical and Pro Forma Financial Information" and the audited financial statements and notes thereto included elsewhere in this Prospectus.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                                           PREDECESSOR BASIS OF ACCOUNTING                NEW BASIS OF ACCOUNTING
                                  --------------------------------------------------   ------------------------------
                                                                       PERIOD FROM        PERIOD FROM
                                        FISCAL YEAR ENDED THE         MARCH 1, 1996,   FEBRUARY 11, 1997,
                                        LAST DAY OF FEBRUARY,            THROUGH            THROUGH         PRO FORMA
                                  ---------------------------------    FEBRUARY 10,       FEBRUARY 28,       FISCAL
                                   1993     1994     1995     1996         1997               1997           1997(a)
                                  ------   ------   ------   ------   --------------   ------------------   ---------
INCOME STATEMENT DATA:
Net sales.......................  $176.7   $173.6   $185.3   $195.5       $177.1             $ 14.9          $ 192.0
Cost of products sold...........   117.9    115.6    125.3    134.5        121.4               10.1            131.5
                                  ------   ------   ------   ------       ------             ------           ------
Gross profit....................    58.8     58.0     60.0     61.0         55.7                4.8             60.6
Selling and administration......    29.4     28.5     29.4     30.0         28.4                1.7             31.3
Research and development........     5.5      5.5      6.3      8.2          7.7                0.5              8.2
Depreciation and amortization...     4.5      4.4      4.8      5.1          5.1                0.3              5.9
                                  ------   ------   ------   ------       ------             ------           ------
Operating income(b).............    19.4     19.6     19.5     17.7         14.5                2.3             15.2
Interest expense................      --       --       --       --           --                0.8             13.3
Other income....................      --       --       --      0.4(c)         --                --               --
                                  ------   ------   ------   ------       ------             ------           ------
Income before income taxes......    19.4     19.6     19.5     18.1         14.5                1.5              1.9
Income tax provision............     7.4      7.3      7.5      7.1          6.2                0.7              1.4
                                  ------   ------   ------   ------       ------             ------           ------
Net income......................  $ 12.0   $ 12.3   $ 12.0   $ 11.0       $  8.3             $  0.8          $   0.5
                                  ======   ======   ======   ======       ======             ======           ======
OTHER FINANCIAL DATA:
EBITDA(d).......................  $ 23.9   $ 24.0   $ 24.3   $ 22.8       $ 19.6             $  2.7          $  21.1
EBITDA margin(e)................    13.5%    13.8%    13.1%    11.7%        11.1%              17.9%            11.0%
Capital expenditures............  $  1.6   $  2.6   $  4.6   $  3.7       $  3.3             $  0.1          $   3.4
Cash interest expense(f)........      --       --       --       --           --                0.6          $  12.5
Ratio of EBITDA to cash interest
  expense.......................      --       --       --       --           --                 --              1.7x
Ratio of EBITDA minus capital
  expenditures to cash interest
  expense.......................      --       --       --       --           --                 --              1.4x
Ratio of earnings to fixed
  charges(g)....................      --       --       --       --           --                 --              1.0x

                                                                                  AS OF FEBRUARY 28, 1997
                                                                                  ------------------------
                                                                                  HISTORICAL     PRO FORMA
                                                                                  ----------     ---------
BALANCE SHEET DATA:
Working Capital.................................................................    $ 77.5        $  81.4
Total assets....................................................................     208.1          210.9
Total debt......................................................................     110.1          118.0
Stockholder's equity............................................................      58.4           55.3

     See Notes to Selected Historical and Pro Forma Financial Information.

        NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     (a) The pro forma statement of income data for the fiscal year ended February 28, 1997 give effect to (i) the Acquisition and (ii) the Offering (and application of proceeds therefrom) as though each had occurred as of the first day of the fiscal year. The pro forma balance sheet data as of February 28, 1997 give effect to the Offering (and application of proceeds therefrom) as though it had occurred as of February 28, 1997.

     (b) Represents income from operations before other income and provision for interest and taxes.

     (c) Represents a one-time gain on the sale of land in Germany.

     (d) EBITDA represents earnings before interest expense, other income, income taxes, depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are interest, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

     (e) Represents EBITDA as a percentage of net sales.

     (f) Represents the interest expense exclusive of bank agency fees and amortization of deferred financing costs.

     (g) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs and one third of rental expense on operating leases (the portion deemed representative of the interest factor).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of operations covers periods before completion of the Offering. The results of operations for the fiscal year ended February 28, 1997 are based on the Company's statement of income for the period ended February 10, 1997, under the predecessor basis of accounting, and the Company's statement of income for the eighteen-day period ended February 28, 1997, under the new basis of accounting, which includes adjustments giving effect to the Acquisition under the purchase method of accounting. The impact of the new basis of accounting in the period ended February 28, 1997 on the results of operations for the fiscal year ended February 28, 1997 was not significant. However, the results of operations for the fiscal year ended February 28, 1997 was not significant. However, the results of operations for periods subsequent to February 28, 1997, will not be comparable to prior periods due to the Company's significant new financing arrangements and as a result of the Acquisition. See "Capitalization," "The Acquisition" and "Description of Credit Facilities." For further discussion relating to the impact that the Transactions may have on the Company, see "Risk Factors," "Selected Historical and Pro Forma Financial Information," "Unaudited Pro Forma Financial Information" and the Consolidated Financial Statements and notes thereto included elsewhere in this Offering Memorandum.

OVERVIEW

     The Company is one of the largest manufacturers and worldwide marketers of high-quality, high-performance sound systems products for the professional audio market, manufacturing microphones, mixing consoles, signal processors, amplifiers and loudspeaker systems.

     The Company targets three principal business lines within the professional audio market: Fixed Installation, Professional Music Retail and Concert/Recording/Broadcast. See "Business -- Industry Overview." The Fixed Installation business line, which management estimates accounted for approximately 40% of the Company's fiscal year 1996 sales, has continued to achieve steady growth, partially fueled by sales in emerging markets. The Professional Music Retail line, which by management estimates accounted for approximately 35% of the Company's sales in fiscal year 1996, has experienced moderate growth. Within the Concert/Recording/Broadcast business line, which management estimates represents approximately 15% of the Company's sales, sales to concert applications have grown rapidly in recent years, due in large part to the Company's introduction in 1993 and 1995, respectively, of the Midas XL3 and XL4 mixing consoles and the demand for certain Electro-Voice loudspeaker systems featuring Manifold Technology aimed at the concert touring market.

     Over 50% of the Company's sales are made internationally. Sales in non-U.S. countries, particularly throughout the Pacific region, China and South America, have grown steadily during the reported period.

     The Company manufactures most of the products it sells and most of the active acoustic components that its products contain. The Company does its own die casting, produces fiberglass horns and buys certain electrical components, magnets, lumber and plastics. See "Business--Manufacturing." The Company's costs and expenses include cost of sales, selling and administrative and research and development expenses. Cost of sales includes product costs (material, direct labor and manufacturing overhead) and variable selling costs, such as freight and commissions paid to sales representatives. Selling and administration expenses include costs of the Company's sales and marketing forces, advertising and other promotional expenses, and other general and administrative functions.

     Overall, the Company's business is not subject to significant seasonal fluctuations. In general, sales during the fourth fiscal quarter are the strongest, due to annual major trade shows during that period and preparation for the spring-through-fall touring season. Sales during the summer period are the weakest due to vacation periods in Europe.

     Management does not believe that inflation has had a material impact on its financial position or results of operations during the periods covered by the Consolidated Financial Statements included herein. The

Company has generally been able to effect price increases equal to, or moderately exceeding, the inflationary increase in costs.

     The Company maintains assets and/or operations in a number of foreign jurisdictions, the most significant of which are Germany, the United Kingdom, Japan and Hong Kong. As a result, it has direct and continuing exposure to both positive and negative foreign currency adjustments. The Company plans to hedge a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located and plans to develop systems to manage and control its currency risk exposure.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain historical income statement data for the Company expressed as a percentage of net sales:

                                                             FOR THE LAST DAY OF FEBRUARY,
                                                          -----------------------------------
                                                          1994      1995      1996      1997
                                                          -----     -----     -----     -----
    Statement of Operations:
    Net sales...........................................  100.0%    100.0%    100.0%    100.0%
    Cost of products sold...............................   66.6      67.6      68.8      68.5
                                                          -----     -----     -----     -----
    Gross profit........................................   33.4      32.4      31.2      31.5
    Selling and administration..........................   16.4      15.9      15.3      15.7
    Research and development............................    3.2       3.4       4.2       4.3
                                                          -----     -----     -----     -----
    EBITDA(a)...........................................   13.8      13.1      11.7      11.5
    Depreciation and amortization.......................    2.5       2.6       2.6       2.8
                                                          -----     -----     -----     -----
    Operating income....................................   11.3%     10.5%      9.1%      8.7%
                                                          =====     =====     =====     =====

---------------
(a) EBITDA represents earnings before interest expense, other income, income taxes, depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are interest, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

  YEAR ENDED FEBRUARY 28, 1997 COMPARED TO YEAR ENDED FEBRUARY 29, 1996

     Net Sales. Net sales decreased $3.5 million, or 1.8%, from $195.5 million in the fiscal year ended February 29, 1996 to $192.0 million in the fiscal year ended February 28, 1997. During the comparable periods, net sales to customers in the United States remained flat at $88.2 million, and net sales to customers outside the United States decreased $3.4 million, or 3.2%, from $107.3 million to $103.9 million. Principal factors accounting for the overall decrease in sales included the relative strengthening of the U.S. dollar against certain European currencies, the termination by the Company of several unauthorized exporters in the U.S., the Company's decision to cease production of certain low-margin items under its University Sound brand and the effect of business dislocations due to a fire at the Company's Swiss facility. These factors were offset in part by increased sales in the Pacific region, Argentina and Brazil and an out-of-cycle price increase introduced at the end of fiscal 1996.

     Gross Profit. Gross profit decreased $0.4 million, or 0.7%, from $61.0 million during the fiscal year ended February 29, 1996 to $60.6 million for the fiscal year ended February 28, 1997. As a percentage of net sales, gross profit increased from 31.2% to 31.5% during the same periods. Principal factors for this gross margin improvement included sales of high-margin loudspeaker systems and products into foreign markets, a reduction of sales of certain low-margin University Sound products, manufacturing cost reductions during the second and third quarters of fiscal 1997 and the continuing effects of the out-of-cycle price increase. This was offset in part by product mix shifts and unfavorable currency exchange rates.

     Selling and Administration. Selling and administration expenses increased by $0.1 million, or 0.4%, from $30.0 million during the fiscal year ended February 29, 1996 to $30.1 million during the fiscal year ended February 28, 1997. As a percentage of net sales, selling and administration expenses increased from 15.3% to 15.7%. These expenses increased slightly because the Company has not yet realized the full benefit of its continuing effort to lower expenses and to streamline support functions, including the consolidation of certain selling and administration functions from Oklahoma City, Oklahoma into Buchanan, Michigan and from Ipsach, Switzerland into Straubing, Germany.

     Research and Development. Research and development expenses remained flat at $8.2 million during the fiscal years ended the last day of February 1997 and 1996. As a percent of net sales, research and development expenses increased from 4.2% to 4.3% during the same period. The Company continues to emphasize the development of digital technologies, systems and products.

     Income Taxes. The Company's provision for income taxes as a percentage of income before provision for taxes was 42.7% for the fiscal year ended February 28, 1997 compared to 39.2% for the fiscal year ended February 29, 1996. The higher rate principally relates to the amortization of nondeductible goodwill recorded as a result of the Acquisition and certain other nondeductible expenses.

  YEAR ENDED FEBRUARY 29, 1996 COMPARED TO YEAR ENDED FEBRUARY 28, 1995

     Net Sales. Net sales increased $10.2 million, or 5.5%, from $185.3 million in the fiscal year ended February 28, 1995 to $195.5 million in the fiscal year ended February 29, 1996. During the comparable periods, net sales to customers in the United States decreased $2.6 million, or 3.1%, from $91.0 million to $88.2 million, and net sales to customers outside the United States increased $13.0 million, or 13.8%, from $94.3 million to $107.3 million. Principal factors accounting for the overall sales increase were new product introductions in the Klark-Teknik and Midas lines, improved effectiveness brought about by the streamlining of the Company's worldwide marketing functions and strong sales in Australia and Japan. There were also foreign currency shifts in Germany, Japan and the United Kingdom during the period that were favorable to the Company. Offsetting this in part were monetary policies in China that tightened the availability of hard currency, the weakness of the Mexican economy, and slow sales of products in the Vega line.

     Gross Profit. Gross profit increased $1.0 million, or 1.7%, from $60.0 million in the fiscal year ended February 28, 1995 to $61.0 million in the fiscal year ended February 29, 1996. As a percent of net sales, gross profit decreased from 32.4% to 31.2% during the same periods. This margin decrease resulted from the Company's aggressive pricing strategy, which was implemented to maintain foreign market position and to defend market share from unauthorized imports.

     Selling and Administration. Selling and administration expenses increased by $0.6 million, or 2.0%, from $29.4 million during the fiscal year ended February 28, 1995 to $30.0 million during the fiscal year ended February 29, 1996. As a percent of net sales, selling and administration expenses decreased from 15.9% to 15.3% during the same periods. This percentage decrease was the result of the Company's continuing efforts to maintain tight control on expenses and to integrate support functions.

     Research and Development. Research and development expenses increased by $1.9 million, or 30.2% from $6.3 million during the fiscal year ended February 28, 1995 to $8.2 million during the fiscal year ended February 29, 1996. As a percent of net sales, research and development expenses increased from 3.4% to 4.2% during the same periods. The dollar-base increase reflected the Company's increased commitment to the development of digital products.

     Income Taxes. The Company's provision for income taxes as a percentage of income before provision for taxes increased to 39.2% for the fiscal year ended February 29, 1996 from 38.5% for the fiscal year ended

February 28, 1995. The higher rate in fiscal 1996 was primarily the result of increased income in foreign jurisdictions with higher statutory tax rates than in the U.S.

  YEAR ENDED FEBRUARY 28, 1995 COMPARED TO YEAR ENDED FEBRUARY 28, 1994

     Net Sales. Net sales increased $11.7 million, or 6.7%, from $173.6 million in the fiscal year ended February 28, 1994 to $185.3 million in the fiscal year ended February 28, 1995. During the comparable periods, net sales to customers in the United States increased $5.8 million, or 6.8%, from $85.2 million to $91.0 million, and net sales to customers outside the United States increased $5.9 million, or 6.7%, from $88.4 million to $94.3 million. The general sales increase was the result of new product introductions in the Altec Lansing and Electro-Voice lines including the successful Electro-Voice SX200 and Altec Lansing DTS loudspeaker systems, strong economies in the Pacific region which resulted in an increase in the sale of fixed installation products and a strengthening of certain European currencies versus the dollar.

     Gross Profit. Gross profit increased $2.0 million, or 3.4%, from $58.0 million in the fiscal year ended February 28, 1994 to $60.0 million in the fiscal year ended February 28, 1995. As a percent of net sales, gross profit decreased from 33.4% to 32.4% during the same periods. A contributor to this decrease was the weakening of the dollar against a number of foreign currencies. Also, during this period, in order to protect its foreign market position in certain soft foreign economies and to protect its distributors, the Company decentralized its price discounting policy to give greater flexibility to local managers to offer selective price discounts.

     Selling and Administration Expenses. Selling and administration expenses increased by $0.9 million, or 3.2%, from $28.5 million during the fiscal year ended February 28, 1994 to $29.4 million during the fiscal year ended February 28, 1995. As a percent of net sales, selling and administration expenses decreased from 16.4% to 15.9% during the same periods. This percentage decrease was due to the Company's ability to leverage existing selling and administration facilities to support incremental sales growth, and its continuing effort to reduce expenses by integrating administration functions of certain of its manufacturing facilities and other steps.

     Research and Development. Research and development expenses increased by $0.8 million, or 14.5%, from $5.5 million in the year ended February 28, 1994 to $6.3 million in the fiscal year ended February 28, 1995 due to the Company's increased focus on developing digital technology. As a percent of net sales, research and development expenses increased from 3.2% to 3.4% during the same periods.

     Income Taxes. The Company's provision for income taxes as a percentage of income before provision for taxes was 38.5% for the fiscal year ended February 28, 1995 compared to 37.2% in the fiscal year ended February 28, 1994. The higher rate in fiscal 1995 was primarily the result of increased income in foreign jurisdictions with higher statutory tax rates than in the U.S.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's liquidity needs arise primarily from debt service on indebtedness incurred in connection with the Acquisition and the Offering, working capital and capital expenditure requirements. The Company incurred substantial indebtedness in connection with the Acquisition. See "Description of Credit Facilities" and "Description of Notes." On a pro forma basis, as of February 28, 1997, the Company would have had outstanding approximately $118.0 million of indebtedness, consisting of $100.0 million of Notes and $18.0 million under the Term Loan Facility. Prior to the consummation of the Acquisition, the Company operated as a division of Mark IV and substantially all of its cash needs were historically funded through interest-free cash requisitions from Mark IV.

     Principal and interest payments under the Senior Credit Facility and the Notes represent significant liquidity requirements for the Company. Pursuant to the Term Loan Facility and after giving effect to the Offering and application of proceeds therefrom, including the prepayment of $17.0 million of the Term Loan Facility with the proceeds of the Offering, the Company will be required to make principal payments totaling approximately $1.0 million, $2.0 million, $3.0 million, $3.6 million, $4.3 million and $4.1 million in each of fiscal year 1998, 1999, 2000, 2001, 2002 and 2003. In addition, under the terms of the Senior Credit Facility, the Company will be required to make mandatory prepayments with (i) the debt portion of any payments received from Mark IV pursuant to the purchase price adjustment (see "The Acquisition"), (ii) non-ordinary asset sale proceeds, (iii) any additional indebtedness and equity proceeds (with certain exceptions) and (iv) with 75% of the excess cash flow of the Company and its subsidiaries for each fiscal year commencing on May 31, 1998 and each May 31 thereafter. Outstanding balances under the Senior Credit Facility will bear interest at floating rates based upon the interest rate option selected by the Company; therefore, the Company's financial condition is and will continue to be affected by changes in prevailing interest rates.

     The Company's investing activities consist mainly of capital expenditures to maintain facilities, to acquire machines or tooling, to update certain manufacturing processes and to improve efficiency. Capital expenditures totaled $3.4 million, $3.7 million, $4.6 million and $2.6 million for fiscal years 1997, 1996, 1995 and 1994, respectively. The increase in capital spending in fiscal 1995 over the prior year reflects the Company's investment to expand its speaker cabinet manufacturing capability. Management estimates that total capital spending for fiscal 1998 will be approximately $5.5 million. This reflects an anticipated increase in the levels of discretionary spending to increase capacity and initiate operating efficiencies. Included in this amount, there is approximately $3.3 million that management estimates is required for maintenance levels of capital expenditures. The Company's ability to make capital expenditures is subject to certain restrictions under the Senior Credit Facility.

     Net cash provided by operating activities in the fiscal year ended February 28, 1997 was $4.9 million, as compared to net cash provided by operating activities of $0.4 million in the fiscal year ended February 28, 1996. This increase primarily reflects improvements in operating income and working capital management, particularly in receivables and inventories. Net cash provided by operating activities in fiscal year 1996 was $0.4 million, as compared to net cash provided by operating activities of $8.4 million in fiscal year 1995. This decrease resulted primarily from higher receivables and inventory levels associated with increased sales levels.

     The Company relies mainly on internally generated funds and, to the extent necessary, borrowings under the Revolving Credit Facility and foreign working capital lines, to meet its liquidity needs. Availability under the Revolving Credit Facility as of February 28, 1997 was $13.8 million and availability under the foreign working capital lines as of February 28, 1997 was $4.4 million. Amounts available under the Revolving Credit Facility are subject to borrowing base availability and may be used for working capital and general corporate purposes, including letters of credit, subject to certain limitations. In addition, the Senior Credit Facility limits the Company from making acquisitions in an aggregate amount over $7.5 million and incurring significant additional debt to finance acquisitions. See "Description of Credit Facilities."

     Management believes that cash generated from operations, together with amounts available under the Revolving Credit Facility and the working capital lines, will be adequate to meet its debt service and principal payment requirements, capital expenditure needs and working capital requirements for the foreseeable future. However, no assurance can be given in this regard and working capital requirements may change. The Company's high degree of leverage could have important consequences on its future operating performance. See "Risk Factors -- Substantial Leverage and Debt Service Obligations." In addition, the Company's ability to service or refinance the Notes and to extend or refinance the Senior Credit Facility will be subject to future economic conditions and financial, business and other factors, many of which are beyond the Company's control.

                                    BUSINESS

GENERAL

     EVI, founded in 1928, is one of the largest manufacturers and marketers of high-quality, high-performance sound system products for the professional audio market. The Company manufactures and markets a comprehensive range of products worldwide for professional audio systems, including microphones, mixing consoles, signal processors, amplifiers and loudspeaker systems. The Company's brands, which include Electro-Voice, Altec Lansing, Midas and Vega, are widely recognized and respected in the professional audio market. Since its founding, the Company has developed a number of technological innovations which are now commonly used throughout the industry and has received numerous industry awards, including a 1996 Emmy for advances in wireless microphone technology.

     The Company's products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified. EVI products have been installed in a wide variety of larger public venues, including the Metropolitan Opera House at Lincoln Center, the Hong Kong Convention Center, Camden Yards, Fenway Park and Disney theme parks, and are used by professional musicians, including major concert and touring artists such as Alanis Morissette, KISS, Elton John, Sting, Metallica and Hootie and the Blowfish. In addition, the Company's microphones are widely used in the television and radio broadcast industry, including by the major U.S. television networks and many radio performers.

     Products sold to the professional audio market are designed for all types of commercial venues and all levels of professional musicians. These products are distinguished from consumer audio products, which are generally not suited for professional use, by the unique performance requirements and generally higher price points of professional audio products. In addition, professional audio products are typically sold through distribution channels targeted at professional musicians and contractors who design sound systems for commercial use. The professional audio market is highly fragmented, with only a few major manufacturers and a larger number of smaller manufacturers, many of which have limited product lines. The worldwide market for professional audio products includes countries in the Americas, Europe and Asia, as well as many emerging markets.

     The Company has its principal executive offices at 602 Cecil Street, Buchanan, Michigan, 49107, telephone number (616) 695-2207.

INDUSTRY OVERVIEW

     The Company targets three principal lines of business within the overall professional audio market: (i) Fixed Installation, or permanently installed sound systems in public venues; (ii) Professional Music Retail, or sound products used by professional musicians and sold principally through retail channels; and (iii) Concert/Recording/Broadcast, or sound products used in professional concerts, recording projects and radio and television broadcast. EVI targets the upper tier of these business lines in terms of performance, quality and price.

                                    [CHART]

     Fixed Installation. Fixed Installation encompasses permanently installed sound systems in airports, sports arenas, theaters, concert halls, cinemas, stadiums, convention centers, houses of worship and other venues where music or speech is amplified. Within the Fixed Installation line of business there are varying requirements, ranging from concert halls and theaters, which need the highest quality of fidelity output and broad frequency response, to mass transit facilities and office buildings, where sound communication is important but need not be full-range output. The products sold for each type of installation vary widely in characteristics and price; however, management estimates that the majority of Fixed Installation contracts generally generate less than $25,000 of product sales. In this business line, sales for fiscal year 1997 were made to over 700 customers and prices for the Company's products range from $65 for a basic microphone to $110,000 for a large-scale, multi-functional mixing console. The Company's products in the Fixed Installation line of business are sold through professional audio contractors and distributors. For example, in the high growth area of cinema sound, the Company's products are purchased by seven of the ten largest movie theater chains (by number of screens) in the U.S.

     The market for Fixed Installation products is generally driven by new construction and upgrades of existing installations. In the United States, new uses of audio products are spurring growth. More dynamic sound and music, requiring more sophisticated audio products, are increasingly being used in cinemas, religious services and sporting events. Abroad, the development of infrastructure and upgrade of existing facilities, such as auditoriums, public places, theaters and sports facilities, in emerging economies is also a source of increasing demand. Another source of growth in the Fixed Installation business line is the U.S. cinema market, where the number of U.S. movie screens is forecast to grow by approximately 12% during the years 1995 through 2000. Many cinemas update their sound amplification systems to realize fully the new sound technology in motion pictures. Management believes that houses of worship are another important source of retrofits. Historically, sound technology has been used in houses of worship to provide sound reinforcement to the sermon. In contemporary worship services, the sermon is increasingly complemented by music that demands more sophisticated sound. In general, management believes that public awareness of the enhanced abilities of audio equipment increase demand for improved sound output.

     Management estimates that net sales by the Company for products used in the Fixed Installation line of business were approximately 40% of net sales in fiscal year 1997.

     Professional Music Retail. Professional Music Retail products are used mainly by musicians for live performance, recording and reproduction of recording material and are generally sold directly to end users through specialized retail stores that market to musicians, bands and local entertainment venues. Professional Music Retail products appeal to performers seeking an improved level of sound system performance, reliability and quality. The Company's Professional Music Retail products generally range from $85 for a basic microphone to $1,800 for a loudspeaker system and are sold through its sales representatives and distributors to retail outlets.

     The demand for Professional Music Retail products is driven primarily by an increase in both the number of new users and the number of users upgrading to take advantage of enhanced sound technology. Most of the end users targeted in this business line are 18 to 30 years old. Management believes that the expected growth in the 12-to-25-year-old population should increase future demand for Professional Music Retail products. In addition, sales are also driven by demand for smaller and lighter weight products which are easier to perform with and transport.

     Management estimates that net sales by the Company of Professional Music Retail products were approximately 35% of net sales in fiscal year 1997.

     Concert/Recording/Broadcast. The Concert/Recording/Broadcast lines of business include sound systems for musical concerts and theater productions, sound recording and radio and television broadcast and production. The Company's sales of these products are generally made through its distributors and retailers or directly to touring companies. The Company's Concert/Recording/Broadcast products range from $65 for a basic microphone to $110,000 for a large scale, multi-functional mixing console. Management believes that sales in the Concert/Recording/Broadcast line of business to established, high-profile touring companies influence and stimulate purchases of products by smaller groups and lesser known professional musicians. Management estimates that the Company produces over 50% of the microphones used for electronic news gathering by major U.S. television networks and radio station personalities including Rush Limbaugh and Paul Harvey.

     Concert/Recording/Broadcast demand is driven by a combination of the factors that determine growth in the Fixed Installation and Professional Music Retail lines of business, including technological improvement and an increase in product applications. For example, most professional sporting events now include musical performances that require increased sound quality and amplification. Management believes that audiences have become increasingly accustomed to improved sound quality while event producers and live musicians have become accustomed to more advanced technology. The demand for smaller, lighter weight products is another driver of growth as such products reduce operating costs for touring applications. In addition, an increase in popularity of remote electronic news gathering is driving the demand for wired and wireless microphones as well as portable broadcast mixers.

     Management estimates that net sales by the Company of Concert/Recording/Broadcast products were approximately 15% of net sales in fiscal year 1997.

     Other Applications. The Company also produces hand-held microphones and earphones for field and aircraft communications, both military and civilian, and equipment for high-speed duplication of audio tapes. In addition, the Company sells its components to original equipment manufacturers for incorporation into their products. Management estimates that net sales by the Company of products used for other applications were approximately 10% of net sales in fiscal year 1997.

COMPETITIVE STRENGTHS

     Management believes that the following competitive strengths have contributed significantly to the Company's historical growth and serve as a foundation for the Company's continued growth:

     Leading Brand Names. The Company's brand names include Electro-Voice, Dynacord, Altec Lansing, Klark-Teknik, Midas, University Sound, Vega, DDA, Gauss and Electro Sound. Management believes that these brand names, which have earned numerous technological and industry awards, are among the most recognized and respected names in the high-end professional audio market. EVI products are used by a wide variety of professional musicians, ranging from local and regional bands to major touring artists and performers such as Gloria Estefan, Rod Stewart and Aerosmith. In addition, the Company's products are critical to the amplification of voice and sound in such major venues as Atlanta's Hartsfield Airport, Macy's Thanksgiving Day Parade, Chicago's Soldier Field and numerous cinemas and houses of worship across the United States.

     Technological Innovation. EVI has pioneered the development of a number of new professional audio technologies now widely used in the industry and continues its commitment to technological innovation through new product research and development. In order to build on its position as a leader in technological innovation, the Company has increased its spending on research and development from $4.9 million in fiscal year 1992 (or approximately 2.9% of total revenues) to $8.2 million for fiscal year 1997 (or approximately 4.3% of total revenues). Management estimates that new products or product upgrades introduced during fiscal years 1995 or 1996 accounted for approximately 13% of the Company's sales in fiscal year 1996. A focus of the Company's current research and development is the application of digital technology, which is intended to exploit the industry-wide transition from analog to digital processing. EVI is currently bringing to market its first integrated digital signal processing system, which broadens the Company's portfolio of approximately 20 other digital products.

     International Marketing and Distribution. The Company's products are marketed in over 50 countries worldwide, which reduces the Company's dependence on any single geographic market. In recent years, over 50% of the Company's sales have been made internationally. Unlike many of its competitors, which use independent foreign distributors that generally sell a variety of competing products, the majority of the Company's foreign sales efforts are conducted through its foreign distribution subsidiaries. This network allows the Company to control its international sales, marketing and operations and provides the Company with an excellent platform from which to pursue its strategy of penetrating new markets and expanding its worldwide presence.

     Focus on Relationship Marketing. Since 1983, the Company has formally pursued a strategy of developing market presence by building and maintaining long-term relationships with its customers, (which typically exceed ten years in duration) through a number of customer-oriented initiatives. For example, a number of the largest customers serve on Company advisory councils and meet with the Company annually to exchange ideas regarding product development, design and marketing. In addition, the Company regularly conducts training seminars worldwide that provide technical training and marketing support to its customers and end users. These councils, seminars and other customer-oriented initiatives are a key to its recognition as one of "the manufacturers with the best customer relationships" (Sound and Communications 1996 Contractors Survey). This approach to relationship marketing enables the Company to be more responsive to customers' needs and to anticipate more accurately current trends in the market.

     Comprehensive Product Offerings. The Company is one of only a few manufacturers that produce and globally market a comprehensive line of products for the professional audio market. Management believes that its broad range of offerings enables it to compete more effectively against many of its competitors who carry a more limited line of products because the Company's customers are able to meet EVI end users' requirements across a broader range of applications from among EVI products. In addition, the Company's volume discount incentives encourage customers to concentrate their purchases on EVI products.

     Integrated Manufacturing. EVI manufactures substantially all of the products it sells and most of the active acoustic components that its products contain, which distinguishes the Company from many of its competitors. This substantial level of manufacturing integration enables the Company to reduce the time to market of new product introductions, provide consistent, premium quality to customers and respond more effectively to customer delivery and product feature requirements. Management believes these factors result in a significant advantage over competitors, who outsource a portion of their production.

BUSINESS STRATEGY

     The Company's current strategy is to further increase revenues and improve operating margins, thereby strengthening its position as a leading manufacturer and distributor of products to the professional audio market. To achieve these goals, the Company intends to: (i) enhance marketing efforts; (ii) expand worldwide presence; (iii) increase operating efficiencies; and (iv) pursue strategic acquisitions.

     Enhance Marketing Efforts. The Company plans to stimulate demand for its products and increase its brand equity by marketing directly to end users. Currently, the Company's primary print advertising effort is directed to leading trade magazines aimed at contractors, music retailers and distributors. A strategic decision to influence end users as well as the Company's customers is planned to begin in fiscal year 1998 with the objective of enhancing brand awareness and brand equity of the Company's products among end users. Plans to implement this strategy include advertising in consumer magazines, increased public relations, direct mail, point-of-purchase campaigns, a Company web site and increasing the frequency of product training programs.

     Expand Worldwide Presence. The Company intends to increase its market position by expanding its extensive distribution network and broadening its product offerings in existing distribution channels. The Company is currently focusing its expansion efforts on increasing sales in emerging markets, including Argentina, Brazil, Chile, China, India and the former Soviet Union. Management believes that its extensive experience in operating overseas (including in emerging markets) and its network of foreign subsidiary distributors provide a strong foundation for its future international expansion and a significant competitive advantage.

     Increase Operating Efficiencies. Management believes opportunities exist to continue to reduce manufacturing costs and increase manufacturing efficiencies and is planning to implement re-engineering programs at certain of the Company's manufacturing facilities. Management estimates that planned capital expenditures of approximately $2.9 million for fiscal years 1998 and 1999 will result in annual cost savings of approximately $1.8 million. For example, the Company plans to establish a higher quality and more efficient electronics production capability, which management expects will generate significant operating savings and increase the Company's competitiveness in electronics production. The Company continuously assesses its manufacturing operations to control or reduce costs, and re-engineers production as necessary. The Company also intends to continue its CARE process ("Customers Are the Real Employers"), which utilizes total quality management principles to maximize operating efficiencies.

     Pursue Strategic Acquisitions. The professional audio industry is highly fragmented, which management believes presents significant consolidation opportunities. Subject to market conditions and the availability of financing, the Company plans to pursue acquisition opportunities that complement and expand its core businesses or that enable the Company to enter new markets. Management believes that it can leverage the Company's production, distribution and administrative capabilities to generate significant incremental revenue and cash flow through strategic acquisitions. Since 1984, the Company has successfully integrated six business acquisitions and eight brand names into its existing operations.

BRANDS AND PRODUCTS

     The Company has built a broad and diverse product line through the development of new products and the selective acquisition of product lines. The following table sets forth the Company's primary product offerings and brands and the business lines to which they relate. Management estimates that worldwide sales of its Electro-Voice brand accounted for approximately half of its net sales in fiscal year 1997 and that the balance of net sales are approximately evenly split among the Company's other brands.

       BRAND                       PRIMARY PRODUCTS                       BUSINESS LINE
--------------------  ------------------------------------------  ------------------------------
Electro-Voice         Microphones, mixing consoles, signal        Fixed Installation
                      processors and amplifiers, loudspeaker      Professional Music Retail
                      systems                                     Concert/Recording/Broadcast
                                                                  Other Applications
Dynacord              Mixing consoles, signal processors and      Fixed Installation
                      amplifiers, loudspeaker systems             Professional Music Retail
Altec Lansing         Mixing consoles, signal processors and      Fixed Installation
                      amplifiers, loudspeaker systems
Klark-Teknik          Signal processors                           Fixed Installation
                                                                  Concert/Recording/Broadcast
Midas                 Mixing consoles                             Concert/Recording/Broadcast
University Sound      Microphones, signal processors and          Fixed Installation
                      amplifiers, loudspeaker systems
Vega                  Wireless microphones                        Fixed Installation
                                                                  Professional Music Retail
                                                                  Concert/Recording/Broadcast
                                                                  Other Applications
DDA                   Mixing consoles                             Fixed Installation
                                                                  Concert/Recording/Broadcast
Gauss/Electro-Sound   High-speed audio tape duplicating           Other Applications
                      equipment

     Microphones. Microphones are the most common method of converting audible sound waves into electrical signals that can be processed, modified and amplified. Microphones come in a variety of sizes and shapes, from handheld or mounted models of all sizes to very small models meant to be hidden from view. The Company also produces wireless microphones under the Vega brand name that use radio instead of cable. The technology employed in the Company's wireless microphones results in audio quality that, management believes, is indistinguishable from that of a wired microphone. While targeted to the needs of the working professional in broadcast and production, concert sound, live theater, theme parks and related applications, Vega's advanced technology is also used in government surveillance operations. Vega's wireless microphone received an Emmy award in 1996 for advances in broadcast wireless technology.

     Mixing Consoles. The primary function of a mixing console is to accept input of electrical signals from a number of microphone sources, such as multiple singers and instruments in a band, and blend them together to achieve the desired balance of sound output. Other sound inputs can be fed into a mixing console as well, such as recorded music. A mixing console also serves as the center of a sound system, as it sends the electrical signals it receives back out to the other components of the system. The Company's top-end mixing consoles are marketed under the Midas brand name, which are used mainly for touring applications. The Company also sells mixing consoles under the DDA brand.

     Signal Processors and Amplifiers. Signal processors modify sound signals to increase or decrease volume or mix them with other sound signals. The signal processor with which most people are familiar is the bass and treble adjustment, or "tone control." In a professional signal processor, the tone control may be divided into 31 or more bands, allowing separate adjustment of each. The controls used to effect these adjustments are called "equalizers." Another familiar signal processor is called the reverberation unit, which can adjust a signal to make a sound seem as if it were performed in a large hall. Yet another function of a signal processor is to provide signal delay so that sound arrives at the same time for an entire audience whether they sit in the back or front of a venue. The Company markets signal processors under the Dynacord and Klark-Teknik names, and was one of the first manufacturers, in 1987, to introduce a reasonably priced signal processor using digital technology.

     The level of signal output from mixing consoles or signal processors is too low to drive loudspeakers and must be increased by amplifiers. The Company produces amplifiers under the Altec Lansing, Dynacord and Electro-Voice brands, many of which contain built-in digital signal processors necessary to achieve low-frequency output that is often missing in non-digital amplifiers.

     Loudspeaker Systems. Loudspeaker systems convert the electrical signals created from audible sound waves back into sound audible to the human ear. In a large professional sound system, specialized loudspeakers called horns direct sound to parts of the audience so that the level of sound in a large venue can be equalized. The Company produces its high-end loudspeakers under the Electro-Voice and Altec Lansing names. Certain of these products use technologies developed by the Company, including "Constant Directivity" and "Variable Intensity", which help deliver uniform frequency and level of output across an audience, and Manifold Technology, which delivers louder output. See "--Product Development." Management believes that its University Sound loudspeaker is the only such product in the industry currently offering a Constant Directivity paging speaker, which delivers uniform frequency response in voice and background music applications.

     High-Speed Audio Tape Duplicating Equipment. The Company is a leading manufacturer of equipment used in commercial duplication of cassette tapes for both consumer and professional markets and has been at the forefront of increasing the speed of these products. These products are produced under the Company's Gauss brand name.

     The following diagram illustrates the use of the Company's products in a complete professional audio system:

CUSTOMER RELATIONSHIPS

     Management believes that the contractors, distributors and retailers to which it sells its products play a significant role in promoting its products. Since 1983, the Company has formally pursued a strategy of developing market presence by building and maintaining long-term relationships with its customers. A number of EVI's largest customers serve on the Company's "Blue Ribbon" and contractor councils and meet with the Company annually to exchange ideas about product development, design and marketing. These councils provide a valuable platform for the exchange of ideas between customers and the Company. The Company was recently recognized as one of the manufacturers with the best customer relationships by Sound and Communications 1996 Contractors Survey and enjoys customer relationships that typically exceed ten years in duration.

     Proactive customer service and support is an important element of the Company's sales strategy. The Company's customer service capability is designed to enhance loyalty and brand image by building customer understanding of product application, capability and quality. The Company maintains a staff of technical support specialists at its headquarters to provide direct technical support to both customers and end users. Telephone support is augmented by in-field technical seminars conducted by marketing personnel trained in educating customers on product features, installation techniques and computer-aided system design programs for fixed installations. In addition, the Company operates service stations at all its main distribution locations and has relationships with a network of over 300 independently owned service stations worldwide, which provide product repairs.

MARKETING AND SALES

     Marketing. The Company's marketing, sales and business development activities are divided into three regions -- the Americas, Europe and the Pacific. Each region is structured with a business development team or teams whose mission is to identify and pursue growth opportunities within the assigned territory. This structure permits the Company to set worldwide strategies centrally, but to implement them locally through marketing managers with the same business practices, language and culture as the customers being served. The Company believes that the proximity of the customer and the manager also results in improved response time to customer inquiries and orders. As of February 28, 1997, the Company's sales and marketing organization included 238 employees in nine countries worldwide and an independent commissioned sales force of 80 individuals.

     Sales. The Company sells its products through several channels. In the United States, the Company employs independent, commissioned sales representatives who sell to (i) sound contractors, who typically design and install integrated sound systems, (ii) music retailers that sell directly to individuals, bands or small establishments, (iii) independent distributors which in turn sell to sound contractors or music retailers and (iv) in a few circumstances, end users that generally are large institutional customers, original equipment manufacturers or the U.S. military. Abroad, the Company sells products through both Company-employed and independent, commissioned sales representatives (a) in nine foreign locations where the Company has established distribution facilities and (b) through more than 50 independent foreign distributors. No single customer accounted for more than 5% of the Company's total net sales in fiscal year 1997. In Hong Kong, China and Germany, the Company also serves as a sound contractor.

     Unlike many of its competitors, which use independent foreign distributors that generally sell a variety of competing products, the majority of the Company's foreign sales are conducted through its eight foreign distribution subsidiaries. Company-owned facilities are located in Germany, Japan, Hong Kong, China, Canada, France, Switzerland, Australia and the United Kingdom and have been in place for an average of 13 years. This network allows the Company greater control over its international sales and marketing and provides an excellent platform from which to pursue its strategy of penetrating new markets and expanding its worldwide presence.

     In limited instances, the Company sells directly to end users. Often the end user is a rental company that rents equipment for varying uses, including touring concerts and public address equipment for local events. The Company also sells directly to large institutional customers such as the Walt Disney Company, Club Med Resorts and the United States military. In addition, the Company sells certain of its products directly to original equipment manufacturers for inclusion in their products and systems. Specifically, several of the Company's Electro-Voice and Vega brand products are sold to other audio system manufacturers such as Zeck of Germany and Yamaha of Japan for use as components in their products and systems. Management estimates that these sales were less than 5% of the Company's net sales in fiscal 1997. The Company also licenses the Altec Lansing name for use in consumer loudspeaker systems.

     The Company plans to increase its brand equity and stimulate demand for its products by marketing directly to end users, who often make the actual purchasing decisions. Currently, the Company's primary print advertising effort is directed to leading trade magazines aimed at contractors and distributors. A strategic decision to influence the end user as well as the Company's customers is planned for fiscal year 1998 with the objective of enhancing brand awareness and brand equity among end users. Implementation plans include space advertising in consumer magazines, increased public relations, direct mail, point of purchase campaigns, a Company web site and increasing the number and frequency of product training programs. The Company also exhibits its products at all major industry trade shows worldwide.

PRODUCT DEVELOPMENT

     Management believes the Company is a strong product innovator. The Company has introduced numerous technologies that are used throughout the audio industry, including Constant Directivity and Variable Intensity horns, Manifold Technology in loudspeaker systems, the application of Neodymium in loudspeaker systems and microphone magnets and Titanium in compression driver diaphragms.

     The concept of Constant Directivity in horn design was introduced to professional audio by Electro-Voice, Incorporated in the 1970's. Constant directivity is a characteristic of horn performance that distributes frequencies evenly over the coverage pattern of the horn. Variable Intensity is a characteristic of horn performance that distributes sound pressure (the level of the sound) evenly over the coverage pattern of the horn. In combination, Constant Directivity and Variable Intensity provide accurate and uniform sound throughout the listening area. Manifold Technology is the practice of coupling multiple loudspeakers to a single acoustic horn resulting in significantly higher sound pressure as compared to the case of one loudspeaker and one horn. The advantages of Manifold Technology are the elimination of interferences often found when using multiple sources and a considerably smaller size and lower weight per unit of sound pressure. The technology is employed mainly in loudspeaker systems used by concert musicians. The Company believes it was the first to employ neodymium (N-DYM), a rare-earth element, in lieu of conventional magnets in the manufacture of loudspeaker systems and microphones. This innovation resulted in products achieving higher acoustic output and lighter weight than previously possible. Titanium diaphragms represent an improvement over conventional aluminum compression driver diaphragms because they have a higher strength-to-weight ratio. Lighter weight diaphragms produce extended high frequencies more efficiently than heavier ones.

     Over the past 30 years, the Company's products have received a number of awards from industry publications and other sources. These awards are based in part on subjective criteria and accordingly should not be attributed undue significance. The Company's most prominent awards are listed below:

         YEAR
       AWARDED          BRAND AND PRODUCT TYPE          AWARD                   SOURCE
       --------         ----------------------  ----------------------  ----------------------
1996..................  Midas XL4 mixing        Sound product of the    Theatre Crafts
                        console                 year                    International
1996..................  Midas XL200 mixing      Best front-of-house     LiveSound!
                        console                 theater console         International Awards
1996..................  Klark-Teknik DN510      Best noise gate         LiveSound!
                        noise gate                                      International Awards
1996..................  Klark-Teknik DN728      Best digital delay      LiveSound!
                        digital delay           line                    International Awards
1996..................  Klark-Teknik DN4000     Product excellence      Plasa Awards UK
                        parametric equalizer
                        and delay
1996..................  Vega wireless           Emmy for advances in    National Academy of
                        microphone              broadcast wireless      Television Arts and
                                                technology              Sciences
1996..................  EV dX34 digital sound   Best digital crossover  LiveSound!
                        system controller                               International Awards
1996..................  Klark-Teknik DN500      Best dynamics control   LiveSound!
                        signal processor                                International Awards
1996..................  Electro-Voice MT4       Best arena              LiveSound!
                        loudspeakers            loudspeakers            International Awards
1995..................  Midas XL3 mixing        Best live performance   LIVE! Awards
                        console                 mixing console
1995..................  Midas XL4 mixing        Best front-of-house     LiveSound!
                        console                 concert console         International Awards
1995..................  Klark-Teknik 3600       Best digital            LiveSound!
                        equalizer               programmable equalizer  International Awards

         YEAR
       AWARDED          BRAND AND PRODUCT TYPE          AWARD                   SOURCE
       --------         ----------------------  ----------------------  ----------------------
1995..................  Electro-Voice 27 N/D    Best percussion         LiveSound!
                        microphone              microphone              International Awards
1994..................  Klark-Teknik DN410      Best parametric         LiveSound!
                        equalizer               equalizer               International Awards
1994..................  Klark-Teknik DN360      Best graphic equalizer  LiveSound!
                        equalizer                                       International Awards
1994..................  Electro-Voice Delta     Best club loudspeakers  LiveSound!
                        Max loudspeakers                                International Awards
1993..................  Vega VegaNet control    Sound product of the    LDI
                        system                  year
1989..................  Electro-Voice           Blue Ribbon Contractor  US Army
                        headsets, handsets,     Award                   Communications --
                        microphones and                                 Electronics
                        speakers                                        Communications Award
1988..................  Electro-Voice           Sound Equipment         Performance Magazine
                                                Manufacturer of the
                                                Year
1987..................  Electro-Voice N/D 757   Most innovative         Music and Sound Awards
                        microphone              product
1963..................  Electro-Voice           Oscar for scientific    Academy of Motion
                        microphone              and technical           Picture Arts and
                                                achievement             Sciences

     The Company has over 200 product development projects planned or currently in progress. Of these, approximately 40 are designed to yield new technological developments, including numerous applications of digital technology, which are intended to exploit the industry-wide transition from analog to digital processing. Other research and development projects principally are for design maintenance or to achieve product enhancements that have been requested by customers, both of which are important activities in sustaining the Company's product lines. Because the Company produces a comprehensive range of products, management believes the Company has the capacity to integrate easily technologies from one product line to another product line, which ultimately leads to new products that are often less expensive, lighter or otherwise more desirable.

     In professional audio products there is a growing trend toward broader use of digital technology, which is more flexible and easier to manipulate than analog technology. The Company offered its first digital product, a digital signal processor, in 1987. During the intervening years, the Company has introduced increasingly complex additional digital processing and control products for a growing range of applications. These products have generally been specialized signal processing components intended to fulfill a specific role in a sound system. In the past, the high cost of digital devices has made it impractical to utilize the technology fully. Recently, the cost of digital devices has decreased, and such devices have become more powerful, which has enabled designers to develop products that more fully integrate digital functions into a sound system. The first of the Company's fully integrated digital products, an integrated signal processing, routing and control system to be marketed under the name Merlin, is currently being tested in selected customer installations.

     As of February 28, 1997, the Company's research and development organization consisted of 153 employees located in seven locations around the world, including 80 engineers, each of whom specializes in a certain type of product and application. In fiscal 1994, 1995, 1996 and 1997, research and development expenses were $5.5 million, $6.3 million, $8.2 million and $8.2 million, respectively. Work involving applications of digital technology is expected to represent approximately 22% of the Company's research and development expenditures in fiscal year 1997.

MANUFACTURING

     The Company manufactures most of the products it sells, and most of the active acoustic components that they contain. This is done in eleven facilities located in the United States, Germany and the United Kingdom. Manufacturing processes are substantially integrated and, in addition to the assembly processes more typically found among the Company's competitors, include die casting, fiberglass plastics molding, transformer and coil winding, sheet metal stamping and forming, metal machining, cabinet fabrication, painting and plating. The Company purchases certain electrical components, magnets, lumber and plastics.

     Management believes that the Company's integrated manufacturing capabilities are important factors in maintaining and improving the quality, performance, availability and cost of EVI products, and decreasing the time to market of new product introductions. Management also believes that the Company can respond more effectively to changing customer delivery and product feature requirements by doing the majority of its own manufacturing and that this gives it an advantage over many of its competitors. The Company continuously assesses its manufacturing operations to control or reduce costs.

     The Company is planning to implement re-engineering programs in certain of its manufacturing facilities. Management estimates that planned capital expenditures of approximately $2.9 million for fiscal years 1998 and 1999 will result in annual cost savings of approximately $1.8 million. For example, the Company plans to establish a higher quality and more efficient electronics assembly capability, which management believes will generate operating savings. The Company plans to achieve this by installing an automated printed circuit board insertion operation, an automated finishing system and an automated carousel stock room.

     The Company also sells under its brand names a limited number of finished products purchased from outside suppliers, including certain electronic products and loudspeaker systems, where low cost is an essential attribute of the product. In addition, certain other finished products of non-Company brands are purchased to supplement the offerings of the Company's distribution operations in Japan, Hong Kong, Switzerland, Australia and France.

FACILITIES

     The following table lists the Company's principal operating facilities:

                                     OWNED/        SIZE
             LOCATION                LEASED    (SQUARE FEET)              FACILITY TYPE
-----------------------------------  -------   -------------   -----------------------------------
UNITED STATES:
Buchanan, MI.......................   Owned       144,000      Corporate
                                                               Headquarters/Manufacturing/
                                                               Sales/Marketing/Administration/
                                                               Distribution/Service Center
Buchanan, MI.......................   Owned        28,500      Research & Development
Buchanan, MI.......................  Leased         9,600      Sales/Marketing/Distribution/Service
                                                               Center
Oklahoma City, OK..................   Owned       143,000      Manufacturing/Research &
                                                               Development/Distribution/Service
                                                               Center
Austin, TX.........................  Leased        95,000      Manufacturing/Distribution
Newport, TN........................   Owned        49,000      Manufacturing
Sevierville, TN....................   Owned        44,000      Manufacturing
Newport, TN........................  Leased        40,000      Distribution
Sun Valley, CA.....................   Owned        27,000      Manufacturing/Sales/Marketing/
                                                               Administration/Research &
                                                               Development/Distribution/Service
                                                               Center
El Monte, CA.......................  Leased        23,000      Manufacturing/Sales/Marketing/
                                                               Administration/Research &
                                                               Development/Distribution/Service
                                                               Center
Sun Valley, CA.....................  Leased        20,600      Distribution
Mishawaka, IN......................  Leased        20,000      Manufacturing

                                     OWNED/        SIZE
             LOCATION                LEASED    (SQUARE FEET)              FACILITY TYPE
-----------------------------------  -------   -------------   -----------------------------------
INTERNATIONAL:
Straubing, Germany.................   Owned        95,000      Manufacturing/Sales/Marketing/
                                                               Administration/Research &
                                                               Development/Distribution/Service
                                                               Center
Straubing, Germany.................  Leased        10,700      Warehouse
Hohenwarth, Germany................  Leased         7,600      Manufacturing
Kidderminster, England.............  Leased        35,000      Manufacturing/Sales/Marketing/
                                                               Administration/Research &
                                                               Development/Distribution/Service
                                                               Center
Hounslow, England..................  Leased         8,000      Research & Development
Kowloon, Hong Kong.................  Leased        18,300      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Tokyo, Japan.......................  Leased        14,800      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Osaka, Japan.......................  Leased         1,200      Sales/Marketing
Nagoya, Japan......................  Leased           500      Sales/Marketing
Gananoque, Canada..................   Owned        16,000      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Sydney, Australia..................  Leased         8,000      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Ipsach, Switzerland................  Leased         3,400      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Paris, France......................  Leased         3,500      Sales/Marketing/Administration/
                                                               Distribution/Service Center
Guangzhou, China...................  Leased           280      Sales/Marketing

     The Company is committed to achieving International Organization for Standardization ("ISO") certification at all its principal manufacturing facilities. The Sevierville, Tennessee and Kidderminster, England facilities have been certified under ISO 9002 and the Straubing, Germany facility has been certified under ISO 9001. The Company's Buchanan, Michigan and Newport, Tennessee facilities are well into the certification process and expect certification in 1997.

EMPLOYEES

     As of February 28, 1997, the Company employed 1,754 persons worldwide, of which 1,073 were employed in the United States, 202 were employed in the United Kingdom, 326 were employed in Germany and 153 were employed in other countries. On a functional basis, approximately 1,264 were employed in manufacturing, 153 in research and development, 238 in sales and marketing and 99 in administration and finance.

     As of February 28, 1997 the Company employed approximately 904 unionized employees, of whom approximately 605 were in the United States and 263 were in Germany. In the United States, employees at the Company's manufacturing facilities in Newport, Tennessee; Sevierville, Tennessee; Buchanan, Michigan; and Oklahoma City, Oklahoma are covered by collective bargaining agreements that expire in June 1998, July 1998, June 1997 and June 1997, respectively. The Company believes that there are no significant impediments to renewing the collective bargaining agreements due to expire in June 1997. The Company is in the process of negotiating an initial collective bargaining agreement at its Mishawaka, Indiana manufacturing facility. It is anticipated that these negotiations will be concluded by September, 1997. There are no material grievances pending with respect to any union employees. The Company has not experienced any work stoppages in recent years and believes that its relationship with its employees has been good.

INTELLECTUAL PROPERTY

     Among the Company's significant assets are its intellectual property rights. See "-- Brands and Products." The Company relies on a combination of copyright, trademark and patent laws to protect these assets, and to a significant degree, on trade secrets, confidentiality procedures and contractual provisions which may afford more limited legal protections. The Company has not registered its significant trademarks in all foreign jurisdictions in which it does business, although management believes that the Company's most significant marks generally have been registered in the jurisdictions where their sales are the strongest. The Company does not believe that any of its products currently infringe upon the proprietary rights of third parties in any material respect.

     As a result of the Acquisition, the Company restructured and renamed most of its subsidiaries. The Company's corporate name is EV International, Inc. and it is currently doing business under the name "EVI Audio."

ENVIRONMENTAL REGULATION

     The Company and its operations are subject to extensive and changing U.S. federal, state and local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, current or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. The Company believes that it currently conducts its operations, and in the past has operated its business, in substantial compliance with applicable environmental laws and regulations. From time to time, however, operations of the Company have resulted, and may result in the future, in non-compliance or liability with respect to such laws and regulations.

     The Company recently had Phase I Environmental Site Assessment and Compliance Reviews conducted by a third-party environmental consultant at all of its manufacturing sites and is aware of environmental conditions at such sites that require or may require remediation or continued monitoring. The Company is undertaking or is planning to undertake remediation or monitoring at these sites. In particular, the Company's site in Buchanan, Michigan has been designated a Superfund site under U.S. environmental laws. Mark IV has agreed to indemnify the Company fully for environmental liabilities resulting from the Buchanan, Michigan Superfund site and certain of the other sites at which the environmental consultant indicated monitoring or remediation was necessary. See "Relationships with Mark IV."

     The Company estimates that it will incur, in fiscal year 1998, approximately $150,000 of environmentally related capital expenditures. The Company's environmentally related expenditures in fiscal years 1996 and 1997 were not material. The Company does not believe that the costs to the Company of environmental compliance under current laws and regulations will have a material adverse effect on the financial condition or results of operations of the Company.

COMPETITION

     The professional audio market is highly competitive and fragmented. Certain of the Company's competitors are substantially larger than the Company and have greater financial resources. The principal competitive factors affecting the market for the Company's products are product quality, reliability, price, value, name recognition, performance and customer relationships. The Company believes that it currently competes favorably overall with respect to each of these factors.

     The Company faces meaningful competition in all of its product categories and markets. Management believes that its major competitor in providing a full line of professional audio products is Harman International Industries, Incorporated, one of whose three segments competes in the professional audio products market. Management believes that it is one of a few manufacturers that carries a comprehensive line of professional audio products.

LEGAL PROCEEDINGS

     From time to time the Company is a party to various legal actions in the normal course of business. Gulton Industries, Inc. ("Gulton"), a predecessor to the holding company that was merged into and with the Company, was sued by a company for infringement of a U.S. patent that Gulton was using to produce products unrelated to the business of the Company for a business line that was transferred out of Gulton prior to the Acquisition. At trial, the plaintiff was awarded $3,023,773 in damages. The matter was appealed and upheld with the issue of calculation of damages remanded to the District Court. No decision has been made by the District Court on this issue. Mark IV, which is prosecuting the claim on behalf of Gulton, has agreed to indemnify the Company fully for any losses or liabilities arising from this litigation. The Company believes that it is not currently party to any litigation which, if adversely determined, would have a material adverse effect on the liquidity or results of operations of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the name, age and position of each of the executive officers, directors and persons nominated to become directors of the Company. Each director of the Company will hold office until the next annual meeting of shareholders of the Company or until his successor has been elected. Qualified officers of the Company are elected by the Board of Directors of the Company (the "Board") and serve at the discretion of the Board.

                         NAME                           AGE                 POSITION
------------------------------------------------------  ----  ------------------------------------
Paul A. McGuire.......................................    55  Acting Co-Chief Executive Officer
Roger H. Gaines.......................................    55  Acting Co-Chief Executive Officer
F. Davis Merrey, Jr...................................    56  Vice President -- Research and
                                                              Development
Nicholas E. Somers....................................    34  Chairman of the Board
Alfred C. Eckert III..................................    48  Director
Edgar S. Woolard, Jr..................................    62  Director

     Paul A. McGuire was elected Acting Co-Chief Executive Officer of the Company effective May 6, 1997, prior to which he was Vice President of the Company with responsibility for sales and marketing. He joined Electro-Voice, Incorporated in 1972. He held positions in sales and marketing at Electro-Voice, Incorporated and in 1990 was appointed President. In 1994, he was appointed President of Mark IV Audio, Inc. with responsibility for the Americas. In 1995, Mr. McGuire assumed the additional responsibility for Europe.

     Roger H. Gaines was elected Acting Co-Chief Executive Officer of the Company effective May 6, 1997, prior to which he was Vice President of the Company with responsibility for manufacturing. He joined Electro-Voice, Incorporated in 1981. In 1991, he was appointed Vice President of Manufacturing of Mark IV Audio, Inc.

     F. Davis Merrey, Jr. is Vice President of the Company with responsibility for research and development. He joined Electro-Voice, Incorporated in 1976. In 1985, he was appointed President of the Altec Lansing division of Electro-Voice, Incorporated. In April 1994, he was appointed Vice President of Research and Development of Electro-Voice, Incorporated.

     Nicholas E. Somers has been the Chairman of the Board of the Company since February 1997. Mr. Somers has been a Managing Director of GSCP since December 1993. Prior to that, he worked at Morgan Stanley & Co. in the Mergers & Acquisitions and Corporate Finance Departments from June 1988 to June 1993.

     Alfred C. Eckert III has been a director of the Company since February 1997. Mr. Eckert has been the President of GSCP since January 1994. Since 1991, Mr. Eckert has been a general partner of Greycliff Partners. From 1984 to 1991, Mr. Eckert was a general partner of Goldman, Sachs & Co. He is a director of Georgia Gulf Corporation and HBO & Company.

     Edgar S. Woolard, Jr. has been a director of the Company since February 1997. Mr. Woolard is Chairman of the Board of Directors of DuPont. He joined DuPont in 1957 and held a variety of engineering, manufacturing and management positions before being elected President and Chief Operating Officer in 1987 and Chairman and Chief Executive Officer in 1989. He retired from the company in 1995. Mr. Woolard is also a director of Citicorp and the North Carolina Textile Foundation, Inc., a member of the Business Council, a member of the Board of Directors of Apple Computer, a member of the Board of Trustees of Winterthur Museum and a member of the Board of Trustees of the Medical Center of Delaware.

DIRECTOR COMPENSATION

     With the exception of Edgar S. Woolard, Jr., the current directors of the Company receive no compensation. For his services as director, Mr. Woolard receives compensation of $10,000 annually and an additional $1,000 for each meeting of the Board he attends. In addition, he will receive stock options in the Company in an amount to be determined. All the directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to all compensation paid or accrued by the Company for services rendered in all capacities for the fiscal year ended February 28, 1997 by its Chief Executive Officer and each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       ALL OTHER
              NAME AND PRINCIPAL POSITION                YEAR   SALARY($)  BONUS($)   COMPENSATION
-------------------------------------------------------  -----  --------   --------   ------------
Robert D. Pabst........................................   1997  $230,000   $ 27,658     $ 45,513(a)
  Former Chief Executive Officer and President
Paul A. McGuire........................................   1997   170,577     16,696        3,067(b)
  Acting Co-Chief Executive Officer
Roger H. Gaines........................................   1997   112,800      9,242        2,410(b)
  Acting Co-Chief Executive Officer
F. Davis Merrey, Jr....................................   1997   135,200      8,550        2,824(b)
  Vice President -- Research and Development
John G. Bolstetter.....................................   1997   100,577      8,975          990(b)
  Former Vice President -- Finance

---------------
(a) Includes (i) supplemental retirement benefits of $42,246 accrued by Mark IV during fiscal year 1997 and (ii) $3,267 in matching contributions paid by Mark IV under the Mark IV Savings and Retirement Plan and accrued by the Company under the EV International, Inc. Savings and Retirement Plan (the "Savings Plan") during fiscal year 1997.

(b) Represents matching contributions paid by Mark IV under the Mark IV Savings and Retirement Plan and accrued by the Company under the Savings Plan during fiscal year 1997.

DEFINED CONTRIBUTION PLAN

     The Company maintains the Savings Plan, which is a defined contribution plan with a cash or deferred arrangement (as described under Section 401(k) of the Internal Revenue Code of 1986, as amended). All salaried employees and certain employees covered by the collective bargaining agreements are eligible to participate in the Savings Plan after completion of one year of service.

     Eligible employees may elect to contribute on a tax deferred basis from 1% to 15% of their compensation (as defined in the Savings Plan), subject to statutory limitations. In addition, the Company may make matching or discretionary contributions, which vary in amount, to the Savings Plan. The Company has committed for the first plan year (as defined in the Savings Plan) to make a discretionary contribution on behalf of non-collectively bargained employees in an amount which is substantially comparable to the amount of contribution of benefits that such participants would have received if they were participants in the Mark IV Savings and Retirement Plan (which amount, for fiscal year 1997 would have been an aggregate of approximately $450,000) or the Mark IV Retirement Plan, had such plans continued in full force and effect after the Acquisition.

     Under the terms of the Savings Plan, each participant has a fully vested (nonforfeitable) interest in all contributions made by the individual, matching contributions and all earnings thereon. A participant will vest in any discretionary contributions made to his or her account upon completion of five years of service.

THE ANNUAL BONUS PLAN

     It is anticipated that the Company will adopt an annual bonus plan for the Company's management employees that will provide that participants in such plan be entitled to an annual bonus based on achievement of certain projected earnings performance targets. Under the proposed terms of the bonus plan, participants will be eligible to receive an annual bonus of between 25% and 100% of his or her base salary depending on the level of achievement of the performance targets.

AGGREGATED OPTION EXERCISES

     The following table sets forth certain information with respect to the options held by the named executive officers issued under the Mark IV Industries, Inc. and Subsidiaries 1992 Incentive Stock Option Plan.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES         VALUE OF
                                         OPTIONS EXERCISED IN FISCAL       UNDERLYING        UNEXERCISED
                                                  YEAR 1996                UNEXERCISED      IN-THE-MONEY
                                        ------------------------------     OPTIONS AT        OPTIONS AT
                                        NUMBER OF SHARES                  FEB. 28, 1997     FEB. 28, 1997
                                          ACQUIRED ON          VALUE      EXERCISABLE/      EXERCISABLE/
                 NAME                       EXERCISE         REALIZED     UNEXERCISABLE     UNEXERCISABLE
--------------------------------------  ----------------     ---------    -------------     -------------
Robert D. Pabst.......................       55,594          $ 720,770             --                --
Paul A. McGuire.......................        8,172            130,325        8,722/0         $49,773/0
F. Davis Merrey, Jr. .................        8,764             76,454             --                --
Roger H. Gaines.......................        6,622             39,570        2,430/0          30,455/0
John G. Bolstetter....................           --                 --       10,355/0          97,524/0

EMPLOYMENT AGREEMENTS

     Paul A. McGuire has entered into a three-year employment agreement with the Company (the "Employment Agreements"), which automatically extends for successive one-year terms, subject to termination upon notice. Pursuant to such Employment Agreement, the officer receives (i) an annual base salary of $185,000, (ii) an annual cash bonus in an amount determined under the Company's Annual Bonus Plan based on the achievement of targeted performance objectives and (iii) certain other benefits, including eligibility to participate in employee pension and welfare benefit plans sponsored by the Company. If Mr. McGuire's employment with the Company is terminated without cause (as defined in such Employment Agreement), all obligations of the Company to him will cease except that (a) he will be entitled to payment of his earned salary, accrued vacation, and vested benefits, (b) he shall receive a pro rata annual bonus for the year of termination and (c) the Company will continue to pay his then current salary for a period of twelve months. If Mr. McGuire terminates his employment with the Company upon the expiration of his Employment Agreement, or the Company opts not to renew his Employment Agreement, the Company will continue to pay him his base salary for a period of six months and he will be entitled to payment of his earned salary, accrued vacation, and vested benefits. Mr. McGuire has agreed not to compete with the Company for a one-year period following the end of his employment with the Company, unless he is terminated without cause.

MANAGEMENT CHANGES

     On May 6, 1997, the employment of Messrs. Pabst, Bolstetter and Graham, who had been, respectively, the Chief Executive Officer and President, Vice President-Finance and Vice President-Administration of the Company, was terminated. The Company is currently conducting a search for senior executive officers to carry out the functions previously performed by Messrs. Pabst, Bolstetter and Graham. In the meantime, Messrs. McGuire and Gaines have been elected Acting Co-Chief Executive Officers.

     Under employment agreements with the Company (the "Employment Agreements"), Messrs. Pabst and Bolstetter are entitled to compensation upon their departure from the Company. Pursuant to such Employment Agreements during the course of employment, each officer was entitled to, among other items, an annual base salary of $230,000 and $140,000, respectively, and an annual cash bonus in an amount determined under the Company's Annual Bonus Plan based on the achievement of targeted performance objectives. All obligations of the Company to each such officer cease upon termination except that each (a) will be entitled to payment of his earned salary, accrued vacation, and vested benefits earned through the date of termination, and (b) shall receive a pro rata annual bonus for the year of termination. Any severance payments due to Mssrs. Pabst and Bolstetter under their Employment Agreements shall be paid by Mark IV, as provided in such Employment Agreements and the Purchase Agreement.

                           OWNERSHIP OF CAPITAL STOCK

     The authorized common stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, of which 110 shares are issued and outstanding and all of which is owned by Holding. The authorized common stock of Holding consists of 300,000 shares of common stock, par value $.001 per share, of which 85,000 shares are issued and outstanding. All of Holding's issued and outstanding common stock is owned by EVI Audio, LLC, the parent company of Holding. Holding is also authorized to issue 100,000 shares of the Class A pay-in-kind preferred stock (the "PIK Preferred Stock"), par value $.01 per share, of which 15,000 shares are issued and outstanding to EVI Audio, LLC. The entire class of PIK Preferred Stock is owned by EVI Audio LLC. See "Use of Proceeds."

     The Company expects to offer shares of common stock of the Company representing approximately 3% of the total common stock of the Company to certain officers, foreign managers and employees of the Company.

     The following table sets forth the beneficial ownership of the limited liability company interests of EVI Audio, LLC.

                                                                     NUMBER OF     PERCENT OF
                          NAME AND ADDRESS                           INTERESTS       CLASS
    -------------------------------------------------------------    ---------     ----------
    GSCP(a)(b)...................................................       72.42         72.42%
    TRV Employees Fund, L.P.(c)(b)...............................       17.69         17.69%
    Greenwich Street Capital Offshore Fund, Ltd.(d)(b)...........        4.41          4.41%
    The Travelers Insurance Company(e)(b)........................        3.67          3.67%
    The Travelers Life and Annuity Company(e)(b).................        1.81          1.81%
                                                                       ------       -------
                                                                       100.00        100.00%
                                                                       ======       =======

---------------
(a) The address for this person is 388 Greenwich Street, 36th Fl., New York, N.Y. 10013. The managing general partner of the general partner of this person is a wholly owned subsidiary of Travelers Group Inc. ("Travelers"). The manager of this person is Greenwich Street Capital Partners, Inc. ("GSCP, Inc."), which is also a wholly owned subsidiary of Travelers.

(b) By virtue of the relationships set forth in notes (a), (c) and (d), Travelers may be deemed to share beneficial ownership of the securities held of record by this person and may be deemed to share power to vote, or to direct the voting of, and power to dispose of, or direct the disposition of, the securities held of record by such person.

(c) The address for this person is 388 Greenwich Street, 36th Fl., New York, N.Y. 10013. The general partner of this person and the manager of this person, GSCP, Inc., are both wholly owned subsidiaries of Travelers.

(d) The address for this person is c/o Rawlinson & Hunter, Woodbourne Hall, P.O. Box 3162, Road Town Tortola, British Virgin Islands. This person is managed by GSCP, Inc. and all the voting securities of this person are owned by the general partner of GSCP, whose managing general partner is a wholly owned subsidiary of Travelers.

(e) The address for this person is 1 Tower Square, Hartford, CT. 06183-2030. The person is an indirect wholly owned subsidiary of Travelers.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK OF EV INTERNATIONAL, INC. AND HOLDING

     All of the Company's 110 issued and outstanding shares of common stock have been pledged by Holding to secure Holding's guarantee of the Company's obligations under the Senior Credit Facility. Each share of common stock of the Company and Holding entitles the holder thereof to one vote on all matters to be voted on by shareholders of the Company. Pursuant to restrictions contained in the Senior Credit Facility and in the Notes, the Company is restricted in the payment of dividends on its common stock for the foreseeable future. In the event of a liquidation, dissolution or winding-up of the Company or Holding, the holders of the common stock of the applicable company would be entitled to share in the remaining assets of such company after payment of all liabilities (including, in the case of the Company, payments required to be made to holders of the Notes and, in the case of Holding, payment required to be made to holders of the PIK Preferred Stock) in accordance with the General Corporation Law of the State of Delaware. Neither the Common Stock of the Company nor Holding has any preemptive or conversion rights or other subscription rights and no applicable redemption or sinking fund provisions. All outstanding shares of the common stock of the Company and Holding are fully paid and non-assessable.

                                THE ACQUISITION

     On February 10, 1997, pursuant to the Purchase Agreement, an acquisition subsidiary wholly owned by GSCP and certain affiliated investors acquired from Mark IV and its wholly owned subsidiary, Mark IV PLC, all of the issued and outstanding capital stock of the former parent of the Company and each of its subsidiaries for an aggregate cash purchase price of $151.5 million, plus $4.9 million in estimated adjustments paid at the Acquisition Closing Date, which aggregate amount is subject to further adjustment as described below. The acquisition subsidiary subsequently merged with and into the parent of the Company, and the parent then merged with and into the Company, with the Company ultimately surviving. Prior to the Acquisition Closing Date, (i) EVI Audio LLC purchased all the issued and outstanding shares of common stock and PIK Preferred Stock of Holding for an aggregate amount of $57.6 million and (ii) Holding, a Delaware corporation organized by GSCP to hold all the issued and outstanding stock of the Company, contributed $57.6 million, the GSCP Equity Investment, to the Company. See "Ownership of Capital Stock."

     Financing for the Acquisition, and the related fees and expenses, consisted of (i) the GSCP Equity Investment, (ii) the $60.0 million Senior Credit Facility, among the Company, the several lenders from time to time parties thereto, and The Chase Manhattan Bank ("Chase"), as Administrative Agent, consisting of (a) the $35.0 million Term Loan Facility, all of which was drawn down on the Acquisition Closing Date, and (b) the $25.0 million Revolving Credit Facility, none of which was drawn down on the Acquisition Closing Date and (iii) the $75.0 million Senior Subordinated Facility, among the Company, the Initial Purchasers, and other lenders, issued as interim financing. See "Description of Credit Facilities -- Senior Credit Facility." Of these amounts, $156.4 million was used for the purchase price under the Purchase Agreement and $10.4 million was for financing and transaction fees and expenses. See "Use of Proceeds."

     Under the Purchase Agreement, the purchase price is subject to adjustment on the basis of (i) the audited working capital and audited cash flow of the Company as at and for the 10-month period ended December 31, 1996 and (ii) the net intercompany transfers of cash between Mark IV and its affiliates (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, during the period between December 31, 1996 and the Acquisition Closing Date. Any additional amounts due or receivable pursuant to the adjustment are not expected to be material.

     In connection with the Purchase Agreement, Mark IV and the Company entered into certain agreements pursuant to which Mark IV provides services to the Company, licenses certain trademarks and subleases one property to the Company. See "Relationships with Mark IV."

                                  THE SPONSOR

     GSCP is a private direct equity investment fund organized in 1994 to provide long-term capital for and make acquisitions of companies in a variety of industries. GSCP invests in management buyouts, leveraged acquisitions, international investment opportunities and minority investments. Upon completion of the Acquisition, GSCP and its co-investors became the owners, indirectly, of 100% of the voting securities of the Company. See "Description of Capital Stock." GSCP's significant portfolio investments include Marcus Cable Company, L.P. and Rifkin Acquisition Partners, L.L.L.P., both of which own and operate cable television systems; Mercury Radio Communications, L.P., which owns and operates radio stations; Seguros Comercial America, S.A. de C.V., a Mexican property, casualty and life insurance company; and Telegroup, Inc., a provider of domestic and international long-distance telephone services. GSCP has recently announced an agreement to acquire control of Telex Communications Group, Inc.

                              RELATED TRANSACTIONS

     The Company has also engaged Greenwich Street Capital Partners, Inc. ("Greenwich"), the manager of GSCP, to provide it with certain business, financial and managerial advisory services, including developing and implementing corporate and business strategy and providing other consulting and advisory services. In exchange for such services, the Company has agreed to pay Greenwich an annual fee of $750,000, payable quarterly in arrears, plus Greenwich's reasonable out-of-pocket costs and expenses. This engagement is in effect until the earlier to occur of the tenth anniversary of Acquisition Closing Date and the date on which GSCP directly or indirectly no longer owns any shares of the capital stock of Holding, and may be earlier terminated by Greenwich in its discretion. In addition, on the Acquisition Closing Date, Greenwich received $1.5 million in fees for providing services relating to the structuring and financing of the Acquisition and the management compensation package related thereto and is entitled to receive reimbursement for its reasonable out-of-pocket costs and expenses relating to its provision of services.

     GSCP and Smith Barney Inc. are both affiliated companies of Travelers Group Inc. An affiliate of Chase Securities Inc. is a limited partner in GSCP. Chase Securities Inc. is an affiliate of Chase.

                           RELATIONSHIPS WITH MARK IV

     In connection with the Acquisition, the Company entered into a number of agreements with Mark IV, which are summarized below.

TRANSITION SERVICES AGREEMENT

     For a period not to exceed twelve months following the Acquisition, Mark IV is providing certain services to the Company and its affiliates that it provided to the Company prior to the Acquisition Closing Date. The services include: accounting assistance; tax planning and advice; assistance on developing a foreign currency hedging program and assistance with respect to establishing a daily cash management program. In addition, until a transfer of certain pension plan assets is completed, Mark IV will continue to hold such assets and to cause its record keeper and administrator to continue to serve in such roles with respect to such assets.

     The Company has agreed to pay Mark IV a monthly fee per service. If Mark IV performs each service under the Agreement for the entire twelve-month period, which the Company does not anticipate to be necessary, the total fees under the Agreement will be $100,000. The Company may cancel each service individually upon 15 days written notice to Mark IV. Several of the services have already been cancelled. The parties agreed that they will not hold each other liable for any losses arising from the provision of the services except to the extent that such losses arise out of the gross negligence, fraud or willful misconduct of a party.

TRADEMARK LICENSES

     Mark IV has granted to the Company a non-exclusive, royalty-free license to use the names "Mark IV," "Mark IV Audio Control Technology," "Mark IV Audio Systems," "Mark IV Audio North America,"

"Mark IV Cinema Systems" and "Mark IV Pro Audio." Within six months of the Acquisition Closing Date, the Company is required to change the corporate names of its subsidiaries organized outside the United States to names that do not include such names. In addition, the Company may continue to use such names on stationery, signage, invoices, receipts, forms, packaging, products, advertising, promotional materials, training and service literature and inventory for a period of 18 months after the Acquisition Closing Date. The Company may also use tooling bearing such names to manufacture its products for a period of twelve months following the Acquisition Closing Date and, thereafter, may sell any inventories of such products bearing such names until the earlier to occur of the following (i) such inventories are exhausted or (ii) 36 months after the Acquisition Closing Date.

     Mark IV has also granted a non-exclusive, royalty-free, perpetual license to use certain portions of software owned by Mark IV and not authored by the Company or its subsidiaries but used in connection with the business of the Company prior to the Acquisition.

PURCHASE AGREEMENT

     In the Purchase Agreement, Mark IV has agreed, for a period of five years commencing on the Acquisition Closing Date, to indemnify the Company, subject to a cap equal to the final purchase price (see "The Acquisition"), for (i) liabilities arising in connection with the reorganization of the Company and its subsidiaries undertaken by Mark IV prior to the Acquisition Closing Date; (ii) taxes that are the responsibility of Mark IV (as provided in the Purchase Agreement) and, (iii) additionally, to the extent such liabilities exceed $1.5 million, liabilities arising out of a breach of the representations, warranties, covenants or agreements contained in the Purchase Agreement.

     In addition, the Company (or, for certain sites, Mark IV, on behalf of the Company) has undertaken or currently is undertaking remediation of contamination at certain of its currently or formerly owned sites (some of which are unrelated to the audio business) and the Company has agreed it is a de minimis responsible party at a number of other such sites which have been designated as Superfund sites under U.S. environmental laws. The Company's Buchanan, Michigan site has also been designated as a Superfund site under U.S. environmental laws and is currently being remediated. The Company recently had Phase I Environmental Site Assessment and Compliance Reviews conducted by an environmental consultant at all of its manufacturing sites and is aware of environmental conditions at certain of such sites that may require remediation or continued monitoring.

     In addition to the indemnities set forth above, in the Purchase Agreement, Mark IV has agreed to indemnify the Company fully for environmental liabilities resulting from (i) any operations, assets or businesses not related to the business of the Company prior to the Acquisition Closing Date, (ii) certain sites at which the Company is currently conducting remediation, including the Superfund site discussed above, or is expected to conduct remediation in the near term and (iii) certain sites not currently owned by or related to the business of the Company but at which the Company presently or in the past has incurred environmental liability or for which third parties have claimed the Company has responsibility.

AUSTIN SUBLEASE

     On the Acquisition Closing Date, the Company entered into a sublease from Mark IV for certain premises in Austin, Texas that were being used by the Company prior to the Acquisition Closing Date. The term of the sublease is five years and the annual base rent is $249,900, plus costs of maintenance and other expenses. Mark IV sublet most of the remaining space in the Austin building to another of its former subsidiaries which historically has operated at the same location and had significant access over and across the Company's premises. The Company's sublease includes a provision requiring Mark IV to perform certain work and provide certain equipment to separate further the operations of the other former subsidiary from those of the Company. If Mark IV fails to complete such work within a year, the Company has the right to terminate the sublease after 18-months.

STANDBY LETTER OF CREDIT

     On the Acquisition Closing Date, a Letter of Credit in the amount of $1.4 million was issued under the Senior Credit Facility for the benefit of Mark IV to provide security for Mark IV's continuing guarantee of certain performance bonds for work to be performed by the Company's Hong Kong subsidiaries.

                        DESCRIPTION OF CREDIT FACILITIES

SENIOR CREDIT FACILITY

     General. The Company entered into the Senior Credit Facility, dated as of February 10, 1997, with the banks, financial institutions and other entities selected in the syndication effort (the "Lenders") and Chase, as administrative agent, syndication agent, documentation agent and lender, which provides for the Term Loan Facility of $35.0 million and the Revolving Credit Facility of $25.0 million. The following is a summary of the principal terms of the credit agreement governing the Senior Credit Facility and related loan documents (the "Credit Documentation") and is subject to and qualified in its entirety by reference to the Credit Documentation, copies of which are available upon request from the Company.

     Use of Facilities. On the Acquisition Closing Date, the Company borrowed the full amount available under the Term Loan Facility and used the proceeds of $35.0 million, together with the proceeds of the GSCP Equity Investment and the Senior Subordinated Facility, for payment of the Purchase Price of the Acquisition and related fees and expenses. On such date, the Company also obtained letters of credit for use in the ordinary course of business in the aggregate face amount of approximately $3.8 million. The remainder of the Revolving Credit Facility is available (subject to borrowing base availability) to service the working capital requirements of the Company and its subsidiaries and for their general corporate purposes.

     Security, Guarantees. The obligations of the Company under the Credit Documentation are unconditionally guaranteed, jointly and severally, by Holding and by each subsequently acquired or organized direct and indirect domestic subsidiary of the Company. The obligations under the Senior Credit Facility and the guarantees thereof are secured by a first priority security interest in substantially all of the Company's tangible and intangible assets, including, without limitation, intellectual property, owned U.S. real property, all of the capital stock of the Company and each of its existing and subsequently acquired or organized direct and indirect domestic subsidiaries, and 65% of the capital stock of EVI Audio International Holding Corporation, Inc., a wholly owned subsidiary of the Company organized to hold all of the foreign subsidiaries of the Company.

     Borrowing Base. Loans under the Revolving Credit Facility are subject to maintenance by the Company of a borrowing base. At any time, amounts borrowed under the Revolving Credit Facility may not exceed the sum of 80% of the eligible accounts receivable and 50% of the eligible inventory of the Company, provided that the portion of the borrowing base represented by eligible inventory shall not be more than 50%. The borrowing base will be computed at least monthly by the Company.

     Amortization, Interest. The Term Loan Facility has a maturity date of August 10, 2002. After giving effect to the expected $17.0 million prepayment with the proceeds of the Offering, the Term Loan Facility will amortize in quarterly installments aggregating $1.0 million, $2.0 million, $3.0 million, $3.6 million, $4.3 million and $4.1 million in each of fiscal year 1998, 1999, 2000, 2001, 2002 and 2003. The Term Loan Facility bears interest at a rate per annum equal (at the Company's option) to (i) an Alternate Base Rate (equal to the highest of (a) Chase's prime rate, (b) the secondary market rate for certificates of deposit plus 1% and (c) the federal funds effective rate plus 0.5% (the "ABR")) plus 1.75% (the "ABR Applicable Margin") or (ii) the Eurodollar Rate (the rate at which Eurodollar deposits for one, two, three or six months (at the Company's option) are offered to Chase in the interbank Eurodollar market) in the approximate amount of Chase's share of the relevant loan (the "Eurodollar Rate") plus 2.75% (the "Eurodollar Applicable Margin"). The Revolving Credit Facility is available on a revolving basis during the period commencing on the date of the Acquisition Closing and matures on August 10, 2002. The Revolving Credit Facility bears interest at a rate per annum equal (at the Company's option) to (i) the ABR plus the ABR Applicable Margin or (ii) the

Eurodollar Rate plus the Eurodollar Applicable Margin. The foregoing margins shall be subject to reduction after the first anniversary of the Closing Date.

     Prepayments and Reduction of Commitments. The Senior Credit Facility permits the Company to prepay loans and to reduce permanently revolving credit commitments in minimum amounts equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In addition, the Company shall be required to make mandatory prepayments with (i) the debt portion of any payments received from Mark IV pursuant to the purchase price adjustment (see "The Acquisition"), (ii) non-ordinary asset sale proceeds, (iii) any additional indebtedness and equity proceeds and (with certain exceptions) (iv) with 75% of the excess cash flow of the Company and its subsidiaries for each fiscal year commencing on May 31, 1998 and each May 31 thereafter. All such amounts shall be applied, first, to the prepayment of the Term Loan Facility and, second (other than prepayments with excess cash flow), to the permanent reduction of the Revolving Credit Facility. The Revolving Credit Facility must be prepaid and, when there are no loans outstanding under the Revolving Credit Facility, all outstanding letters of credit must be cash collateralized to the extent aggregate outstandings at any time exceed the lesser of the amount of the Revolving Credit Facility or the Borrowing Base.

     Fees. The Company has agreed to pay the lenders the following fees: (i) an annual administration fee of $50,000 for the first year, which was paid on February 10, 1997, and $35,000 for each subsequent year, which will be payable in advance each subsequent anniversary thereof prior to the maturity or early termination of the Senior Credit Facility and the payment in full of all amounts owing thereunder and (ii) a commitment fee equal to 0.50% per annum, payable quarterly, on the average daily unused portion of the Senior Credit Facility. The Company also pays a commission on the face amount of all outstanding letters of credit at a per annum rate equal to the Eurodollar Applicable Margin then in effect plus a fronting fee equal to 0.25% per annum, payable quarterly, on the face amount of each letter of credit. In addition, the Company will be required to pay to the issuing lender customary administrative, issuance, amendment, payment and negotiation charges.

     Covenants. The Senior Credit Facility contains a number of negative covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets; incur additional indebtedness (including preferred stock); guarantee obligations; merge, consolidate, liquidate or dissolve; lease property; pay dividends or make distributions in respect of capital stock; create liens on assets; enter into sale and leaseback transactions; make investments, loans or advances; make optional payments and modifications of the Notes; change the business conducted by the Company or its subsidiaries; make capital expenditures in the fiscal year ended February 28, 1998, in excess of $6,500,000 and in any fiscal year thereafter, in excess of $6,000,000 (subject to certain carry-forward provisions); engage in certain transactions with affiliates; agree to negative pledge clauses; or cause changes in the fiscal year. The Senior Credit Facility also contains affirmative covenants that require that the Company (i) provide certain information to Chase; (ii) continue its business and maintain its material rights and privileges; (iii) comply with laws and its material contractual obligations;
(iv) maintain its property and adequate insurance; (v) maintain certain books and records; (vi) allow the Lenders to inspect its property and books and conduct field audits of its accounts receivable and inventory; and (vii) agree to grant security interests in after-acquired property.

     The Company is also required to comply with specified financial covenants and ratios, including (i) a minimum consolidated EBITDA requirement, (ii) a maximum consolidated debt to consolidated EBITDA ratio, and (iii) a minimum consolidated EBITDA to consolidated fixed charges ratio.

     Events of Default. The Senior Credit Facility contains customary events of default, including defaults relating to non-payment, material breach of a representation, warranty or covenant contained therein, cross-default and acceleration, bankruptcy, certain ERISA events, material judgements, actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest, and a change of control.

     Expenses and Indemnification. Under the Senior Credit Facility, the Company has agreed to pay (i) all reasonable out-of-pocket expenses of Chase and the Initial Purchasers associated with the preparation, execution, delivery, and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees and disbursements and other charges of counsel) and (ii) all out-of-pocket expenses of Chase and the Lenders in connection with the enforcement thereof (including the reasonable fees and disbursements and other charges of counsel). In addition, the Company has agreed to indemnify Chase, the Initial Purchasers, the Lenders and related parties against any loss, liability, cost or expense incurred in respect of the financing or the use or the proposed use of proceeds thereof, except for losses, liability, costs or expenses resulting from the gross negligence or willful misconduct of the indemnified party or any or its respective directors, officers, employees and agents.

FOREIGN WORKING CAPITAL LINES

     Certain foreign subsidiaries of the Company have entered into agreements with banks to provide for local working capital needs. As of February 28, 1997, the total aggregate availability of these arrangements, including for letter of credit issuance, was $4.4 million. The rates of interest in effect on these facilities as of February 28, 1997 ranged from 1.875% to 9.75%, and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real property, leaseholds or accounts receivables and inventory or guaranteed by another subsidiary of the Company.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Exchange and Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

     General

     In connection with the issuance of the Existing Notes pursuant to a Securities Purchase Agreement, dated as of March 19, 1997, between the Company and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Exchange and Registration Rights Agreement.

     Under the Exchange and Registration Rights Agreement, the Company has agreed (i) to file with the Commission within 60 days after March 19, 1997, the date the Existing Notes were issued (the "Issue Date"), the Registration Statement of which this Prospectus is a part with respect to a registered offer to exchange the Existing Notes for the New Notes, (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) to use its reasonable best efforts to consummate the Exchange Offer within 165 calendar days after the Issue Date. The Company will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to holders of the Existing Notes. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Exchange and Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Existing Notes accepted in the Exchange Offer. Existing Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders as of             , 1997. The Exchange Offer is not
conditioned upon any minimum principal amount of Existing Notes being tendered for exchange. However, the obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Existing Notes shall be deemed to have been accepted as validly tendered when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Existing Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

     Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of such New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. The Company has not sought, and does not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

     By tendering Existing Notes in exchange for New Notes and executing the Letter of Transmittal, each holder will represent to the Company that: (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the New Notes and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

     Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean             , 1997 (30 calendar days
following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is
not consummated by             , 1997, the Company must pay liquidated damages.

     To extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Existing Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Existing Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Existing Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Existing Notes of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

     The New Notes will accrue interest at the rate of 11% per annum from the Issue Date of the Existing Notes. Interest on the New Notes are payable on March 15 and September 15 of each year, commencing September 15, 1997.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Existing Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Existing Notes tendered pursuant thereto is tendered for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Existing Notes that remains outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Exchange and Registration Rights Agreement, (ii) to redeem Existing Notes as a whole or in part at any time and from time to time, as set forth under "Description of Notes -- Optional Redemption" and (iii) to the extent permitted by applicable law, purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Existing Notes properly tendered will be accepted promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Existing Notes. See "-- Conditions." For purposes of the Exchange Offer, Existing Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Existing Notes was tendered, identify the principal amount of the Existing Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not be have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     The Company has no obligation to consummate the Exchange Offer if the New Notes to be received by such holder or holders of Existing Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of the several states of the United States.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

             By Mail:                                                By Hand:
       The Bank of New York             Telephone:             The Bank of New York
      101 Barclay Street, 7E          (212) 815-2742            101 Barclay Street
        New York, NY 10286              Facsimile:       Corporate Trust Services Window
Attention: Reorganization Section     (212) 571-3080               Ground Level
          Enrique Lopez                                         New York, NY 10286
                                                            Attention: Reorganization
                                                                     Section
                                                                  Enrique Lopez

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Existing Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, New Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

                              DESCRIPTION OF NOTES

GENERAL

     The Existing Notes were issued, and the New Notes offered hereby will be issued, under an Indenture, dated as of March 24, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), a copy of which is available upon request to the Company.

     The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). The term "Company" and the other capitalized terms defined in "-- Certain Definitions" below are used in this "Description of Notes" as so defined.

     Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the principal corporate trust office of the Trustee, at The Bank of New York, 101 Barclay Street, New York, New York 10286), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

     The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes will be limited to $100.0 million aggregate principal amount, and will mature on March 15, 2007. Each Note will bear interest at a rate of 11% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1997.

OPTIONAL REDEMPTION

     The Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after March 15, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                   PERIOD                          REDEMPTION PRICE
            -----------------------------------------------------  ----------------
            2002.................................................       105.500%
            2003.................................................       103.667%
            2004.................................................       101.833%
            2005 and thereafter..................................       100.000%

     In addition, at any time and from time to time prior to March 15, 2000, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

     At any time on or prior to March 15, 2002, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     In addition, as more fully described under "Change of Control," each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes following a Change of Control at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

     The indebtedness evidenced by the Notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Company, including the Company's obligations under the Senior Credit Facility, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to any Secured

Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     At February 28, 1997, on a pro forma basis after giving effect to the Transactions, the Offering and the application of the proceeds therefrom as described herein under "Use of Proceeds," the outstanding Senior Indebtedness of the Company would have been approximately $18 million (exclusive of unused commitments), all of which would have been Secured Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "-- Certain
Covenants -- Limitation on Indebtedness" below.

     Certain of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company, other than any such Subsidiary that may become a Note Guarantor in the future. See "-- Note Guarantees" below. Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

     "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinate in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     The Company may not pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

     In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the first sentence of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of the immediately preceding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to Noteholders that due to the subordination provisions should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and trade creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness. In addition, as described above, the Notes will be effectively subordinated to the claims of creditors of the Company's Subsidiaries.

NOTE GUARANTEES

     After the Issue Date, the Company may cause any Restricted Subsidiary, and will cause each newly acquired or created Domestic Subsidiary that is a Significant Subsidiary (each, a "Note Guarantor"), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee (each, a "Note Guarantee") payment of the Notes. Each such Note Guarantor as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees.

     The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each such Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below,
(ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     The Indenture will provide that, subject to the provisions described in the next succeeding paragraph, no Note Guarantor may consolidate or merge with or into (whether or not such Note Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or the Company) assumes all the obligations of such Note Guarantor under the Note Guarantee and the Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and (y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) under "Certain Covenants -- Limitation on Indebtedness."

     Notwithstanding the preceding paragraph, concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor in accordance with the terms of the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets") by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company, such Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee; provided, however, that any such release shall occur only to the extent that all obligations of such Note Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company). In addition, any Note Guarantee of any Note Guarantor will be automatically and unconditionally released and discharged upon the merger or consolidation of such Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "Optional Redemption":

          (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity" held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

          (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "Optional Redemption"), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

     Unless the Company has exercised its right to redeem all the Notes as described under "Optional Redemption," the Company shall, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) that, if such Offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. As described above under "Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole but not in part, upon a Change of Control.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Note Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than (i) 2.00:1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date, and (ii) 2.25:1.00 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to the Senior Credit Facility in a maximum principal amount not to exceed at any time (A) an aggregate principal amount of $18.0 million under the Term Loan Facility less the aggregate amount of all scheduled repayments of principal, or mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (B) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed the greater of (x) $25.0 million less the amount of all mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the commitments under the Revolving Credit Facility plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and (y) the Borrowing Base; (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, an amount (the "Foreign Subsidiary Amount") equal to the greater of (A) $10,000,000 and (B) an amount equal to 8% of Consolidated Tangible Assets; provided, however, that the principal amount of such Indebtedness may exceed the Foreign Subsidiary Amount by an amount not to exceed the amount of Indebtedness permitted to be Incurred by clause (i)(B) as of such date but the principal amount of Indebtedness permitted to be Incurred by clause
(i)(B) above shall be reduced by the amount by which such Indebtedness Incurred pursuant to this clause (ii)(B) exceeds the Foreign Subsidiary Amount; (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (iv) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the date of the Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or paragraph (a); (v) Indebtedness of the Company or any Restricted Subsidiary to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which shall not exceed the greater of (A) $5.0 million and (B) an amount equal to 4% of Consolidated Tangible Assets in the aggregate at any one time outstanding; (vi) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Bank Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of the greater of (A) $5.0 million and (B) an amount equal to 4% of Consolidated Tangible Assets; (vii) Indebtedness of the Company or any Restricted Subsidiary in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount not in excess of the greater of (A) $5.0 million and (B) an amount equal to 4% of Consolidated Tangible Assets at any one time outstanding; provided, however, that all Indebtedness Incurred by one or more Restricted Subsidiaries that are not Note Guarantors pursuant to clause (v) or
(vi) above or this clause (vii) shall not exceed the greater of (A) $5.0 million and (B) an amount equal to 4% of Consolidated Tangible Assets in aggregate principal amount at any one time outstanding; (viii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause
(i) or (iii) above; (ix) Guarantees (A) by any Note Guarantor of Senior Indebtedness, (B) by the Company or any Note Guarantor of Guarantor Senior Indebtedness or (C) by any Wholly Owned Subsidiary that is not a Note Guarantor of Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor; (x) Indebtedness (A) arising by reason of any Lien created or permitted to exist in compliance with the covenant described under "-- Limitations on Liens," including any Indebtedness of any Note Guarantor arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or of the Company or any Note Guarantor arising by reason of any Lien granted by such Person to secure Guarantor Senior Indebtedness, or (B) of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary that is not a Note Guarantor; (xi) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence; (xii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, including pursuant to the Acquisition; (xiii) Indebtedness in respect of (1) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (2) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business; (xiv) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and are in the ordinary course of business; (xv) Indebtedness (1) of the Company consisting of guarantees of up to an aggregate principal amount of $1.0 million of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company, Holding or EV LLC by such Management Investors or (2) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of Holding, the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (A) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time; (xvi) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition; and (xvii) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition.

     (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any provision of the foregoing paragraph (b) that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and
(iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that
(x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     Limitation on Layering. The Company shall not incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Note Guarantor shall incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Note Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company could not incur at least an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company), provided that in the event such issuance or sale is to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees, to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust for which the Company is liable as Guarantor or otherwise, such aggregate amount of Net Cash Proceeds shall be limited to the aggregate amount of principal payments made by such plan or trust with respect to such Indebtedness; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;
(D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and (E) in the case of disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of paragraph (a); (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments; (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with the covenant described under "-- Change of Control" and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (1) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Notes pursuant to any such offer to repurchase the Notes in the event of a Change of Control, and (2) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments; (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a); provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments; (vi) loans, advances, dividends or distributions by the Company to Holding or EV LLC to permit Holding or EV LLC, as the case may be, to repurchase or otherwise acquire its Capital Stock or options, warrants or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to $500,000 in any fiscal year and $2,000,000 in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments, loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; (vii) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to Holding or EV LLC not to exceed an amount necessary to permit Holding or EV LLC to (1) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (2) make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (3) pay all reasonable fees and expenses payable by it in connection with the Transactions, or (4) pay its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding

$500,000 in any fiscal year; provided, however, that such loans, advances, dividends or distributions will be excluded in subsequent calculations of the amount of Restricted Payments; (viii) payments by the Company or any Restricted Subsidiary to Holding (A) to satisfy or permit Holding to satisfy its obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, (C) to pay or permit Holding to pay any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holding), required to be paid by Holding by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Holding pursuant to this covenant, or (D) to pay or permit Holding to pay any other federal, state, foreign, provincial or local taxes measured by income for which Holding is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments; (ix) the payment by the Company of, or loans, advances, dividends or distributions by the Company to Holding or EV LLC to pay, dividends on the common stock of the Company, Holding or EV LLC, as applicable, following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net proceeds received by the Company, in or from such public offering; provided, however, that such payments, loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and (x) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million; provided, however, that (A) the Company or any Restricted Subsidiary shall not be permitted to make Restricted Payments under this clause (x) unless, after giving effect thereto (including the Incurrence of any Indebtedness to fund such Restricted Payment), the Consolidated Coverage Ratio of the Company would be at least equal to 2.25:1.00 and (B) such loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided, further, that in the case of clauses (vii), (ix) and (x) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Facility); (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such

Person becoming such a Subsidiary or such acquisition (for purposes of this clause(2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company); (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors); (4) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (6) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and (7) any encumbrance or restriction pursuant to an agreement relating to any Indebtedness incurred, or any sale of receivables, by a Foreign Subsidiary.

     Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration), (ii) at least 80% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

          (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A) above, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest to the purchase date; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
     (C) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $3.0 million. If the aggregate principal amount (or accreted value, as applicable) of Notes and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (C) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

     For the purposes of this covenant, the following are deemed to be cash: (v) Cash Equivalents, (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (a)(iii)(C) (to repay Senior Subordinated Indebtedness) or clause (a)(iii)(D) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(iii)(A) and (a)(iii)(B) above) is less than $3.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any

Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or, in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $10.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not an Affiliate or
(ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted by the covenant described under "-- Limitation on Restricted Payments," any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment," (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of Holding, the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company, Holding or EV LLC by such Management Investors, which guarantees are permitted under the covenant described under "-- Limitation on Indebtedness," and payments thereunder, (viii) the Transactions and the incurrence and payment of all fees and expenses payable in connection therewith, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Tax Sharing Agreement and the Management Agreements, including the initial payment of a fee of $1,500,000 to GSCP and the ongoing payment of fees to GSCP of up to $750,000 per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's length dealings with a Person who is not an Affiliate of the Company and (xii) any transaction in the ordinary course of business, or approved by a majority of the members of the Board of Directors having no material personal financial interest in such transaction, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business.

     Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company will not sell any shares of Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Restricted Subsidiary, or to directors as directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law); provided, however, that (a) the Company or any Restricted Subsidiary is permitted to sell Preferred Stock of a Subsidiary in compliance with the terms of the covenant described under "-- Limitation on Sales of Assets," and (b) any such Preferred Stock may be issued or sold if Incurred by any Restricted Subsidiary in compliance with the covenant described under "-- Limitation on Indebtedness."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness or Guarantor Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Noteholders and prospective Noteholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA sec.314(a).

     Additional Note Guarantors. The Indenture will provide that if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary that is a Significant Subsidiary, then the Company, the Trustee and such newly acquired or created Domestic Subsidiary shall execute and deliver a supplemental indenture evidencing such Note Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. The Company will also have the right to cause any Restricted Subsidiary so to become a Note Guarantor. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "-- Note Guarantees."

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company would be at least equal to the greater of (A) 1.75:1.00 and
(B) a ratio equal to 75% of the actual Consolidated Coverage Ratio of the Company as of such date of determination; and (iv) each Note Guarantor (other than any party to any such merger) shall have delivered a written instrument in form and substance reasonably satisfactory to the Trustee confirming its Note Guarantee; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that (x) in giving such opinion such counsel may rely on such Officers' Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "-- Limitation on Indebtedness".

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above, (iii) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period, (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (x) the failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event Of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the

Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (viii) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions. In addition, without the consent of the Holders of 90% in principal amount of the Notes then outstanding, no amendment may release any Note Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except in compliance with the terms thereof or of the Indenture.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions described under "-- Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "-- Certain Covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under "-- Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii), (viii) (but only with respect to certain bankruptcy events of a Significant Subsidiary), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "-- Merger and Consolidation" above.

     Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Indenture).

CONCERNING THE TRUSTEE

     The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Acquisition" means the acquisition by Acquisition Corp. of all or substantially all the stock of Gulton Industries on February 10, 1997.

     "Acquisition Corp." means Gulton Acquisition Corp., a Delaware corporation and predecessor by merger of the Company.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Temporary Cash Investments or Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) the transfer to Mark IV Industries, Inc. or other disposition of any contracts, agreements, property and assets relating to the Gulton Data Systems business formerly conducted by the Company or a predecessor thereof, (viii) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets" only, a disposition subject to the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments" or (ix) a disposition of property or assets that is governed by the provisions described under "-- Merger and Consolidation."

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing Base" means, at any time of determination, the Borrowing Base as defined in the Senior Credit Agreement.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group (a division of McGraw Hill Inc.) or any successor rating agency ("S&P") or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act.

     "Chase" means The Chase Manhattan Bank.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means EV International, Inc., a Delaware corporation, and any successor thereto.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Acquisition as if it had occurred at the beginning of such four-quarter period); provided, however, that:

          (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and is continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under "-- Merger and Consolidation", or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) the product of
(A) Preferred Stock dividends in respect of all Preferred Stock of Domestic Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

          (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
     (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (v) any extraordinary gain or loss, and

          (vi) the cumulative effect of a change in accounting principles.

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP. At February 28, 1997, on a pro forma basis giving effect to the Transactions and the Offering, the Consolidated Tangible Assets of the Company was $145.3 million.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "EV LLC" means EVI Audio, LLC, a Delaware limited liability company, and any successor in interest thereto.

     "Existing Senior Subordinated Debt" means any Indebtedness in respect of the Senior Subordinated Credit Agreement, dated as of February 10, 1997, as amended, supplemented, waived or otherwise modified from time to time, among the Company, the several banks and other financial institutions from time to time parties thereto, and The Chase Manhattan Bank, as agent for such lenders.

     "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) EVI Audio International Holding Corporation, Inc., a Delaware corporation, and any successor thereto.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Note Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amount owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under the Note Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Note Guarantor to the Note Guarantor or any other Subsidiary of the Note Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Note Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Note Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Note Guarantor or (5) any Capital Stock.

     "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.

     "Guarantor Subordinated Obligation" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

     "Gulton Industries" means Gulton Industries, Inc., a Delaware corporation and predecessor by merger of the Company.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

     "Holding" means EVI Audio Holding, Inc., a Delaware corporation, and any successor in interest thereto.

     "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of indebtedness of such Person for borrowed money,

          (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all reimbursement obligations of such Person (including reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

          (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment

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

     or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

     "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however,that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investors" means Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, L.P. and the other parties that purchased equity interests in the Company on the date of the Acquisition.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each dated February 10, 1997, each between the Company and Greenwich Street Capital Partners, L.P. (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Management Investors" means the officers, directors, employees and other members of the management of Holding, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, Holding or EV LLC.

     "Management Stock" means Capital Stock of the Company, Holding or EV LLC, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

     "Mergers" means the merger of Acquisition Corp. with and into Gulton Industries, with Gulton Industries the surviving corporation, and the merger of Gulton Industries and certain Domestic Subsidiaries with and into the Company, with the Company the surviving corporation, in each case on the date of the Acquisition.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the covenant described under "-- Certain Covenants -- Additional Note Guarantors."

     "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

     "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

     "Officer's Certificate" means a certificate signed by one Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means any of the following: (i) any of the Investors, Smith Barney Holdings Inc. and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective Affiliates; (iii) any limited or general partners of, or other investors in, any of the Investors and their respective Affiliates, or any such investment fund or vehicle; and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company, Holding or EV LLC.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

          (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (iii) Temporary Cash Investments or Cash Equivalents;

          (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets;"

          (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness;"

          (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

          (x) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (A) $3,000,000 and (B) 3% of Consolidated Tangible Assets.

     "Permitted Liens" means:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

          (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (h) Liens securing Hedging Obligations Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

          (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (j) leases, subleases, licenses or sublicenses to third parties;

          (k) Liens securing (x) Indebtedness Incurred in compliance with clause
     (b)(i), (b)(ii), (b)(v) or (b)(vii) of the covenant described under "Certain Covenants -- Limitation on Indebtedness", or clause (b)(iv) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof) or (y) Bank Indebtedness;

          (l) Liens securing commercial bank indebtedness;

          (m) Liens on properties or assets (1) of the Company or any Note Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness,
     (2) of any Wholly Owned Subsidiary that is not a Note Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor or
     (3) of any Restricted Subsidiary that is not a Note Guarantor securing its Indebtedness;

          (n) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however,that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (o) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (p) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (q) Liens securing the Notes; and

          (r) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company, Holding or EV LLC pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with any secondary public offering), the proceeds of which, if issued by Holding or EV LLC, are contributed to the Company.

     "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of the Company, Holding or EV LLC has been distributed by means of an effective registration statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing"as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

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

     "Revolving Credit Facility" means the revolving credit facility under the Senior Credit Facility (which may include any swing line or letter of credit facility or subfacility thereunder).

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or
(y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Agreement" means the credit agreement dated as of February 10, 1997, among the Company, the banks and other financial institutions party thereto from time to time, and Chase as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

     "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Notes or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement, but in any event excluding the Existing Senior Subordinated Debt.

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

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

     "Successor Company" shall have the meaning assigned thereto in clause (i) under "-- Merger and Consolidation."

     "Tax Sharing Agreement" means the Amended and Restated Tax Sharing Agreement, dated as of March 17, 1997, between the Company and Holding, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose longterm debt is rated "A" by S&P or "A-1" by Moody's, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended, and (vii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

     "Term Loan Facility" means the term loan facility provided under the Senior Credit Facility.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections. 77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" means, collectively, the Acquisition, the Mergers, the initial equity investment by the Investors, the issuance of any Existing Senior Subordinated Debt, the initial borrowings under the Senior Credit Facility, and all other transactions relating to the Acquisition or the financing thereof.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "-- Certain Covenants-Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph
(a) in the covenant described under "-- Certain Covenants-Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly-Owned Subsidiary.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain United States federal income tax consequences of the acquisition, ownership and disposition of the New Notes. This summary applies only to a beneficial owner of a New Note who acquires a New Note at the initial offering thereof. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of New Notes, and is limited to investors who hold the New Notes as capital assets. Moreover, this discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular investors in light of their personal circumstances, or to certain types of investors (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who have acquired New Notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the U.S. Dollar).

     PROSPECTIVE ACQUIRORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

EXCHANGE OFFER

     The exchange of an Existing Note for a New Note should not constitute a taxable exchange of an Existing Note, in which case a Holder would not recognize taxable gain or loss upon receipt of a New Note, a Holder's holding period for a New Note would generally include the holding period for the Existing Note so exchanged and such holder's adjusted tax basis in a New Note would generally be the same as such holder's adjusted tax basis in the Note so exchanged. The following discussion assumes that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange for federal income tax purposes, and that the Existing Notes and the New Notes will be treated as the same security for federal income tax purposes.

UNITED STATES TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a beneficial owner of a New Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust.

     Payment of Interest on New Notes. Subject to the discussion below, in general, (i) interest paid or payable on a New Note will be taxable to a United States Holder as ordinary interest income as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes, and
(ii) assuming that original issue discount on the Existing Note is not greater than a de minimis amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero and a United States Holder will not be required to accrue a portion of such discount as income in each taxable year.

     Because the Existing Notes provide for the payment of liquidated damages payable on the Existing Notes under the circumstances described above under "[Exchange and Registration Rights Agreement]," the Existing Notes will be subject to the Treasury Regulations that apply to debt instruments that provide for one or more contingent payments. Under those Regulations, however, a payment is not a contingent payment merely because of a contingency that, as of the issue date, is either "remote" or "incidental." The Company intends to take the position that, solely for these purposes, the payment of such liquidated damages is a remote or incidental contingency, in which case the possibility of such payment would not, as of the issue date, cause the Existing Notes to be treated as having been issued with original issue discount, and the rules described above (or, New Notes received pursuant to the Exchange Offer) would apply. The Company's determination that such payments are a remote or incidental contingency for these purposes is binding on a holder, unless such holder discloses in the proper manner to the Internal Revenue Service (the "IRS") that it is taking a different position.

     If the Existing Notes (or New Notes received in exchange therefor pursuant to the Exchange Offer) were treated as having been issued with original issue discount, a United States Holder could be required to accrue all payments on the New Notes (including amounts that would otherwise constitute de minimis original issue discount and projected payments of liquidated damages) on a constant yield basis (including holders who otherwise use a cash method of accounting for federal income tax purposes), and in certain circumstances to include market discount in income sooner than otherwise required and to treat as interest income any gain recognized on the disposition of the debt instrument (rather than as capital gain).

     Prospective investors should consult their tax advisors as to the tax considerations relating to instruments providing for payment of such liquidated damages, in particular in connection with the possible application of instruments providing for payment of the regulations relating to contingent payment instruments.

     Sale, Exchange or Retirement of the Notes. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a New Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the New Note. Gain or loss recognized on the disposition of a New Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the New Note is more than one year. Under current law, in the case of United States Holders who are individuals, net long-term capital gains are taxed at a lower rate than ordinary income and capital losses are subject to certain limitations.

     Market Discount. Generally, the market discount provisions of the Code require a United States Holder of a New Note that is a market discount bond (as defined in the Code) to treat any gain realized upon the disposition of such New Note as interest income to the extent of the market discount that accrued during the period such holder held such New Note. (For this purpose a person disposing of a market discount New Note in a transaction other than a sale, exchange or involuntary conversion generally is treated as realizing and amount equal to the fair market value of the New Note.) A United States Holder may also be required to recognize as ordinary income any principal payments with respect to a New Note to the extent such payments do not exceed the accrued market discount on the New Note. For these purposes, market discount generally equals the excess of the stated redemption price of the New Note over the basis of the New Note in the hands of the holder immediately after its acquisition. However, market discount is deemed not to exist if the market discount is less than a statutorily defined de minimis amount equal to 1/4 of 1 percent of the New Note's contract redemption price at maturity multiplied by the number of complete years to the New Note's maturity after the holder acquired the New Note.

     The market discount rules also provide that any United States Holder of New Notes that were acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the New Notes, until the New Notes are disposed of.

     A United States Holder of a New Note acquired at a market discount may elect to include market discount in income as the discount accrues. In such case, the foregoing rules with respect to the recognition of ordinary income on dispositions and with respect to the deferral of interest deductions on indebtedness related to such New Note would not apply.

     Amortizable Bond Premium. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the United States Holder of such obligation may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. A United States Holder that elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate deductions allowable for the amortizable bond premium. Any election to amortize bond premium shall apply to all bonds (other than bonds on which the interest is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder. The election is irrevocable without the consent of the IRS.

     In the case of an obligation, such as a New Note, that may be called at a premium prior to maturity, an earlier call date is treated as its maturity date, and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium than any other call date or the method described in the preceding paragraph. If a United States Holder of a New Note is required to amortize and deduct bond premium by reference to a call date, the New Note will be treated as reissued on such date for the amount so payable. If a New Note purchased at a premium is redeemed pursuant to a call prior to such early call date or its maturity, a purchaser who has elected to deduct bond premium may deduct the excess of its adjusted basis in the New Note over the amount received on redemption (or, if greater, the amount payable at maturity) as an ordinary loss in the taxable year of redemption.

     The amortizable bond premium deduction is treated as a reduction of interest on the bond instead of as a deduction, except as Treasury regulations may otherwise provide.

     Backup Withholding and Information Reporting. In general, a United States Holder of a New Note will be subject to backup withholding at the rate of 31.0% with respect to interest, principal and premium, if any, paid on a New Note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) which is exempt from withholding and, when required, demonstrates this fact, or (b) provides the Company with its Taxpayer Identification Number ("TIN") (which for an individual would be the holder's Social Security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the Internal Revenue Service (the "IRS") that it is subject to backup withholding due to under reporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to United States Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

     The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES TAXATION OF FOREIGN HOLDERS

     Payment of Interest on New Notes. In general, payments of interest received by any beneficial owner of a New Note that is not a United States Holder (a "Foreign Holder") will not be subject to a United States federal withholding tax, provided that (i)(a) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(b)(3) of the Code and the Treasury Regulations thereunder, (b) the Foreign Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, (c) the Foreign Holder is not a bank whose receipt of interest on a New Note is described in section 881(c)(3)(A) of the Code and (d) either (1) the beneficial owner of the New Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder on IRS Form W-8 (or a suitable substitute or successor form) or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") holds the New Note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute or successor form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof; (ii) the Foreign Holder is subject to United States federal income tax with respect to the New

Note on a net basis because payments received with respect to the New Note are effectively connected with a U.S. trade or business of the Foreign Holder (in which case the Foreign Holder may also be subject to "branch profits tax" under section 884 of the Code) and provides the Company with a properly executed IRS Form 4224 or successor form; or (iii) the Foreign Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax, and the Foreign Holder or such Holder's agent provides a properly executed IRS Form 1001 or successor form claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to such withholding tax at the rate of 30.0% (subject to reduction under an applicable income tax treaty). See "-- Proposed Regulations."

     Sales, Exchange or Retirement of the New Notes. A Foreign Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a New Note, unless
(i) the gain is effectively connected with a United States trade or business conducted by the Foreign Holder or (ii) the Foreign Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

     Backup Withholding and Reporting. Under current Treasury regulations, backup withholding and information reporting on IRS Form 1099 do not apply to payments made by the Company or a paying agent to Foreign Holders if the certification described under "United States Taxation of Foreign
Holders -- Payment of Interest on New Notes" is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal, premium (if any) and interest are made to the beneficial owner of a New Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Department regulations) pays the proceeds of the sale of a New Note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to any such payments by a foreign office of a broker that is, for Untied States federal income tax purposes, a United States person, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Any such payments by a United States office of a custodian, nominee or agent or by a United States office of a broker are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Foreign Holder and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption. A Foreign Holder may obtain a refund or a credit against such Holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS. See "-- Proposed Regulations."

     In addition, in certain circumstances interest on a New Note owned by a Foreign Holder will be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the Foreign Holder.

PROPOSED REGULATIONS

     In April 1996, the IRS issued proposed regulations that would change certain of the certification and other procedures described in the preceding paragraph ("1996 Proposed Regulations"). The changes set forth in the 1996 Proposed Regulations would not materially affect a Foreign Holder's ability to qualify for an exemption from withholding tax with respect to payments of interest on a New Note. Under the 1996 Proposed Regulations, a Foreign Holder claiming the benefit of an income tax treaty as described in clause (d) of the paragraph under "-- United States Taxation of Foreign Holders -- Payment of Interest on the New Notes." (but not a Foreign Holder claiming the portfolio interest exemption described in clause (a) of such paragraph) would be required to provide its TIN to the payor. The 1996 Proposed Regulations would apply to payments of interest made after December 31, 1997. There can be no assurance, however, that the 1996 Proposed Regulations will be adopted without change in final form.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York banking law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of beneficial ownership therein will be effected only through, records maintained by DTC (with respect to the interest of the Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the Notes as collateral to persons in such states will be limited to such extent.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Payments with respect to the principal of, premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global

Note as shown on the records of DTC. The Company expects that payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED SECURITIES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, then Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. In addition, subject to certain conditions, any person having a beneficial interests in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until             , 199 , all dealers effecting
transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit or any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Existing Notes) other than commissions or concessions of any brokers-dealers and will indemnify the Holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     Chase Securities Inc. is an affiliate of Chase, which is the administrative agent and a lender to the Company under the Senior Credit Facility and under the Senior Subordinated Credit Facility. Smith Barney Inc. is an affiliate of Travelers Group Inc. and is a lender under the Senior Subordinated Facility. Chase has received and will receive customary fees in connection with the Senior Credit Facility and in connection with the Senior Subordinated Facility and Smith Barney Inc. has received and will receive customary fees in connection with the Senior Subordinated Facility. Chase and Smith Barney Inc. will receive their proportionate shares of any repayment by the Company of amounts outstanding under the Senior Credit Facility and the Senior Subordinated Facility from the proceeds of the Offering.

     GSCP and Smith Barney Inc. are both affiliated companies of Travelers Group Inc. An affiliate of Chase Securities Inc. is a limited partner in GSCP. Chase Securities Inc. is an affiliate of Chase.

                                 LEGAL MATTERS

     The validity of the Notes will be passed upon for the Company by Debevoise & Plimpton, New York, New York.

                                    EXPERTS

     The audited consolidated balance sheet of the Company as of February 28, 1997 and for the period from February 11, 1997 through February 28, 1997 (new basis of accounting), and for the period from March 1, 1996 through February 10, 1997 (predecessor basis of accounting) included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated balance sheet of EV International, Inc. as of February 29, 1996 and the consolidated statements of income and retained earnings and cash flows for each of the two years in the period ended February 29, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that Firm as experts in accounting and auditing.

                     (This page intentionally left blank.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS (NEW BASIS OF ACCOUNTING)

Report of Independent Public Accountants..............................................  F-2

Consolidated Balance Sheet as of February 28, 1997....................................  F-3

Consolidated Statement of Income for the period from February 11, 1997 through
  February 28, 1997...................................................................  F-4

Consolidated Statement of Stockholder's Equity as of February 28, 1997................  F-5

Consolidated Statement of Cash Flows for the period from February 11, 1997 through
  February 28, 1997...................................................................  F-6

Notes to Consolidated Financial Statements............................................  F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS (PREDECESSOR BASIS OF ACCOUNTING)

Report of Independent Public Accountants..............................................  F-21

Report of Independent Public Accountants..............................................  F-22

Consolidated Balance Sheet as of the Last Day of February 1996........................  F-23

Consolidated Statements of Income and Retained Earnings for the Years Ended the Last
  Day of February 1996 and 1995 and for the period from March 1, 1996 through February
  10, 1997............................................................................  F-24

Consolidated Statements of Cash Flows for the Years Ended the Last Day of February
  1996 and 1995 and for the period from March 1, 1996 through February 10, 1997.......  F-25

Notes to Consolidated Financial Statements............................................  F-26

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EV International, Inc.:

     We have audited the accompanying consolidated balance sheet of EV International, Inc. (a Delaware corporation) as of February 28, 1997, and the related consolidated statements of income, stockholder's equity and cash flows for the period from February 11, 1997 (date of acquisition and change in basis of accounting -- see Note 1) through February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EV International, Inc. as of February 28, 1997, and the results of their operations and their cash flows for the period from February 11, 1997 through February 28, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

New York, New York
May 9, 1997

                             EV INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEET
                            AS OF FEBRUARY 28, 1997
                                 (IN THOUSANDS)

                                           ASSETS
Current Assets
  Cash............................................................................  $  7,044
  Accounts receivable, net of allowance for doubtful accounts of $2,203...........    42,856
  Inventories.....................................................................    51,141
  Deferred tax assets.............................................................     2,907
  Other current assets............................................................     5,019
                                                                                    --------
     Total Current Assets.........................................................   108,967
Property, Plant and Equipment, net................................................    31,411
Deferred Financing Costs..........................................................     6,216
Cost in Excess of Net Assets Acquired.............................................    60,513
Other Assets......................................................................     1,008
                                                                                    --------
          TOTAL ASSETS............................................................  $208,115
                                                                                    ========
                             LIABILITIES & STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable................................................................  $ 15,250
  Current maturities of long-term debt............................................     1,000
  Compensation related liabilities................................................     6,726
  Income taxes payable............................................................       997
  Other accrued liabilities.......................................................     7,456
                                                                                    --------
     Total Current Liabilities....................................................    31,429
Senior Subordinated Credit Facility...............................................    75,000
Term Loan.........................................................................    34,000
Deferred Taxes and Other Liabilities..............................................     9,294
                                                                                    --------
     Total Liabilities............................................................   149,723
Stockholder's Equity
  Common stock ($.01 par value--1,000 shares authorized, 110 shares issued and
     outstanding).................................................................        --
  Capital in excess of par value..................................................    57,600
  Retained earnings...............................................................       841
  Cumulative translation adjustments..............................................       (49)
                                                                                    --------
     Total Stockholder's Equity...................................................    58,392
                                                                                    --------
          TOTAL LIABILITIES & STOCKHOLDER'S EQUITY................................  $208,115
                                                                                    ========

The accompanying notes are an integral part of this consolidated balance sheet.

                             EV INTERNATIONAL, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE PERIOD ENDED FEBRUARY 28, 1997
                                 (IN THOUSANDS)

Net Sales..........................................................................  $14,916
Operating Costs:
  Cost of products sold............................................................   10,081
  Selling and administration.......................................................    1,705
  Research and development.........................................................      454
  Depreciation and amortization....................................................      331
                                                                                     -------
          Total Operating Costs....................................................   12,571
                                                                                     -------
  Operating Income.................................................................    2,345
Interest Expense...................................................................      843
Foreign Exchange Losses............................................................       10
                                                                                     -------
  Income before income taxes.......................................................    1,492
Provision for Income Taxes.........................................................      651
                                                                                     -------
          Net Income...............................................................  $   841
                                                                                     =======

   The accompanying notes are an integral part of this consolidated financial statement.

                            EVI INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                            AS OF FEBRUARY 28, 1997
                                 (IN THOUSANDS)

                                                                            CUMULATIVE          TOTAL
                                        COMMON     PAID-IN     RETAINED     TRANSLATION     STOCKHOLDER'S
                                        STOCK      CAPITAL     EARNINGS     ADJUSTMENT         EQUITY
                                        ------     -------     --------     -----------     -------------
Balance, February 10, 1997............    $--      $    --       $ --          $  --           $    --
Initial Capitalization................    --        57,600         --             --            57,600
Net Income............................    --            --        841             --               841
Translation...........................    --            --         --            (49)              (49)
                                        ------     -------     --------     -----------     -------------
Balance, February 28, 1997............    $--      $57,600       $841          $ (49)          $58,392
                                        ======     =======     ======       ========        ==========

   The accompanying notes are an integral part of this consolidated financial statement.

                             EV INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            AS OF FEBRUARY 28, 1997
                                 (IN THOUSANDS)

Cash flows from operating activities:
Net income.......................................................................  $     841
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation and amortization..................................................        331
  Amortization of deferred financing fees........................................        234
  Changes in assets and liabilities:
     Accounts receivable.........................................................     (4,846)
     Inventories.................................................................      1,855
     Other current assets........................................................         94
     Accounts payable............................................................     (1,786)
     Compensation related liabilities............................................        536
     Income taxes payable........................................................        691
     Other accrued liabilities...................................................      1,787
     Other, net..................................................................        (99)
                                                                                   ---------
  Net cash used in operating activities..........................................       (362)
                                                                                   ---------
Cash flows from investing activities:
  Cash paid for acquisition, net of cash acquired................................   (154,615)
  Purchases of property and equipment............................................        (67)
                                                                                   ---------
     Net cash used in investing activities.......................................   (154,682)
                                                                                   ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......................................    110,000
  Deferred financing costs.......................................................     (5,595)
  Capital contributions..........................................................     57,600
                                                                                   ---------
     Net cash provided by financing activities...................................    162,005
                                                                                   ---------
     Effect of exchange rates on cash............................................         83
                                                                                   ---------
     Net increase in cash........................................................      7,044
     Cash at beginning of period.................................................         --
                                                                                   ---------
     Cash at end of period.......................................................  $   7,044
                                                                                   =========

   The accompanying notes are an integral part of this consolidated financial statement.

                             EV INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)

NOTE 1:  ORGANIZATION

     EV International, Inc., a Delaware corporation, and its subsidiaries (the "Company" or "EVI") is a manufacturer and marketer of sound system products for the professional audio market. The Company manufactures and markets a comprehensive range of products worldwide for professional audio systems, including microphones, mixing consoles, signal processors, amplifiers and loudspeaker systems. The Company's brands include Electro-Voice, Altec Lansing, Midas and Vega. Its products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified. The Company targets three principal lines of business within the overall professional audio market: (i) fixed installation, or permanently installed sound systems in public venues; (ii) professional music retail, or sound products used by professional musicians and sold principally through retail channels; and (iii) concert/recording/broadcast, or sound products used in professional concerts, recording projects and radio and television broadcast.

     The Company is a wholly owned subsidiary of EVI Audio Holding, Inc. ("Holding"), a Delaware Corporation. Holding is a wholly owned subsidiary of EVI Audio, LLC (the "Parent"). Holding and the Parent are newly formed entities organized by Greenwich Street Capital Partners, L.P. and certain affiliated investors (collectively "GSCP") to effect the acquisition described below. Holding and the Parent are holding companies only. The primary assets in each are comprised of investments in subsidiaries.

     On February 10, 1997 (the "Acquisition Closing Date"), pursuant to a Purchase Agreement dated December 12, 1996, an acquisition subsidiary wholly owned by Holding acquired from Mark IV Industries, Inc. and Mark IV PLC (collectively, the "Sellers") all of the issued and outstanding capital stock of Gulton Industries, Inc. ("Gulton"), the former parent of Electro-Voice, Incorporated (the "Predecessor Company"). The acquisition subsidiary subsequently merged with and into Gulton, and Gulton then merged with and into the Predecessor Company, with the Predecessor Company ultimately surviving. The Predecessor Company then changed its name to EV International, Inc. The foregoing transactions are referred to herein as the Acquisition.

     As of the Acquisition Closing Date, the aggregate cash purchase price paid was $151,500, plus approximately $4,900 in estimated adjustments paid on the Acquisition Closing Date. This purchase price is subject to further adjustment on the basis of (i) the audited working capital and audited cash flow of the Predecessor Company as of and for the ten month period ended December 31, 1996, and (ii) the net intercompany transfers of cash between the Sellers and their affiliates, on the one hand, and the Predecessor Company and its subsidiaries, on the other hand, during the period between December 31, 1996, and the Acquisition Closing Date. The Sellers provided a draft of the audited financial information on May 9, 1997, and have requested a further purchase price payment of $405, which may be disputed.

     The Acquisition was accounted for using the purchase method of accounting, pursuant to which the purchase price was allocated among the acquired assets and liabilities in accordance with estimates of fair market value on the Acquisition Closing Date. The cost of the acquisition included the payment of $156,400 to the Sellers, plus $3,900 of Acquisition related fees. The Acquisition was funded with $57,600 of contributed capital and $110,000 of debt, including a bridge loan facility and a term loan. Debt financing costs were approximately $6,500. On March 24, 1997, the Company issued 11% Senior Subordinated Notes due 2007 (the "Offering"), the proceeds from which were used to repay the bridge loan facility in its entirety and a portion of the term loan (see Notes 6 and 15).

                             EV INTERNATIONAL, INC.

NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The results of operations for the period from February 11, 1997, through February 28, 1997, reflect the results of the Company since the Acquisition and reflect the buyer's basis in assets and liabilities. The Company's financial statements are prepared on a consolidated basis in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less.

  Inventories

     Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

  Property, Plant and Equipment

     Property, plant and equipment are presented at cost, net of accumulated depreciation. The cost of property, plant and equipment retired or otherwise disposed of, and the accumulated depreciation thereon, are eliminated from the asset and related accumulated depreciation accounts, and any resulting gain or loss is reflected in income. The Company provides for depreciation of plant and equipment primarily on a straight-line basis to amortize the cost of such plant and equipment over the following estimated useful lives:

                                                                            YEAR
                                                                          --------
            Buildings and improvements..................................  5 to 15
            Machinery and equipment.....................................  3 to 10

  Cost in Excess of Net Assets Acquired

     The excess of cost over fair value of the net assets acquired ("goodwill") is amortized on a straight-line basis over 40 years. Goodwill is presented net of accumulated amortization of $75. The Company recognized approximately $75 of goodwill amortization expense for the period ended February 28, 1997. On an on-going basis, the Company measures realizability of goodwill by the ability of the Company to generate current and undiscounted expected future cash flows in excess of unamortized goodwill. If such realizability is in doubt, an adjustment will be made to reduce the carrying value of the goodwill.

  Long-Lived Assets

     The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles, including goodwill, to be

                             EV INTERNATIONAL, INC.

held and used or disposed of by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under the provisions of SFAS No. 121, impairment losses are recognized when expected future cash flows are less than the assets' carrying value. Accordingly, when indicators of impairment are present, the Company will evaluate the carrying value of property, plant and equipment and intangibles in relation to the operational performance and future undiscounted cash flows of the underlying business. As of February 28, 1997, no impairment of long-lived assets has been identified.

  Research and Development Costs

     Research and development costs are expensed as incurred and amounted to approximately $454 for the period from February 11, 1997, through February 28, 1997.

  Foreign Currency

     Foreign subsidiaries' income statement accounts are translated at the average exchange rates in effect during the period while assets and liabilities are translated at the rates of exchange at the balance sheet date. The resulting balance sheet translation adjustments are charged or credited directly to stockholder's equity. Foreign exchange transaction gains and losses realized during the period from February 11, 1997 through February 28, 1997, and those attributable to exchange rate movements on intercompany receivables and payables not deemed to be of a long-term investment nature, were not material.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109. Deferred income taxes are provided to reflect the future tax consequences of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

  Fair Value of Financial Investments

     The Company's financial instruments include cash, receivables, payables and debt. The fair value of these financial instruments approximated their carrying values as of February 28, 1997.

  Concentrations, Risks and Uncertainties

     As a result of the Acquisition and related financing transactions, the Company is highly leveraged. The Company's high degree of leverage could have important consequences, including but not limited to the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisition, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; and (iii) the Company's flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, and the Company may be more vulnerable to a downturn in general economic conditions or its business or may be unable to carry out capital spending that is important to its growth strategy.

     Technological innovation and leadership are among the important factors in competing successfully in the professional audio market. The Company's future results will depend, in part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in the professional audio industry. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of the Company's competitors and market acceptance.

                             EV INTERNATIONAL, INC.

Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. There can be no assurance that the Company will successfully identify and develop new products in a timely manner, that products or technologies developed by others will not render the Company's products obsolete or noncompetitive or that constraints in the Company's financial resources will not adversely affect its ability to develop and implement technological advances.

     The Company's business strategy includes plans for pursuing growth in certain foreign markets. The Company's international prospects could be adversely affected by factors such as reversals or delays in the opening of foreign markets, exchange controls and other trade regulation, currency and political risks, taxation and economic and market conditions in targeted foreign markets. The Company's business strategy also includes plans to pursue growth through strategic acquisitions. The Senior Credit Facility prohibits making certain acquisitions in an aggregate amount over $7,500 and incurring additional indebtedness greater than 65% of the purchase price of any such acquisition. In addition, acquisitions that the Company may make or enter into will involve risk, including the successful integration and management of acquired technology, operations and personnel. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management attention from ongoing business concerns.

     The Company has substantial assets located outside of the United States and a substantial portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia. The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. The Company intends to hedge a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located and plans to develop systems to manage and control its currency risk exposure. The Company's international operations also subject it to certain other risks, including adverse political or economic developments in the foreign countries in which it conducts business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than does the United States.

     The Company offers a range of audio products to a diverse customer base throughout the world. Terms typically require payment within a short period of time, however, the Company will offer extended payment terms to certain qualified customers. As of February 28, 1997, the Company believes it has no significant customer or geographic concentration of accounts receivable that could expose the Company to adverse, near-term severe financial impacts.

                             EV INTERNATIONAL, INC.

NOTE 3:  PRO FORMA RESULTS OF OPERATIONS (UNAUDITED)

     Pro forma statements of income are presented below for the year ended February 28, 1997, as if the Acquisition of the Predecessor Company and the Offering had occurred on March 1, 1996. The Company's pro forma statement of income for the twelve months ended February 28, 1997, is based on the Predecessor Company's statement of income for the period from March 1, 1996 through February 10, 1997, the Company's statement of income for the period from February 11, 1997 to February 28, 1997, and adjustments (i) giving effect to the Acquisition under the purchase method of accounting and (ii) the Offering. The Predecessor Company's statements of income, as disclosed in the notes thereto, do not reflect any foreign exchange gains or losses, nor any interest expense or income. The pro forma results are for illustrative purposes only and do not purport to be indicative of the actual results which occurred, nor are they indicative of future results of operations.

                                                                                                UNAUDITED
                                   PREDECESSOR       NEW BASIS                                PRO FORMA EV
                                      BASIS         FEBRUARY 11,                              INTERNATIONAL
                                  MARCH 1, 1996         1997                                      INC.
                                 TO FEBRUARY 10,   TO FEBRUARY 8,                PRO FORMA    TWELVE MONTHS
                                      1997              1997        FULL YEAR   ADJUSTMENTS   ENDED 2/28/97
                                 ---------------   --------------   ---------   -----------   -------------
    Revenue....................     $ 177,130         $ 14,916      $ 192,046     $    --       $ 192,046
    Operating Income...........        14,547            2,345         16,892      (1,703)         15,189
    Net Income.................         8,347              841          9,188      (8,665)            523
    EBITDA.....................        19,630            2,676      $  22,306      (1,213)         21,093

NOTE 4:  INVENTORIES

     Inventories consist of the following as of February 28, 1997:

    Purchased materials and parts..............................................  $19,830
    Work in process............................................................    7,104
    Finished goods.............................................................   24,207
                                                                                 -------
                                                                                 $51,141
                                                                                 =======

NOTE 5:  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are presented at their fair market value at the February 11, 1997 acquisition date and consist of the following as of February 28, 1997:

    Land and improvements.....................................................  $  3,583
    Buildings and improvements................................................     4,217
    Machinery and equipment...................................................    23,867
                                                                                --------
    Total property, plant and equipment.......................................  $ 31,667
    Less -- Accumulated depreciation..........................................      (256)
                                                                                --------
    Property, plant and equipment, net........................................  $ 31,411
                                                                                ========

NOTE 6:  LONG-TERM DEBT AND FINANCING ARRANGEMENTS

     Long-term debt at February 28, 1997 consisted of the following:

    Senior subordinated credit facility.......................................  $ 75,000
    Term loan facility........................................................    35,000
                                                                                --------
                                                                                $110,000
                                                                                ========

                             EV INTERNATIONAL, INC.

  Senior Subordinated Credit Facility

     The Company entered into a $75,000 Senior Subordinated Credit Facility (the "Bridge Loan Facility"), dated as of the Acquisition Closing Date, with a group of financial institutions, issued as interim financing for the Acquisition. During the period ended February 28, 1997, borrowings under the Bridge Loan Facility bore interest at 12.25% per annum. Under the terms of the Bridge Loan Facility, the facility expires one year from the Acquisition Closing Date. Deferred financing fees associated with the Bridge Loan Facility of $4,398 are being amortized over the life of the Bridge Loan Facility. Unamortized deferred financing fees remaining at the date of the Offering were written off.

  Senior Credit Facility

     The Company entered into a Senior Credit Facility, dated as of the Acquisition Closing Date, with a group of financial institutions, which provides for a Term Loan Facility of $35,000 and a Revolving Credit Facility of $25,000.

     On the Acquisition Closing Date, the Company borrowed the full amount available under the Term Loan Facility and used the proceeds of $35,000, together with the proceeds of the GSCP equity investment and the Bridge Loan Facility, for payment of the purchase price of the Acquisition and related fees and expenses. On such date, the Company also obtained letters of credit for use in the ordinary course of business in the aggregate face amount of approximately $3,800. The remainder of the Revolving Credit Facility is available to service the working capital requirements of the Company and its subsidiaries and for their general corporate purposes.

     The obligations of the Company under the Senior Credit Facility are unconditionally guaranteed, jointly and severally, by Holding and by each subsequently acquired or organized direct and indirect domestic subsidiary of the Company. The obligations under the Senior Credit Facility and the guarantees thereof are secured by a first priority security interest in substantially all of the Company's tangible and intangible assets, including, without limitation, intellectual property, owned U.S. real property, all of the capital stock of the Company and each of its domestic subsidiaries, and 65% of the capital stock of EVI Audio International Holding Corporation, Inc., a wholly owned subsidiary of the Company organized to hold all of the foreign subsidiaries of the Company.

     The Term Loan Facility has a maturity date of August 10, 2002. After giving effect to the $17,000 prepayment with the proceeds of the Offering, the Term Loan Facility will amortize in quarterly installments aggregating $1,000, $2,000, $3,000, $3,600, $4,300 and $4,100 in each of the fiscal years 1998,
1999, 2000, 2001, 2002 and 2003, respectively. The Term Loan Facility bears interest at a rate per annum equal (at the Company's option) to (i) an Alternate Base Rate, as defined, (the "ABR") plus 1.75% (the "ABR Applicable Margin") or
(ii) the Eurodollar Rate, as defined, plus 2.75% (the "Eurodollar Applicable Margin"). The Revolving Credit Facility is available on a revolving basis during the period commencing on the date of the Acquisition Closing and matures on August 10, 2002. The Revolving Credit Facility bears interest at a rate per annum equal (at the Company's option) to (i) the ABR plus the ABR Applicable Margin or (ii) the Eurodollar Rate plus the Eurodollar Applicable Margin. The foregoing margins shall be subject to reduction after the first anniversary of the Acquisition Closing Date. The interest rate applicable for the period from February 10, 1997 to February 28, 1997 was 8.17%.

     The Company has agreed to pay the lenders the following fees: (i) an annual administration fee of $50 for the first year, which was paid on February 10, 1997, and $35 for each subsequent year, which will be payable in advance each subsequent anniversary thereof prior to the maturity or early termination of the Senior Credit Facility and the payment in full of all amounts owing thereunder and (ii) a commitment fee equal to 0.50% per annum, payable quarterly, on the average daily unused portion of the Senior Credit Facility. The Company also pays a commission on the face amount of all outstanding letters of credit at a per annum rate equal to the

                             EV INTERNATIONAL, INC.

Eurodollar Applicable Margin then in effect plus a fronting fee equal to 0.25% per annum, payable quarterly, on the face amount of each letter of credit. In addition, the Company will be required to pay to the issuing lender customary administrative, issuance, amendment, payment and negotiation charges. Deferred financing fees of $2,052 are being amortized over the life of the Senior Credit Facility.

     The Senior Credit Facility contains a number of covenants that, among other things, require the Company to maintain certain financial ratios, including (i) a minimum consolidated EBITDA requirement, as defined (ii) a maximum consolidated debt to consolidated EBITDA ratio, and (iii) a minimum consolidated EBITDA to consolidated fixed charges ratio. As of February 28, 1997, the Company was in compliance with all covenants under the Senior Credit Facility.

  Foreign Working Capital Lines

     Certain foreign subsidiaries of the Company have entered into agreements with banks to provide for local working capital needs. As of February 28, 1997, the total aggregate availability of these arrangements, including for letter of credit issuance, was $4,400. The rates of interest in effect on these facilities as of February 28, 1997, ranged from 1.875% to 9.75%, and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real property, leaseholds or accounts receivables and inventory or guaranteed by another subsidiary of the Company.

NOTE 7:  INCOME TAXES

     Income before income taxes and the related provision for income taxes for the period from February 11, 1997, through February 28, 1997, consists of the following:

    Income before income taxes:
      United States.............................................................  $  678
      Foreign...................................................................     814
                                                                                  ------
              Total income before taxes.........................................  $1,492
                                                                                  ======
    Provision for income taxes:
      Currently payable United States...........................................  $  277
      Foreign...................................................................     374
                                                                                  ------
              Total currently payable...........................................  $  651
                                                                                  ======
    Deferred
      United States.............................................................  $   15
      Foreign...................................................................     (15)
                                                                                  ------
              Total deferred provision (benefit)................................       0
                                                                                  ------
              Total provision for income taxes..................................  $  651
                                                                                  ======

     The provision for income taxes at February 28, 1997, differs from the amount computed using the U.S. statutory income tax rate as follows:

    Expected provision at U.S. statutory income tax rate........................  $  502
    Nondeductible goodwill......................................................      29
    State and local income taxes................................................      38
    Foreign tax rate differences................................................      82
                                                                                  ------
              Total provision for income taxes..................................  $  651
                                                                                  ======

                             EV INTERNATIONAL, INC.

     The tax effects of temporary differences which give rise to deferred tax assets (liabilities) consist of the following at February 28, 1997:

    Current:
      Accounts receivable......................................................  $   118
      Inventories..............................................................    1,140
      Accrued liabilities......................................................    1,290
      Other items..............................................................      359
                                                                                 -------
              Net current deferred tax assets..................................  $ 2,907
                                                                                 =======
    Noncurrent:
      Property and equipment...................................................  $(6,624)
      Long-term liabilities....................................................      850
      Unremitted foreign earnings..............................................   (1,650)
      Other items..............................................................      255
                                                                                 -------
              Net noncurrent deferred tax liabilities..........................  $(7,169)
                                                                                 =======

     Unremitted earnings of EVI's foreign subsidiaries arising after the Acquisition Closing Date are deemed to be reinvested in each country and are not expected to be remitted. A deferred tax liability attributable to unremitted earnings existing at the Acquisition Closing Date was established at the acquisition date.

NOTE 8:  PENSION AND RETIREMENT SAVINGS PLANS

     The Predecessor Company's U.S. employees participated in one of a number of defined-benefit pension plans which were funded and administered by the Sellers. Such plans provided retirement benefits based upon the employees' ages, earnings and years of service, or based upon years of service multiplied by stated monthly benefit amounts. As of the Acquisition Closing Date, all employees currently participating in the plan ceased to accrue benefits under the plan administered by the Sellers and became fully vested in their accrued benefits under such plan. In accordance with the Acquisition agreement, the Sellers retained the liability under this plan for employee benefits accrued through the date of the Acquisition.

     Subsequent to the Acquisition Closing Date, the Company formed the EV International Retirement Plan for its U.S. employees. The components of net periodic pension cost for this plan is as follows:

    Service cost.................................................................     $16
    Interest cost................................................................       0
    Actual return on plan assets.................................................       0
    Net amortization and deferral................................................       0
                                                                                      ---
    Net periodic pension cost....................................................     $16
                                                                                      ===

                             EV INTERNATIONAL, INC.

     The funded status for the Company's defined-benefit plan based on valuations as of February 28, 1997, is as follows:

    Actuarial present value of benefit obligations:
    Vested benefit obligation....................................................    $15
    Non-vested benefit obligation................................................      1
    Accumulated benefit obligation...............................................     16
    Projected benefit obligation.................................................     16
    Plan assets at fair value....................................................      0
    Projected benefit obligation in excess of plan assets........................     16
    Unrecognized prior service cost..............................................      0
    Unrecognized net transition obligation (asset)...............................      0
                                                                                     ---
    Accrued pension cost.........................................................    $16
                                                                                     ===

     The discount rate and the weighted-average compensation increase rate used to determine the projected benefit obligation at February 28, 1997, were 7.5% and 0.0%, respectively.

     Certain of the Company's U.S. employees also participated in defined-contribution plans which were previously funded and administered by the Sellers. These plans consisted of the Company's matching of employees' 401(k) contributions.

     As of the Acquisition Closing Date, the Company ceased withholding 401(k) contributions from employees' payroll until the time the Company could establish its own defined-contribution plan. Pursuant to the Purchase Agreement, the assets of the Sellers' defined-contribution pension plan that relate to the Company's employees will be transferred into the Company's plan, and, at such time, employee payroll withholding for 401(k) contributions into the Company's defined-contribution plan will continue. Accordingly, the Company has not recognized any liability for these contributions since the date of the Acquisition.

     The Company's Japanese subsidiary also has a retirement and termination plan (the "Retirement Plan"), which provides benefits to employees in Japan upon their termination of employment. The benefits are based upon a multiple of the employee's monthly salary, with the multiple determined based upon the employee's years of service. The multiple paid to employees who retire or are involuntarily terminated is greater than the multiple paid to those who voluntarily terminate their services. The Retirement Plan is unfunded, and the accompanying consolidated balance sheet includes a liability of approximately $1,150 at February 28, 1997, which represents the actuarially determined estimated present value of the Company's liability as of this date. In developing this estimate, the actuary used appropriate discount and compensation growth rates prevailing in Japan of 4% and 2.5%, respectively. For the period from February 10, 1997 through February 28, 1997, the Company charged $5 to expense for this plan.

NOTE 9:  POSTRETIREMENT BENEFITS

     The Company is required to provide health and life insurance benefits to a number of active employees of its U.S. operations upon retirement. Contributions required to be paid by the active employees towards the cost of such plans are a flat dollar amount per month in certain instances, or a range from 25% to 100% in other instances.

                             EV INTERNATIONAL, INC.

     Net postretirement benefit expense included the following components:

    Service cost..............................................................    $  0.7
    Interest cost.............................................................       1.3
    Actual return on plan assets..............................................       0.0
    Net amortization and deferra1.............................................       0.0
                                                                                  ------
    Net periodic postretirement benefit expense...............................    $  2.0
                                                                                  ======
    Accumulated postretirement benefit obligations:
    Retirees..................................................................    $  0.0
    Fully eligible active plan participants...................................     126.0
    Other active plan participants............................................     219.0
                                                                                  ------
                                                                                   345.0
    Fair value of plan assets.................................................       0.0
                                                                                  ------
    Excess of accumulated postretirement benefit obligations over plan
      assets..................................................................     345.0
    Unrecognized prior service cost...........................................       0.0
    Unrecognized net loss (gain)..............................................       0.0
    Unrecognized net transition obligation (asset)............................       0.0
                                                                                  ------
    Accrued postretirement benefit cost.......................................    $345.0
                                                                                  ======

     The assumed health care cost trend rate used in measuring the benefit obligation is 8% for the period ended February 28, 1997, declining at a rate of 1% per year to an ultimate rate of 4.5% in 2001.

     The weighted average discount rate used in determining the benefit obligation at February 28, 1997, is 7.50%.

     The Company does not provide any post-employment benefits which would require accrual under Statement of Financial Accounting Standards No. 112.

NOTE 10:  COMMITMENTS AND CONTINGENCIES

     At February 28, 1997, the Company had various noncancellable operating leases for manufacturing, distribution and office buildings, warehouse space and equipment.

     Approximate future minimum rental commitments under all noncancelable operating leases are as follows:

        Fiscal Year 1998....................................................    $1,166
        1999................................................................       943
        2000................................................................       598
        2001................................................................       418
        2002................................................................       249
        2003 and thereafter.................................................       888
        Total minimum lease commitments.....................................    $4,262

     From time to time the Company is a party to various legal actions in the normal course of business. Gulton was sued for infringement of a U.S. patent that Gulton was using to produce products unrelated to the business of the Company for a business line that was transferred out of Gulton prior to the Acquisition. At trial, the plaintiff was awarded $3,024 in damages. The matter was appealed and upheld with the issue of calculation of damages remanded to the District Court. No decision has been made by the District Court on

                             EV INTERNATIONAL, INC.

this issue. The Sellers, which are prosecuting the claim on behalf of Gulton, have agreed to indemnify the Company fully for any losses or liabilities arising from this litigation. The Company believes that it is not currently party to any litigation which, if adversely determined, would have a material adverse effect on the liquidity or results of operations of the Company.

     The Company and its operations are subject to extensive and changing U.S. federal, state and local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, current or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. The Company believes that it currently conducts its operations, and in the past has operated its business, in substantial compliance with applicable environmental laws and regulations. From time to time, however, operations of the Company have resulted, and may result in the future, in non-compliance or liability with respect to such laws and regulations.

     The Company (or, for certain sites, the Sellers, on behalf of the Company) has undertaken or currently is undertaking remediation of contamination at certain of its currently or formerly owned sites (some of which are unrelated to the audio business) and the Company has agreed it is a de minimis responsible party at a number of other such sites, which have been designated as Superfund sites under U.S. environmental laws. The Company recently had Phase I Environmental Site Assessments and Compliance Reviews conducted by a third-party environmental consultant at all of its manufacturing sites and is aware of environmental conditions at certain of such sites that require or may require remediation or continued monitoring. In particular, the Company's site in Buchanan, Michigan has been designated a Superfund site under U.S. environmental laws. The Sellers have agreed to indemnify the Company fully for environmental liabilities resulting from the Buchanan, Michigan Superfund site and certain of the other sites at which the environmental consultant indicated monitoring or remediation was necessary.

     The Company estimates that it will incur, in fiscal year 1998, approximately $150 for environmentally related capital expenditures. The Company's environmentally related expenditures in the period from February 11, 1997, through February 28,1997, were not material. The Company does not believe that the costs to the Company of environmental compliance under current laws and regulations will have a material adverse effect on the financial condition or results of operations of the Company.

     There can be no assurance that the Company's estimated environmental expenditures, which the Company believes to be reasonable, will cover in full the actual amounts of environmental obligations the Company does incur, that the Sellers will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect the Company in currently unforeseen ways or that present or future activities undertaken by the Company will not result in additional environmentally related expenditures. However, the Company does not believe that the costs to the Company of the environmental compliance under current laws and regulations will have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 11:  DOMESTIC AND FOREIGN OPERATIONS

     The Company operates in a single industry segment, the professional audio market. The Company's customers are not concentrated in any specific geographic region and no single customer accounts for a significant amount of the Company's sales.

                             EV INTERNATIONAL, INC.

     Information related to domestic and foreign operations is as follows:

    Net sales to customers:
      North America...........................................................  $  7,366
      Europe..................................................................     3,981
      Asia and other foreign..................................................     3,569
                                                                                --------
              Total net sales to customers....................................  $ 14,916
                                                                                ========
    Operating income:
      North America...........................................................  $  1,565
      Europe..................................................................       409
      Asia and other foreign..................................................       371
                                                                                --------
              Total operating income..........................................  $  2,345
                                                                                ========
    Identifiable assets:
      North America...........................................................  $131,269
      Europe..................................................................    42,255
      Asia and other foreign..................................................    34,391
                                                                                --------
              Total identifiable assets.......................................  $207,915
                                                                                ========

     The net sales to customers reflect the sales of the Company's operating units in each geographic area to unaffiliated customers. Export sales from the United States to unaffiliated customers were approximately $761 for the period from February 11, 1997, through February 28, 1997.

NOTE 12:  RELATED PARTY TRANSACTIONS

     The Company has engaged Greenwich Street Capital Partners, Inc. ("Greenwich"), the manager of GSCP, to provide it with certain business, financial and managerial advisory services, including developing and implementing corporate and business strategy and providing other consulting and advisory services. In exchange for such services, the Company has agreed to pay Greenwich an annual fee of $750 payable quarterly in arrears, plus Greenwich's reasonable out-of-pocket costs and expenses. This engagement is in effect until the earlier to occur of the tenth anniversary of Acquisition Closing Date and the date on which GSCP directly or indirectly no longer owns any shares of the capital stock of Holding, and may be earlier terminated by Greenwich at its discretion. For the period ended February 28, 1997, $37 of expense was recognized by the Company. In addition, on the Acquisition Closing Date, Greenwich received $1,500 in fees for providing services relating to the structuring and financing of the Acquisition and the management compensation package related thereto and is entitled to receive reimbursement for its reasonable out-of-pocket costs and expenses relating to its provision of services.

NOTE 13:  EMPLOYMENT AGREEMENTS

     Robert D. Pabst and John G. Bolstetter entered into a three-year employment agreements with the Company prior to February 11, 1997. Pursuant to the terms of the Purchase Agreement, if these executives were terminated within 90 days of the closing of the Acquisition, the Sellers would be responsible for applicable severance payments. The employment of these executives was terminated effective May 9, 1997. The Company will likely enter into employment agreements in the future as new executives are located.

                             EV INTERNATIONAL, INC.

NOTE 14:  SUPPLEMENTAL DISCLOSURES TO THE CONSOLIDATED STATEMENT OF CASH FLOWS

     Net cash used for business acquisitions, net of cash acquired, was allocated as follows:

    Working capital...........................................................  $ 63,878
    Plant and equipment.......................................................    31,649
    Purchase price in excess of the net tangible assets acquired..............    60,588
    Deferred financing costs..................................................     6,450
    Other assets..............................................................     1,358
    Noncurrent Liabilities....................................................    (9,308)
                                                                                --------
    Net cash used for acquisition.............................................  $154,615
                                                                                ========

     For the period ended from February 11, 1997, through February 28, 1997, no interest or income tax payments were made.

NOTE 15:  SUBSEQUENT EVENT

     On March 24, 1997, the Company issued $100,000 of 11% Senior Subordinated notes due 2007 (the "Notes"). Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 1997. The Notes will mature on March 15, 2007. The proceeds from the Offering were used by the Company to repay all amounts outstanding under the Bridge Loan Facility and $17,000 of indebtedness outstanding under the Term Loan Facility. The balance of such proceeds was used for working capital and general corporate purposes.

     The Notes will be redeemable, at the Company's option, in whole or in part and from time to time on and after March 15, 2002 and prior to maturity, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                   PERIOD                              REDEMPTION PRICE
        -------------------------------------------------------------  ----------------
        2002.........................................................      105.500%
        2003.........................................................      103.667%
        2004.........................................................      101.833%
        2005 and thereafter..........................................      100.000%

     In addition, at any time and from time-to-time prior to March 15, 2000, the Company may redeem, in the aggregate, up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings by the Company following which there is a public market, at a redemption price (expressed as a percentage of principal amount thereof) of 111% plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding immediately after each such redemption.

     The Notes will not be subject to any sinking fund requirement. The Notes will be unsecured and will be subordinated to all existing and future senior indebtedness (as defined) of the Company and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Notes will rank pari passu with any future senior subordinated indebtedness (as defined) of the Company and will rank senior to all other subordinated indebtedness (as defined) of the Company.

                             EV INTERNATIONAL, INC.

     The Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each subsidiary of the Company (other than foreign subsidiaries and unrestricted subsidiaries, as defined) that is a significant subsidiary (as defined) created or acquired after the date the Notes are issued.

     The Notes have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EV International, Inc.:

     We have audited the accompanying consolidated statements of income and retained earnings and cash flows of EV International, Inc. (a Delaware corporation) for the period from March 1, 1996 through February 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of EV International, Inc. for the period from March 1, 1996 through February 10, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

New York, New York
May 9, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of
EV International, Inc.

     We have audited the accompanying consolidated balance sheet of EV International, Inc. (the "Company") as of the last day of February 1996 and the related consolidated statements of income and retained earnings, and cash flows for each of the two years in the period ended February 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of the last day of February 1996 and the consolidated results of their operations and their cash flows for each of the two years in the period ended February 29, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Rochester, New York
August 7, 1996
(February 10, 1997 as to effects
of the reorganization discussed
in Note 1)

                             EV INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEET
                           LAST DAY OF FEBRUARY 1996
                                (000'S OMITTED)

ASSETS
Current assets:
  Accounts receivable, net........................................................  $ 38,300
  Inventories.....................................................................    54,400
  Current deferred tax assets.....................................................     1,100
  Other current assets............................................................     3,500
                                                                                    --------
     Total current assets.........................................................    97,300
Property, Plant And Equipment, net................................................    32,800
Cost In Excess Of Net Assets Acquired.............................................    33,900
Other Noncurrent Assets...........................................................       900
                                                                                    --------
          TOTAL ASSETS............................................................  $164,900
                                                                                    ========
LIABILITIES AND EQUITY
Current Liabilities:
  Accounts payable................................................................  $ 13,400
  Compensation-related liabilities................................................     5,100
  Income taxes payable............................................................     1,100
  Other current liabilities.......................................................     4,400
                                                                                    --------
     Total current liabilities....................................................    24,000
Deferred Taxes And Other Noncurrent Liabilities...................................     7,900
Retained Earnings and Common Stock, $1.00 par value...............................   133,000
                                                                                    --------
          TOTAL LIABILITIES AND EQUITY............................................  $164,900
                                                                                    ========

       The accompanying notes are an integral part of this balance sheet.

                             EV INTERNATIONAL, INC.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                (000'S OMITTED)

                                                           FOR THE PERIOD      FOR THE YEARS ENDED
                                                           FROM MARCH 1,         THE LAST DAY OF
                                                            1996 THROUGH            FEBRUARY
                                                            FEBRUARY 10,      ---------------------
                                                                1997            1996         1995
                                                           --------------     --------     --------
Net Sales................................................     $177,100        $195,500     $185,300
Operating Costs:
  Cost of products sold..................................      121,400         134,500      125,300
  Selling and administration.............................       28,400          30,000       29,400
  Research and development...............................        7,700           8,200        6,300
  Depreciation and amortization..........................        5,100           5,100        4,800
                                                              --------        --------     --------
     Total operating costs...............................      162,600         177,800      165,800
                                                              --------        --------     --------
Operating income.........................................       14,500          17,700       19,500
Gain On Sale Of Assets...................................           --             400           --
                                                              --------        --------     --------
  Income before taxes....................................       14,500          18,100       19,500
Provision For Income Taxes...............................        6,200           7,100        7,500
  Net income.............................................        8,300          11,000       12,000
Retained Earnings, at the beginning of the year..........      133,000         118,700      110,500
  Cash transfers (to) from Parent, net and adjustments
     resulting from the acquisition (see Note 1).........       (2,000)          3,300       (3,800)
                                                              --------        --------     --------
Retained Earnings, at the end of the period..............     $139,300        $133,000     $118,700
                                                              ========        ========     ========

   The accompanying notes are an integral part of these financial statements.

                             EV INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (000'S OMITTED)

                                                            FOR THE PERIOD      FOR THE YEARS ENDED
                                                             FROM MARCH 1,        THE LAST DAY OF
                                                             1996 THROUGH            FEBRUARY
                                                             FEBRUARY 10,       -------------------
                                                                 1997            1996        1995
                                                            ---------------     -------     -------
Cash Flows From Operating Activities:
  Net income..............................................      $ 8,300         $11,000     $12,000
  Items not affecting cash:
     Depreciation and amortization........................        5,100           5,100       4,800
     Deferred income tax (benefit)........................          700            (300)       (600)
  Changes in assets and liabilities.......................
     Accounts receivable..................................         (500)         (5,100)     (5,900)
     Inventories..........................................       (2,100)         (8,500)     (4,800)
     Other assets.........................................       (2,500)           (100)     (1,400)
     Accounts payable.....................................         (800)            300       2,800
     Other liabilities....................................       (2,900)         (2,000)      1,500
                                                               --------         -------     --------
          Net cash provided by operating activities.......        5,300             400       8,400
                                                               --------         -------     --------
  Cash Flows From Investing Activities to purchase
     equipment............................................       (3,300)         (3,700)     (4,600)
                                                               --------         -------     --------
     Net cash transferred (to) from Parent and adjustments
       resulting from the acquisition (see Note 1)........      $(2,000)        $ 3,300     $(3,800)
                                                               ========         =======     ========

   The accompanying notes are an integral part of these financial statements.

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (000'S OMITTED)

1.  BACKGROUND INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES

     Prior to the date of their disposition on February 10, 1997, Mark IV Industries, Inc. ("Mark IV") was the owner of a number of operating divisions and subsidiaries which made up its professional audio business, referred to as the Mark IV Audio Group (the "Group"). Effective February 10, 1997, Mark IV completed a reorganization of the Group in which certain assets and liabilities not relating to the business of the Group were transferred out of the parent company of the Group, Gulton Industries, Inc. ("Gulton"). On the same date, (i) all the issued and outstanding stock of Gulton was then sold to an indirect acquisition subsidiary of Greenwich Street Capital Partners, L.P. ("Sub"), (ii) Sub merged with and into Gulton, with Gulton surviving, (iii) Gulton merged with and into Electro-Voice, Incorporated ("EV"), Mark IV Audio, Inc., Mark IV Audio Magnetic, Inc. and LFE Corporation, with EV surviving, and (iv) EV changed its name to EV International, Inc. (the "Company"). The accompanying financial statements have been restated to reflect the foregoing steps and include the accounts of Gulton. All references to the Company relate to the business of the Mark IV Audio Group, and exclude any activities which may have been a part of the Company during the reporting periods, but which were transferred out as part of the foregoing steps. There were no adjustments to the net assets or net income of the Group as a result of this reorganization. The operating subsidiaries and divisions of the Company are as follows:

Audio Consultants Co., Limited        Mark IV Audio (Europe) AG
Altec Lansing International           Mark IV Audio (Aust.) Pty Ltd.
Cetec International Limited           Mark IV Audio Canada, Inc.
Dearden Davies Associates Limited     Mark IV Audio France S.A.
Dynacord France                       Mark IV Audio Hong Kong Limited
Dynacord Audio GmbH                   Mark IV Audio Japan Ltd.
Klark-Teknik PLC                      Nivenfield (1992) Limited
                                      Rebis Audio Limited

     Mark IV Audio Japan had a certain minority ownership interest as of February 29, 1996. As part of the reorganization described above, the minority interest was acquired by Mark IV, and Mark IV Audio Japan became a 100%-owned subsidiary.

     The financial statements reflect all of the operations making up the Company and no recognition has been made to reflect the minority interests that existed as of the various financial statement dates. All significant intergroup transactions have been eliminated. These consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of such financial statements, and the reported amounts of revenues and expenses during the reporting periods. It should be recognized that the actual results could differ from those estimates. The Company's significant accounting policies are as follows:

  Inventories

     Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

  Property, Plant and Equipment

     Property, plant and equipment are presented at cost, net of accumulated depreciation. The cost of property, plant and equipment retired or otherwise disposed of, and the accumulated depreciation thereon, are eliminated from the asset and related accumulated depreciation accounts, and any resulting gain or loss is

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES
reflected in income. The Company provides for depreciation of plant and equipment primarily on the straight-line method to amortize the cost of such plant and equipment over their useful lives.

  Cost in Excess of Net Assets Acquired

     Cost in excess of net assets acquired ("goodwill") is presented net of accumulated amortization. Management continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows of the business. Goodwill is amortized on the straight-line method over a 40-year period.

  Income Taxes

     Mark IV adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), in fiscal 1994. The adoption of this standard retroactively changed Mark IV's method of accounting for income taxes from the deferred method to the liability method. The Company's provisions for income taxes have been calculated on the separate return basis.

  Postretirement Benefits

     Mark IV adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS No. 106"), effective as of February 28, 1993. SFAS No. 106 required the estimated present value of the Company's liability for its commitments to provide health and life insurance benefits to its retirees to be included in the balance sheet. The related expense is required to be recognized on the accrual method over the remaining years of the employees' active service, up to the dates of the individual's eligibility to retire and begin receiving the benefit.

  Research and Development Costs

     Research and development costs are expensed as incurred and amounted to approximately $8,200 and $6,300 in the fiscal years 1996 and 1995, respectively and $7,700 for the period from March 1, 1996 through February 10, 1997.

  Foreign Currency

     The assets and liabilities of the Company's foreign operations are translated at year-end exchange rates, and resulting gains and losses are included as a part of net equity. Realized foreign currency transactions recognized at the Company level have been eliminated from the accompanying consolidated statements of income, since such transactions are in integral part of Mark IV's consolidated currency exposure, including operations other than those of the Company.

  Cash

     All cash balances are transferred to Mark IV as they arise.

2.  ACCOUNTS RECEIVABLE

     Accounts receivable are presented net of allowances for doubtful accounts of approximately $1,900 as of the last day of February 1996.

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES

3.  INVENTORIES

     Inventories consist of the following as of the last day of February 1996:

                                                                                  1996
                                                                                 -------
    Purchased materials and parts..............................................  $22,200
    Work in process............................................................    7,800
    Finished goods.............................................................   24,400
                                                                                 -------
      Net inventories..........................................................  $54,400
                                                                                 =======

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and consist of the following as of the last day of February 1996:

                                                                                  1996
                                                                                 -------
    Land and improvements......................................................  $ 4,800
    Buildings and improvements.................................................   20,200
    Machinery and equipment....................................................   32,900
                                                                                 -------
              Total property, plant and equipment..............................   57,900
      Less Accumulated depreciation............................................   25,100
                                                                                 -------
              Property, plant and equipment, net...............................  $32,800
                                                                                 =======

     Depreciation expense was approximately $4,100 and $3,800 in fiscal 1996 and 1995, respectively, and $4,200 for the period from March 1, 1996 through February 10, 1997.

5.  COST IN EXCESS OF NET ASSETS ACQUIRED

     Cost in excess of net assets acquired is presented net of accumulated amortization of approximately $6,600 as of the last day of February 1996. Amortization expense was approximately $1,000 in each of fiscal 1996 and 1995, and $900 for the period from March 1, 1996 through February 10, 1997.

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES

6.  INCOME TAXES

     Income before taxes and the related provision for income taxes for fiscal 1996 and 1995, and for the period from March 1, 1996 through February 10, 1997, consist of the following:

                                                             1997        1996        1995
                                                            -------     -------     -------
    Income before taxes:
      United States.......................................  $10,700     $10,600     $11,900
      Foreign.............................................    3,800       7,500       7,600
                                                            -------     -------     -------
              Total income before taxes...................  $14,500     $18,100     $19,500
                                                            =======     =======     =======
    Provision for income taxes:
      Currently payable --
         United States....................................  $ 4,700     $ 5,300     $ 5,800
         Foreign..........................................      800       2,100       2,300
                                                            -------     -------     -------
              Total currently payable.....................    5,500       7,400       8,100
                                                            -------     -------     -------
      Deferred --
         United States....................................      200        (600)       (600)
         Foreign..........................................      500         300          --
                                                            -------     -------     -------
              Total deferred income tax (benefit).........      700        (300)       (600)
                                                            -------     -------     -------
              Total provision for income taxes............  $ 6,200     $ 7,100     $ 7,500
                                                            =======     =======     =======

     The provision for income taxes for fiscal years 1996 and 1995 and for the period from March 1, 1996 through February 10, 1997, differs from the amount computed using the U.S. statutory income tax rate as follows:

                                                             1997        1996        1995
                                                            -------     -------     -------
    Expected tax at U.S. statutory income tax rate........  $ 5,100     $ 6,300     $ 6,800
    Permanent differences.................................      600         200         200
    State and local income taxes..........................      600         400         400
    Foreign tax rate differences..........................     (100)        200         100
                                                             ------      ------      ------
    Total provision for income taxes......................  $ 6,200     $ 7,100     $ 7,500
                                                             ======      ======      ======

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES

     The tax effects of temporary differences which give rise to deferred tax assets (liabilities) consist of the following at the last day of February 1996:

                                                                                  1996
                                                                                 -------
    Current:
      Accounts receivable......................................................  $   200
      Inventories..............................................................     (800)
      Compensation related.....................................................      600
      Other items..............................................................    1,100
                                                                                 -------
              Net current deferred tax assets..................................  $ 1,100
                                                                                 =======
    Noncurrent:
      Fixed and intangible assets..............................................  $(6,600)
      Postretirement health benefit
         Retirees..............................................................      300
         Active................................................................      100
      Other items..............................................................      500
                                                                                 -------
              Net noncurrent deferred tax liabilities..........................  $(5,700)
                                                                                 =======

     For purposes of these financial statements, the undistributed earnings of Gulton's foreign subsidiaries were considered to have been reinvested in each country, and were not expected to be remitted back to Mark IV.

7.  PENSION AND RETIREMENT SAVINGS PLANS

     Prior to the consummation of the steps set forth in Note 1, the Company's U.S. employees participated in one of a number of defined-benefit pension plans which were funded and administered by Mark IV. Such plans provide retirement benefits based upon the employees' age, earnings and years of service, or were based upon years of service multiplied by stated monthly benefit amounts. The Company recognized an expense for the estimated service cost of such plans of approximately $400 in each of fiscal 1996 and 1995, and approximately $350 for the period from March 1, 1996 through February 10, 1997. The plans are a part of Mark IV's Master Defined Benefit Plan, and the funded position and responsibility for benefit payments were managed by Mark IV.

     Certain of the Company's U.S. employees also participated in defined contribution plans which were also funded and administered by Mark IV. The Company recognized an expense of approximately $200 for these plans in each of fiscal 1996 and 1995, and approximately $170 for the period from March 1, 1996 through February 10, 1997.

     The Company's Japanese subsidiary also had a retirement and termination plan (the "Retirement Plan") which provided benefits to employees in Japan upon their termination of employment. The benefits were based upon a multiple of the employee's monthly salary, with the multiple determined based upon the employee's years of service. The multiple paid to employees who retired or are involuntarily terminated is greater than the multiple paid to those who voluntarily terminate their services. The Retirement Plan is unfunded, and the accompanying consolidated balance sheet includes a liability of approximately $910 at the last day of February 1996, which represents the actuarially determined estimated present value of the Company's liability as of those dates. The Company recognized an expense of approximately $100 for these plans in each of fiscal 1996 and 1995, and approximately $100 for the period from March 1, 1996 through February 10, 1997.

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES

8.  POSTRETIREMENT BENEFITS

     The Company provided health and life insurance benefits to a number of existing retirees from its U.S. operations. Contributions required to be paid by the retirees towards the cost of such plans are a flat dollar amount per month in certain instances, or a range from 25% to 100% in other instances. The Company also had a number of active employees who will receive such benefits upon their retirement.

     The following table sets forth the liability for the cost of these benefits included in the consolidated balance sheet as of the last day of February 1996:

                                                                                   1996
                                                                                  ------
    Accumulated postretirement benefit obligation:
      Retirees and beneficiaries receiving benefits.............................  $1,500
      Active employees, fully eligible for benefits.............................     100
      Active employees, not fully eligible for benefits.........................     100
                                                                                  ------
              Total accumulated benefit obligation..............................   1,700
    Unrecognized net loss.......................................................    (500)
                                                                                  ------
              Postretirement benefit liability recognized in the combined balance sheet....................................................  $1,200
                                                                                  ======

     The Company's postretirement benefit expense on the accrual method for fiscal 1996 and 1995, and for the period from March 1 through February 10, 1997 includes the following components:

                                                                    1997     1996     1995
                                                                    ----     ----     ----
    Service cost-benefits earned during the period................  $ 5      $ 10     $ 10
    Interest cost on the APBO.....................................   15       130      100
                                                                    ---      ----     ----
              Total expense.......................................  $20      $140     $110
                                                                    ===      ====     ====

     The postretirement liability recognized in the consolidated balance sheet as of February 29, 1996 includes approximately $1,000 related to existing retirees, and $200 related to active employees of the Company as of that date. Of the total expense recognized by the Company, approximately $20 relates to the benefits earned by the active employees in each of the fiscal years presented, with the balance related to the existing retirees of the Company. In connection with the disposition of the Company discussed in Note 1, Mark IV retained the obligation for retirees and beneficiaries currently receiving benefits.

     There was an increase in the unrecognized net loss during fiscal 1996 as a result of the settlement of certain litigation actions between the Company and certain retirees. The settlement resulted in the mutual agreement to prospectively reduce amounts previously required to be contributed by such retirees to the cost of their benefits. The APBO was calculated using a discount rate of 7.50% at February 29, 1996. The rate used in the prior year was 8.75%. The change in the discount rate did not have a significant effect on the expense determination for fiscal 1996 and 1995. The APBO determinations assume an initial health care cost trend rate of approximately 8.0%, trending down ratably to an ultimate rate of 4.5%. A one-percentage-point increase in such trend rate would not have a significant effect on the Company's obligations or annual expense.

9.  LEGAL AND ENVIRONMENTAL MATTERS

     The Company has historically been involved in various legal and environmental matters. In the opinion of management, the ultimate cost to resolve these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

     The Company's manufacturing facility in Michigan is adjacent to land which has been designated as a Superfund site by the U.S. Environmental Protection Agency ("EPA"). The Company has been identified by

                    EV INTERNATIONAL, INC. AND SUBSIDIARIES
the EPA as the sole Potentially Responsible Person at this site. The remediation required by the EPA has been substantially completed as of February 29, 1996, and remains the financial responsibility of Mark IV. Therefore, the accompanying consolidated financial statements do not reflect any of the associated cleanup costs expended to date, or remaining to be expended as of February 29, 1996.

10.  FOREIGN OPERATIONS

     The Company's foreign operations are located in Europe and the Far East. Information concerning the Company's operations by geographic area for fiscal 1996 and 1995, and for the period from March 1, 1996 through February 10, 1997 is as follows:

                                                           1997         1996         1995
                                                         ---------    ---------    ---------
    Net sales to customers:
      United States....................................  $  80,800    $  88,200    $  91,000
      Foreign..........................................     96,300      107,300       94,300
                                                          --------     --------     --------
              Total net sales to customers.............  $ 177,100    $ 195,500    $ 185,300
                                                          ========     ========     ========
    Operating income:
      United States....................................  $  10,700    $  10,600    $  11,900
      Foreign..........................................      3,800        7,100        7,600
                                                          --------     --------     --------
              Total operating income...................  $  14,500    $  17,700    $  19,500
                                                          ========     ========     ========
    Identifiable assets:
      United States....................................               $  77,200    $  71,600
      Foreign..........................................                  87,700       81,000
                                                                       --------     --------
              Total identifiable assets................               $ 164,900    $ 152,600
                                                                       ========     ========

     The net sales to customers reflect the sales of the Company's operating units in each geographic area to unaffiliated customers. Export sales from the United States to unaffiliated customers were approximately $8,100 and $13,200 in fiscal 1996 and 1995, respectively, and approximately $8,160 for the period from March 1, 1996 through February 10, 1997.

11.  RELATED PARTY TRANSACTIONS

     Through February 10,1997, Mark IV provided and coordinated treasury, tax, audit, legal, medical and risk insurance, and benefits administration services to the various operating units of the Company. Insurance, legal, audit and direct employee benefits related costs have been allocated directly to the Company. An allocation of Mark IV's costs for tax, treasury and other administrative work performed has not been made as Mark IV management did not believe such costs to be significant. All intercompany accounts with Mark IV and its affiliates other than the Company and its subsidiaries have been included as a part of net equity.

     Certain bank indebtedness existed in certain of the Company's foreign subsidiaries. The amount of such indebtedness was controlled by Mark IV and is based on Mark IV's financing plans on a consolidated country-by-country basis. As a result, the accompanying consolidated financial statements exclude all such indebtedness and related interest expense for the periods presented.

     Mark IV also provided letters of credit for the Company's operating needs.

     The Company had an informal lease arrangement with Mark IV for a facility which it uses for its cabinet assembly requirements. The Company recognized an expense for this lease of approximately $234,000 and $205,000 in fiscal 1996 and 1995, respectively, and approximately $450 for the period from March 1, 1996 through February 10, 1997.

                     [This Page Intentionally Left Blank.]

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OF REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS FOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    4
Prospectus Summary.........................    5
Risk Factors...............................   16
Use of Proceeds............................   21
Capitalization.............................   22
Unaudited Pro Forma Financial
  Information..............................   23
Selected Historical and Pro Forma Financial
  Information..............................   29
Management's Discussion and Analysis of
  Financial Condition And Results of
  Operations...............................   32
Business...................................   37
Management.................................   51
Ownership of Capital Stock.................   55
Description of Capital Stock...............   56
The Acquisition............................   56
The Sponsor................................   57
Related Transactions.......................   57
Relationships with Mark IV.................   57
Description of Credit Facilities...........   59
The Exchange Offer.........................   62
Description of Notes.......................   67
Certain Federal Income Tax
  Considerations...........................  101
Book-entry; Delivery and Form..............  105
Plan of Distribution.......................  107
Legal Matters..............................  108
Independent Public Accountants.............  108

  UNTIL                , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================

                             EV INTERNATIONAL, INC.

                               OFFER TO EXCHANGE
                         11% SENIOR SUBORDINATED NOTES
                         DUE 2007, SERIES A, WHICH HAVE
                           BEEN REGISTERED UNDER THE
                            SECURITIES ACT OF 1933,
                          AS AMENDED, FOR ANY AND ALL
                             OUTSTANDING 11% SENIOR
                          SUBORDINATED NOTES DUE 2007.
                              --------------------
                                   PROSPECTUS
                              --------------------
                                            , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

          "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -- (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Article VI of the Company's By-Laws provides in regard to indemnification of directors and officers as follows:

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of an employee or agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 6.04 Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this Title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this Paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec.141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Paragraph (e) of Article Fifth of the Restated Certificate of Incorporation of the Company, as amended, provides as follows:

     "(e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Notwithstanding anything contained in this Certificate to the contrary, any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article FIFTH shall not adversely affect any rights or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such alteration, amendment, repeal or adoption."

     As permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, the Company has purchased and maintains insurance providing for reimbursement to elected directors and officers, subject to certain exceptions, of amounts they may be legally obligated to pay, including but not limited to damages, judgments, settlements, costs and attorneys' fees (but not including fines, penalties or matters not insurable under the law), as a result of claims and legal actions instituted against them to recover for their acts while serving as directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) LIST OF EXHIBITS

  EXHIBIT
  NUMBER                                      DESCRIPTION OF DOCUMENT
  ------            ----------------------------------------------------------------------------
     *2(a)   --     Purchase Agreement, dated December 12, 1996, among Gulton Acquisition Corp.,
                    Mark IV Industries, Inc., and Mark IV PLC, and Gulton Industries, Inc.
     *3(a)   --     Amended and Restated Certificate of Incorporation of Electro-Voice,
                    Incorporated, dated February 6, 1997.
     *3(b)   --     By-laws of Gulton Acquisition Corp., dated December 4, 1996.
     *4(a)   --     Indenture, dated March 24, 1997, between the Company and The Bank of New
                    York, as Trustee.
     *4(b)   --     Purchase Agreement, dated March 19, 1997, among EV International, Inc. (the
                    "Company") and Chase Securities Inc. and Smith Barney Inc. (together, the
                    "Initial Purchasers").
     *4(c)   --     Exchange and Registration Rights Agreement, dated March 24, 1997, between the Company and the Initial Purchasers.
     *4(d)   --     Credit Agreement, dated February 10, 1997, among the Gulton Acquisition
                    Corp., the lenders named on the signature pages thereof (the "Senior
                    Lenders") and The Chase Manhattan Bank, a New York banking corporation
                    ("Chase"), as administrative agent for such Senior Lenders (the
                    "Administrative Agent").
     *4(e)   --     Guarantee and Collateral Agreement, dated February 10, 1997, made by EVI
                    Audio Holding, Inc. and the Company in favor of the Administrative Agent for the benefit of the Senior Lenders and certain other secured parties.
     *4(f)   --     Patent and Trademark Security Agreement, dated February 10, 1997, made by the Company in favor of the Administrative Agent for the benefit of the lenders under the Credit Agreement.
    **5      --     Opinion of Debevoise & Plimpton regarding the legality of the New Notes being registered.
    *10(a)   --     Consulting Agreement, dated February 6, 1997, among EVI Audio Holding, Inc., the Company, and Greenwich Street Capital Partners, Inc.
    *10(b)   --     Employment Agreement, dated December 11, 1996, between Gulton Acquisition
                    Corp. and Robert Pabst.
    *10(c)   --     Employment Agreement, dated December 11, 1996, between Gulton Acquisition
                    Corp. and Paul McGuire.
    *10(d)   --     Employment Agreement, dated December 11, 1996, between Gulton Acquisition
                    Corp. and John Bolstetter.
    *10(e)   --     Tradename and Trademark License Agreement, dated February 10, 1997, between
                    Gulton Industries, Inc. and Mark IV Industries, Inc.
    *10(f)   --     Transition Services Agreement, dated February 10, 1997, between Gulton
                    Industries, Inc. and Mark IV Industries, Inc.
    *10(g)   --     Software License Agreement, dated February 10, 1997, between Gulton
                    Industries, Inc. and Mark IV Industries, Inc.
    *10(h)   --     Collective Bargaining Agreement, dated May 15, 1995, between Electro-Voice,
                    Inc. and the International Union of Electronic, Electrical, Salaried,
                    Machine and Furniture Workers, AFL-CIO, and its Local 662, relating to the
                    Company's manufacturing facility in Newport, Tennessee.
    *10(i)   --     Collective Bargaining Agreement, dated June 1, 1992, between Electro-Voice,
                    Inc. and the International Union of Electronic, Electrical, Technical,
                    Salaried and Machine and Furniture Workers, AFL-CIO, and its Local 663,
                    relating to the Company's manufacturing facility in Sevierville, Tennessee.

  EXHIBIT
  NUMBER                                      DESCRIPTION OF DOCUMENT
  ------            ----------------------------------------------------------------------------
    *10(j)   --     Collective Bargaining Agreement, dated March 18, 1993, between
                    Electro-Voice, Inc. and the International Union of Electronic, Electrical,
                    Technical, Salaried and Machine and Furniture Workers, AFL-CIO, and its
                    Local 900, relating to the Company's manufacturing facility in Buchanan,
                    Michigan.
    *10(k)   --     Collective Bargaining Agreement, dated June 20, 1994, between Altec Lansing
                    Corporation and the International Association of Machinists and Aerospace
                    Workers, AFL-CIO, and its Local Lodge No. 850, relating to the Company's manufacturing facility in Oklahoma City, Oklahoma.
    *10(l)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Sun Valley,
                    CA.
    *10(m)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Sylmar, CA.
    *10(n)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Buchanan,
                    MI (Cecil Street).
    *10(o)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Buchanan,
                    MI (Front Street).
    *10(p)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Oklahoma
                    City, OK.
    *10(q)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to Newport,
                    TN.
    *10(r)   --     Mortgage (or deed of trust), dated February 10, 1997, from EV International,
                    Inc., as Mortgagor, to the Administrative Agent, with respect to
                    Sevierville, TN.
    *12      --     Computation of Ratio of Earnings to Fixed Charges.
    *21      --     List of Subsidiaries of the Registrant.
    *23(a)   --     Consent of Coopers & Lybrand L.L.P.
    *23(b)   --     Consent of Arthur Andersen LLP.
    *23(c)   --     Consent of Appraisal Economic Inc.
   **23(d)   --     Consent of Debevoise & Plimpton (included in Opinion filed as Exhibit 5).
    *24      --     Powers of Attorney (included on signature pages to this Registration
                    Statement on Form S-4).
    *25      --     Statement of Eligibility and Qualification Under the Trust Indenture Act of
                    1939 (Form T-1) of The Bank of New York.
    *99.1    --     Form of Letter of Transmittal.
    *99.2    --     Form of Notice of Guaranteed Delivery.
    *99.3    --     Form of Exchange Agreement between the Company and the Exchange Agent.

---------------
 * Filed herewith.

** To be filed by amendment.

  (b) FINANCIAL STATEMENT SCHEDULES.

     Financial statement schedules of the Company for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable or have been disclosed in the notes to the financial statements and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

     The Registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (7) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, EV international, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buchanan, State of Michigan, on the th day of May, 1997.

                                          EV INTERNATIONAL, INC.

                                          By /s/       PAUL A. MCGUIRE
                                            ------------------------------------
                                            Paul A. McGuire
                                            Acting Co-Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. McGuire. Roger H. Gaines and Nicholas E. Somers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises. as fully and to all intents and purposes as he might or could do in persons hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:

         /s/ PAUL A. MCGUIRE              Acting Co-Chief Executive Officer       May 15, 1997
-------------------------------------
           Paul A. McGuire

         /s/ ROGER H. GAINES              Acting Co-Chief Executive Officer       May 15, 1997
-------------------------------------
           Roger H. Gaines

    PRINCIPAL ACCOUNTING OFFICER:

         /s/ MARCIA CHAPMAN                                                       May 15, 1997
-------------------------------------
           Marcia Chapman

DIRECTORS:

       /s/ NICHOLAS E. SOMERS
-------------------------------------     Director and Chairman of the Board      May 15, 1997
         Nicholas E. Somers

      /s/ ALFRED C. ECKERT III
-------------------------------------                  Director                   May 15, 1997
        Alfred C. Eckert III

      /s/ EDGAR S. WOOLARD, JR.
-------------------------------------                  Director                   May 15, 1997
        Edgar S. Woolard, Jr.

                *By:                                                              May   , 1997
-------------------------------------
          Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT                           PAGE NO.
------           --------------------------------------------------------------------    --------
   *2(a)   --    Purchase Agreement, dated December 12, 1996, among Gulton
                 Acquisition Corp., Mark IV Industries, Inc., and Mark IV PLC, and
                 Gulton Industries, Inc..............................................
   *3(a)   --    Amended and Restated Certificate of Incorporation of Electro-Voice,
                 Incorporated, dated February 10, 1997...............................
   *3(b)   --    By-laws of Gulton Acquisition Corp., dated December 4, 1996.........
   *4(a)   --    Indenture, dated March 24, 1997, between the Company and The Bank of
                 New York, as Trustee................................................
   *4(b)   --    Purchase Agreement, dated March 19, 1997, among EV International,
                 Inc. (the "Company") and Chase Securities Inc. and Smith Barney Inc.
                 (together, the "Initial Purchasers")................................
   *4(c)   --    Exchange and Registration Rights Agreement, dated March 24, 1997, between the Company and the Initial Purchasers......................
   *4(d)   --    Credit Agreement, dated February 10, 1997, among the Gulton
                 Acquisition Corp., the lenders named on the signature pages thereof
                 (the "Senior Lenders") and The Chase Manhattan Bank, a New York
                 banking corporation ("Chase"), as administrative agent for such
                 Senior Lenders (the "Administrative Agent").........................
   *4(e)   --    Guarantee and Collateral Agreement, dated February 10, 1997, made by
                 EVI Audio Holding, Inc. and the Company in favor of the
                 Administrative Agent for the benefit of the Senior Lenders and certain other secured parties.......................................
   *4(f)   --    Patent and Trademark Security Agreement, dated February 10, 1997, made by the Company in favor of the Administrative Agent for the benefit of the lenders under the Credit Agreement ..................
  **5      --    Opinion of Debevoise & Plimpton regarding the legality of the New
                 Notes being registered..............................................
  *10(a)   --    Consulting Agreement, dated February 6, 1997, among EVI Audio
                 Holding, Inc., the Company, and Greenwich Street Capital Partners,
                 Inc.................................................................
  *10(b)   --    Employment Agreement, dated December 11, 1996, between Gulton
                 Acquisition Corp. and Robert Pabst..................................
  *10(c)   --    Employment Agreement, dated December 11, 1996, between Gulton
                 Acquisition Corp. and Paul McGuire..................................
  *10(d)   --    Employment Agreement, dated December 11, 1996, between Gulton
                 Acquisition Corp. and John Bolstetter...............................
  *10(e)   --    Tradename and Trademark License Agreement, dated February 10, 1997, between Gulton Industries, Inc. and Mark IV Industries, Inc.........
  *10(f)   --    Transition Services Agreement, dated February 10, 1997, between
                 Gulton Industries, Inc. and Mark IV Industries, Inc.................
  *10(g)   --    Software License Agreement, dated February 10, 1997, between Gulton
                 Industries, Inc. and Mark IV Industries, Inc........................
  *10(h)   --    Collective Bargaining Agreement, dated May 15, 1995, between
                 Electro-Voice, Inc. and the International Union of Electronic,
                 Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, and
                 its Local 662, relating to the Company's manufacturing facility in
                 Newport, Tennessee..................................................
  *10(i)   --    Collective Bargaining Agreement, dated June 1, 1992, between
                 Electro-Voice, Inc. and the International Union of Electronic,
                 Electrical, Technical, Salaried and Machine and Furniture Workers,
                 AFL-CIO, and its Local 663, relating to the Company's manufacturing facility in Sevierville, Tennessee..................................

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT                           PAGE NO.
------           --------------------------------------------------------------------    --------
  *10(j)   --    Collective Bargaining Agreement, dated March 18, 1993, between
                 Electro- Voice, Inc. and the International Union of Electronic,
                 Electrical, Technical, Salaried and Machine and Furniture Workers,
                 AFL-CIO, and its Local 900, relating to the Company's manufacturing facility in Buchanan, Michigan......................................
  *10(k)   --    Collective Bargaining Agreement, dated June 20, 1994, between Altec
                 Lansing Corporation and the International Association of Machinists
                 and Aerospace Workers, AFL-CIO, and its Local Lodge No. 850,
                 relating to the Company's manufacturing facility in Oklahoma City,
                 Oklahoma............................................................
  *10(l)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Sun Valley, CA.
  *10(m)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Sylmar, CA.
  *10(n)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Buchanan, MI (Cecil Street).
  *10(o)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Buchanan, MI (Front Street).
  *10(p)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Oklahoma City, OK.
  *10(q)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Newport, TN.
  *10(r)   --    Mortgage (or deed of trust), dated February 10, 1997, from EV
                 International, Inc., as Mortgagor, to the Administrative Agent, with respect to Sevierville, TN.
  *12      --    Computation of Ratio of Earnings to Fixed Charges...................
  *21      --    List of Subsidiaries of the Registrant..............................
  *23(a)   --    Consent of Coopers & Lybrand........................................
  *23(b)   --    Consent of Arthur Andersen & Company................................
  *23(c)   --    Consent of Appraisal Economic Inc.
 **23(d)   --    Consent of Debevoise & Plimpton (included in Opinion filed as
                 Exhibit 5).
  *24      --    Powers of Attorney (included on signature pages to this Registration
                 Statement on Form S-4)..............................................
  *25      --    Statement of Eligibility and Qualification Under the Trust Indenture
                 Act of 1939 (Form T-1) of The Bank of New York......................
  *99.1    --    Form of Letter of Transmittal.......................................
  *99.2    --    Form of Notice of Guaranteed Delivery...............................
  *99.3    --    Form of Exchange Agreement between the Company and the Exchange
                 Agent...............................................................

---------------
*  Filed herewith.

** To be filed by amendment.